As filed with the U.S. Securities and Exchange Commission on March 19, 2021

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S‑1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7370	46-1814729
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2651 Lindell Road, Suite D131 | Las Vegas, Nevada 89103

(702) 318-7548

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Anthony Brian Goodman, Chief Executive Officer

Golden Matrix Group, Inc.

2651 Lindell Road, Suite D131 | Las Vegas, Nevada 89103

(702) 318-7548

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

Copies To:
David M. Loev, Esq.	Joseph Lucosky, Esq.
John S. Gillies, Esq.	Scott E. Linsky, Esq.
The Loev Law Firm, PC	Lucosky Brookman LLP
6300 West Loop South, Suite 280	101 Wood Avenue South, 5th Floor
Bellaire, Texas 77401	Woodbridge, NJ 08830
Telephone: (713) 524‑4110	Telephone: (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, $0.00001 par value per share(3)(4)	$10,000,000	$1,091.00

(1)

In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)

Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock split, stock dividends, recapitalizations, or other similar transactions.

(4)	Includes shares the underwriters have the option to purchase to cover over-allotments, if any.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdication where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MARCH 19, 2021

GOLDEN MATRIX GROUP, INC.

Shares of Common Stock

We are offering up to                             of shares (the “Shares”) of common stock, $0.00001 par value, of Golden Matrix Group, Inc., a Nevada corporation (the “Registrant”, “Golden Matrix” or the “Company”) in a firm commitment underwritten public offering.

Our common stock is presently quoted on the OTC Pink Market, operated by OTC Markets Group Inc., under the symbol “GMGI”. At present, there is a limited market for our common stock. We have applied to list our common stock on The NASDAQ Capital Market under the symbol “GMGI” simultaneously with the closing of this offering. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the NASDAQ Capital Market. We cannot guarantee that we will be successful in listing our common stock on the NASDAQ Capital Market; however, we will not complete this offering unless we are so listed (or our common stock is otherwise listed on the NYSE American).

On March 18, 2021, the last reported sale price for our common stock on the OTC Pink Market was $5.34 per share. Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

Investing in our common stock involves risks. You should carefully consider the “Risk Factors” starting on page 11 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus before you invest.

Prices of our common stock as reported on the OTC Pink Market may not be indicative of the prices of our common stock if our common stock were traded on some other exchange. Accordingly, an investment in our common stock is considered an illiquid investment and subject to many risks.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1)	Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.
(2)	We estimate the total expenses payable by us, excluding the underwriting discount, will be approximately $ .

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

To the extent the underwriters sell more than                 shares of our common stock, the underwriters have the option to purchase up to an additional       shares of our common stock from us at the public offering price, less the underwriting discount, within 45 days following the date of this prospectus. The underwriters expect to deliver the shares of common stock to the purchasers on or about                      , 2021, subject to customary closing conditions.

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

The date of this prospectus is March 19, 2021.

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No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”).

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 90, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 90.

We will disclose any material changes in our affairs in a post‑effective amendment to the registration statement of which this prospectus is a part, or a prospectus supplement. We do not imply or represent by delivering this prospectus that Golden Matrix Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 9 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Golden Matrix Group, Inc., is also based on our good faith estimates.

On April 27, 2020, we filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State pursuant to which we affected a reverse stock split of our authorized and issued and outstanding common stock in a ratio of 1-for-150. As a result of such filing, our authorized shares of common stock decreased from 6 billion to 40 million and our issued and outstanding shares of common stock decreased in a ratio of 1-for-150. All fractional shares of common stock remaining after the reverse split were rounded up to the nearest whole share. Pursuant to Section 78.207(1) of the Nevada Revised Statutes (“NRS”), shareholder approval was not required for this transaction. The Certificate of Change was effective with the Financial Industry Regulatory Authority (FINRA) on June 26, 2020. The effects of the Reverse Stock Split are retroactively reflected throughout this prospectus.

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On May 12, 2020, the Board of Directors of the Company approved a change in the Company’s fiscal year from July 31 to January 31, effectively immediately. As a result thereof, the Company has presented information in this prospectus, where applicable, as of January 31, 2021 (the end of its most-recent fiscal year end—except for financial information, which is presented as of, and for the three and nine months ended, October 31, 2020, the latest period during which financial statements are available), for the year ended January 31, 2021, for the six month transition period ended January 31, 2020, and for the fiscal years ended July 31, 2019 and 2018.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Golden Matrix” and “Golden Matrix Group” refer to Golden Matrix Group, Inc. and its subsidiaries.

In addition:

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.

All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward‑looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward‑looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions. Examples of forward-looking statements include statements relating to macroeconomic conditions; our expectations regarding future growth, including future revenue and earnings increases; our expectations regarding new products and market acceptance of current and new products; anticipated changes in regulations and market acceptance of our products and industry; our growth plans and opportunities, including our strategies for future acquisitions, future product expansion, potential client marketing and targeting and potential geographic expansion; estimated returns on future acquisitions; and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape for our products, plans or intentions relating to acquisitions and developments and other information that is not historical information, and our assumptions underlying these expectations.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward‑looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward‑looking statements as a result of various factors.

Because forward‑looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward‑looking statements as predictions of future events. The events and circumstances reflected in the forward‑looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward‑looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward‑looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward‑looking statements. We caution investors not to place significant reliance on the forward‑looking statements contained in this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock as discussed under “Risk Factors.”

About Golden Matrix Group, Inc.

We are an established provider of enterprise Software-as-a-Service (“SaaS”) solutions for online casino operators and online sports betting operators, commonly referred to as iGaming operators.

We develop and own online gaming intellectual property (IP) and build configurable and scalable, turn-key and white-label gaming platforms for our international customers, located primarily in the Asia Pacific region.

As of January 31, 2021, our systems had over 3.5 million registered players and a total of more than 400 unique casino and live game operations.

The GM-X System provides access to over 4,000 unique, state of the art, online games, delivered by some of the world’s leading gaming providers.

Players play approximately 14 million games a day and also wager approximately $14.5 million a day via the GM-X System platform.

The GM-X System turnkey solution (including modular, configurable and scalable gaming platforms), is a complete software package for starting an online gaming business, incorporating all the tools and gaming content necessary to run an online Casino and/or Sportsbook and offers a full suite of tools and features for successfully operating and maintaining an online gaming website; from player registration to user management and content management.

The GM-X System has been deployed primarily in the Asia Pacific and we are currently focused on expanding our deployment into Europe, U.S., South America, and Africa. The online gambling industry, in the U.S., is essentially regulated at the state level. The Company is currently in discussions with multiple specialist gaming attorneys in the U.S. and currently plans to engage one of these gaming specialists to represent the Company in its applications for a gaming license in the U.S.

The GM-X System provides a platform that facilitates gaming customers in operating online casinos, sportsbooks, lottery, and live games and provides customers with seamless access to large portfolios of licensed gaming content, provided by established and licensed and accredited gaming content providers. The Company has distribution agreements with third party content providers to resell their game content. The game content includes games such as slots, table games (e.g., roulette, blackjack, and poker), sportsbooks and live games. A live game is when a live casino game is shown via a live streaming video link in real time from a casino table wherein live dealers deal cards from a licensed studio and allow players to place an online bet on the outcome of the card game.

The Company is granted distribution rights for the gaming content that it provides to its customers.

The Company has developed its own proprietary Peer-to-Peer E-sports gaming product which is expected to launch in the coming months. This product will be marketed as the Player2P Platform (“Player2P”). The Player2P brand will be focused solely on esports gambling and 18+ gaming (i.e., gaming by those 18 years of age or older). Player2P is expected to not only offer users traditional casino style games but allow players to compete against each other while playing E-sport console games.

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In addition to launching the Player2P product into our existing distribution network, we will aim to launch this business-to-consumer (B2C) platform into selected States in the U.S., subject to regulatory approvals.

The Company plans to launch Player2P games as an E-sport skill game wherein competitive contestants compete against live opponents in video games, either online or in-person with real money at stake, subject to compliance with applicable law, and approval from applicable authorities.

Our GM-X System is designed to enable our customers to rapidly launch and scale their iGaming and online sportsbook operations. The GM-X System supports both social and real money online casino gaming (“iGaming”). The back-office of the GM-X System contains comprehensive player management capabilities, in which customer and player activity data is stored and processed in real-time. The back office offers analytic and reporting tools to help our customers create loyalty and attempt to generate the highest value from players. The GM-X System also provides customers access to extensive and comprehensive data to assist them with optimizing player value and loyalty.

Our customers are primarily licensed online gaming operators. The Company also provides services and resells third party gaming content to licensed online gaming distributors. The majority of the Company’s customers hold gaming licenses in Asia, South America, and Europe. The Company provides business-to-business services and products and does not deal directly with players.

Our Business Model

We provide platform and software services to our customers as well as third party gaming content which are all central to customer’s real money and social iGaming operations. We also provide associated services including software development and technical and customer support.

Our customers are primarily online casino operators and online sports betting operators, commonly referred to as iGaming operators, as well as the third party gaming content distributors which are essentially resellers of our gaming content and our systems. Our customers are located in the Asia Pacific region, as well as in Europe.

We earn revenue through a number of different streams, including:

(1)	Online iGaming platform and software services;
(2)	Resale of online gaming content from third party gaming content providers;
(3)	Software Development Services; and
(4)	Customer Support and Technical Support services.

In respect of our iGaming platform and third party content, our revenue is calculated on a share of the revenues generated by our customers’ use of our platform and gaming content in their offering of real money iGaming and social iGaming to their players.

The Gaming Industry and Our Market

               According to an April 2020 report by Grand View Research, the global online gambling market size was valued at $53.7 billion in 2019 and is expected to grow at a compound annual growth rate (CAGR) of 11.5% from 2020 to 2027, reaching $127.3 billion by 2027.

According to a study by Grand View Research, the online gaming industry is expected to witness substantial growth over the next five years and, in addition to the growth opportunity we see within our existing core markets, a large and growing universe of additional potential new customers for the GM-X System. Our focus will be on developing markets such as Latin America, Africa, and selected U.S. States that are currently implementing regulated frameworks for allowing real money betting. As a result, we believe we have a significant opportunity to expand our tried and tested systems into a much broader global market because our proprietary gaming technologies are flexible and scalable and have been built and tested over many years.

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Our core markets are currently the Asia-Pacific (APAC) region and while we have a solid customer base; we are continuing to engage new gaming operators on a regular basis and we anticipate that our current operators will continue to grow. A September 2020 report by Statista reports that the gaming industry (including all games, not just online gambling) in the APAC region will be worth more than $174 billion by 2021, after seeing APAC games revenue amounting to $72.2 billion in 2019, which was more than double the revenue of the North American gaming market. Our vision is to become the platform of choice for casinos and sportsbook operators seeking to transition from a land-based casino and sportsbook environment onto an online environment.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and local jurisdictions began issuing “stay-at-home” orders. The range of possible impacts on the Company’s business from the coronavirus pandemic could include: (i) changing demand for the Company’s products and services; (ii) rising bottlenecks in the Company’s supply chain; and (iii) increasing contraction in the capital markets. At this time, the Company believes that it is premature to determine the potential impact on the Company’s business prospects from these or any other factors that may be related to the coronavirus pandemic; however, it is possible that COVID-19 and the worldwide response thereto, may have a material negative effect on our operations, cash flows and results of operations.

Currently we believe that we have sufficient cash on hand, and availability to raise additional funding, or borrow additional funding, as needed, to support our operations for the foreseeable future; however, we will continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic.

The future impact of COVID-19 on our business and operations is currently unknown. The pandemic is developing rapidly and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

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our need for significant additional financing to grow and expand our operations, the availability and terms of such financing, and potential dilution which may be caused by such financing, if obtained through the sale of equity or convertible securities;

•	the impact of the COVID-19 pandemic on the Company;
•	the ability of the Company to manage growth;
•	our limited operating history;
•	disruptions caused by acquisitions;
•	the Company’s reliance on its management;
•	the fact that the Company’s Chief Executive Officer has voting control over the Company;
•	related party relationships and the significant portion of the Company’s revenues generated thereby, as well as conflicts of interest related thereto;
•	the potential effect of economic downturns and market conditions on the Company’s operations and prospects;
•	the Company’s ability to protect proprietary information;

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•	the ability of the Company to compete in its market;
•	the Company’s lack of effective internal controls;
•	dilution caused by efforts to obtain additional financing;
•	the effect of future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations;
•	the risks associated with gaming fraud, user cheating and cyber-attacks;
•	risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely, as well as cybersecurity and hacking risks;
•	foreign exchange and currency risks;
•	the outcome of contingencies, including legal proceedings in the normal course of business;
•	the ability to compete against existing and new competitors;
•	the lack of a market for our securities and the volatility in the trading prices thereof caused thereby;
•	claims relating to alleged violations of intellectual property rights of others and our ability to maintain our intellection property rights;
•	the dependence on current management;
•	the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments;
•	the ability to close the offering, and obtain a listing of our common stock on NASDAQ;
•	dilution caused by the sale of common stock in this offering, and management’s use of such funds;
•	general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products; and
•	Other risks disclosed below under “Risk Factors”.

Company Information

Our executive offices are located at 2651 Lindell Road, Suite D131, Las Vegas, Nevada 89103, and our telephone number is (702) 318-7548. Our corporate website address is https://goldenmatrix.com. Information contained on, or accessible through, our websites are not a part of, and are not incorporated by reference into, this prospectus.

NASDAQ Listing

We have applied to list our common stock on The NASDAQ Capital Market. If our application to The NASDAQ Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on The NASDAQ Capital Market (or the NYSE American), we will not complete the offering.

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THIS OFFERING

The following summary contains general information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Issuer:	Golden Matrix Group, Inc., a Nevada corporation.

Common stock offered by us:	Up to shares of common stock (up to shares of common stock if the underwriters exercise their over-allotment option in full).

Underwriters’ Over-allotment option:

We have granted to the underwriters an option to purchase up to an additional                    shares of common stock exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts and commissions. The underwriters may exercise this option in full or in part at any time and from time to time until 45 days after the date of this prospectus.

Common stock outstanding before this offering:	22,741,665 shares of common stock.

Common stock to be outstanding after this offering:	shares of common stock.

Use of Proceeds:

We expect to receive net proceeds from this offering of approximately $             million (or approximately $                 million if the underwriters exercise in full their option to purchase                additional shares of our common stock) after deducting estimated underwriting discounts and commissions, and after our offering expenses, estimated at $         million. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures. In addition, we may use a portion of the net proceeds of this offering to finance future acquisitions or invest in complementary businesses, services, technologies or intellectual property rights. We do not have any agreements or commitments with respect to any such acquisitions or investments at this time. See “Use of Proceeds.” The estimate of net proceeds discussed above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

Risk factors:

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently only a limited market exists for our common stock. Please refer to the section entitled “Risk Factors” before making an investment in our common stock.

Dividend policy:

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Trading symbol and Listing:

Our common stock is presently quoted on the OTC Pink Market, operated by OTC Markets Group Inc., under the trading symbol “GMGI”. We have applied to list our common stock on The NASDAQ Capital Market under the symbol “GMGI”. The approval of our listing on The NASDAQ Capital Market or NYSE American is a condition of closing this offering.

Lock-Up:

Our directors, executive officers, and certain shareholders have agreed with the Representative (defined below) not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of               days commencing on the date of this prospectus.

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Unless we indicate otherwise, all information in this prospectus:

●	is based on 22,741,665 shares of common stock issued and outstanding as of March 18, 2021;

●	assumes no exercise by the representative of the underwriters of its option to purchase up to an additional shares of common stock to cover over-allotments, if any;

●	excludes 1,000,000 shares of our common stock issuable upon the exercise of warrants to purchase 1,000,000 shares of common stock with an exercise price of $6.00 per share;

●	excludes 12,686,664 shares of our common stock issuable upon the exercise of options to purchase 12,686,664 shares of common stock with a weighted average exercise price of $0.41 per share; and

●	assumes no further awards under the Company’s equity compensation plans.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the six months ended January 31, 2020, and the years ended July 31, 2019 and 2018 and the balance sheet data as of January 31, 2020 and July 31, 2019 are derived from the audited financial statements. The summary historical financial data for the nine months ended October 31, 2020 and 2019 and the balance sheet data as of October 31, 2020 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

Statement of Operations Data (in thousands)

	Nine Months Ended October 31,		Six Months Ended January 31,	Year Ended July 31,
	2020	2019	2020	2019	2018
	(unaudited)
Revenues	$1,638	$812	$671	$452	$—
Revenues-related party	1,634	1,600	1,088	2,429	916
Cost of goods sold	(1,045)	84	(57)	(22)	(72)
Gross profit	2,226	2,496	1,701	2,860	844
General administrative and expense	415	275	231	321	186
General administrative and expense – related party	1,313	399	66	200	209
Gain (loss) from operations	370	1,597	974	1,812	(991)
Total other expense	(23)	(35)	(8)	(42)	(327)
Net income	$346	$1,562	$967	$1,770	$(1,318)
Net income (loss) per share - basic	$0.02	$0.08	$0.05	$0.09	$(0.17)
Net income (loss) per share - diluted	$0.01	$0.06	$0.03	$0.06	$(0.17)

Balance Sheet Data (in thousands)
	October 31, 2020 (Unaudited)	January 31, 2020	July 31, 2019
Cash and cash equivalents	$5,010	$1,857	$1,731
Working capital (1)	5,854	2,473	1,178
Total assets	6,812	3,707	3,005
Total liabilities	958	1,234	1,972
Shareholders’ equity	$5,854	$2,473	$1,033

(1) Working capital represents total current assets less total current liabilities.

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RISK FACTORS

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with the other information included in this prospectus, before you decide to invest in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to the Company in General

We may require additional financing, and we may not be able to raise funds on favorable terms, or at all.

We had working capital of $5,854,060 as of October 31, 2020. With our current cash on hand, expected revenues, and based on our current average monthly expenses, we do not anticipate the need for additional funding in order to continue our operations at their current levels, and to pay the costs associated with being a public company, for the next 12 months, but may require additional funding in the future to support our operations and/or may seek to raise additional funding in the future to expand or complete acquisitions.

The most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, we may incur debt in the future, and may not have sufficient funds to repay our future indebtedness or may default on our future debts, jeopardizing our business viability.

We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to expand our operations and business, which might result in the value of our common stock decreasing in value or becoming worthless. Additional financing may not be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Obtaining additional financing contains risks, including:

●	additional equity financing may not be available to us on satisfactory terms and any equity we are able to issue could lead to dilution for current shareholders;

●

loans or other debt instruments may have terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions, which are not acceptable to management or our directors;

●	the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate debt financing; and

●

if we fail to obtain required additional financing to grow our business, we would need to delay or scale back our business plan, reduce our operating costs, or reduce our headcount, each of which would have a material adverse effect on our business, future prospects, and financial condition.

Global pandemics, such as COVID-19 have had, and could in the future have an adverse impact on our revenue and results of operations.

Our business and operations have been and could in the future be adversely affected by health epidemics, such as the global COVID-19 pandemic. The COVID-19 pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which we and our clients and partners operate, and are significantly impacting economic activity and financial markets. Many customers have decreased or paused their spending as a response to the economic uncertainty, declines in business activity, and other COVID-19-related impacts, which have negatively impacted, and may continue to negatively impact, our revenue and results of operations, the extent and duration of which may not be able to be accurately predicted. In addition, our clients’ businesses or cash flows have been and may continue to be negatively impacted by COVID-19, which has and may continue to lead them to seek adjustments to payment terms or delay making payments or default on their payables, any of which may impact the timely receipt and/or collectability of our receivables.

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Our operations are subject to a range of external factors related to the COVID-19 pandemic that are not within our control. There can be no assurance that precautionary measures, whether adopted by us or imposed by others, will be effective, and such measures could negatively affect our sales, marketing, and client service efforts, delay and lengthen our sales cycles, decrease our employees’ or clients’ or partners’ productivity, or create operational or other challenges, any of which could harm our business and results of operations.

The economic uncertainty caused by the COVID-19 pandemic has made and may continue to make it difficult for the forecasting of revenue and operating results and to make decisions regarding operational cost structures and investments. The duration and extent of the impact from the COVID-19 pandemic depend on future developments that cannot be accurately predicted at this time, and if we are not able to respond to and manage the impact of such events effectively, our business may be harmed.

We may have difficulty obtaining future funding sources, if needed, and we may have to accept terms that would adversely affect shareholders.

We will need to raise funds from additional financing in the future to complete our business plan and may need to raise additional funding in the future to support our operations. We have no commitments for any financing and any financing commitments may result in dilution to our existing shareholders. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our shareholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Additionally, we may raise funding by issuing convertible notes, which if converted into shares of our common stock would dilute our then shareholders’ interests. Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions, or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

If we are unable to manage future growth effectively, our profitability and liquidity could be adversely affected.

Our ability to achieve our desired growth depends on our execution in functional areas such as management, sales and marketing, finance and general administration and operations. To manage any future growth, we must continue to improve our operational and financial processes and systems and expand, train and manage our employee base and control associated costs. Our efforts to grow our business, both in terms of size and in diversity of customer bases served, will require rapid expansion in certain functional areas and put a significant strain on our resources. We may incur significant expenses as we attempt to scale our resources and make investments in our business that we believe are necessary to achieve long-term growth goals. If we are unable to manage our growth effectively, our expenses could increase without a proportionate increase in revenue, our margins could decrease, and our business and results of operations could be adversely affected.

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Because we have a limited operating history our future operations may not result in profitable operations.

There is no significant operating history upon which to base any assumption as to the likelihood that we will prove successful, and we may never achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. During the three and nine months ended October 31, 2020 and 2019, revenues from related party were $570,768 and $519,569 and $1,633,702 and $1,599,526, respectively, and revenues from third parties were $920,696 and $362,276 and $1,637,951 and $812,295, respectively. The increase of total revenue can be attributed to the increasing registered end-users from our third party customers. We may not generate profitable operations in the future to ensure our continuation.

The Company’s planned Player2P gaming product may not receive regulatory approvals.

The Company has developed its own proprietary Peer-to-Peer E-sports gaming product, which is expected to launch in the coming months. This product will be marketed as the Player2P Platform (“Player2P”). The Player2P brand will be focused solely on esports gambling and 18+ gaming (i.e., gaming by those 18 years of age and older). Player2P is expected to not only offer users traditional casino style games but allow players to compete against each other while playing E-sport console games. In addition to launching the Player2P product into our existing distribution network, we will aim to launch this business-to-consumer (B2C) platform into selected States in the U.S., subject to regulatory approvals. The Company plans to launch Player2P games as an E-sport skill game wherein competitive contestants compete against live opponents in video games, either online or in-person with real money at stake, subject to compliance with applicable law, and approval from applicable authorities. In the event Player2P does not receive regulatory approvals we may be unable to launch Player2P in the U.S. or other jurisdictions, or such launch might be impractical, which would ultimately cause such product not to be successful. In such case the funds used by the Company to develop such game may be lost, which may have a material adverse effect on our results of operations and/or prospects, and ultimately the value of our securities.

We rely on our management and if they were to leave our company our business plan could be adversely affected.

We are largely dependent upon the personal efforts and abilities of our existing management, including our Chief Executive Officer and Chairman, Anthony Brian Goodman, who plays an active role in our operations. Moving forward, should the services of Mr. Goodman be lost for any reason, the Company will incur costs associated with recruiting replacements and any potential delays in operations which this may cause. If we are unable to replace such individual with a suitably trained alternative individual(s), we may be forced to scale back or curtail our business plan.

We do not currently have any key person life insurance policies on our executive officers. If our executive officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

Our executive officer controls a majority of our voting securities and therefore has the ability to influence matters affecting our shareholders.

Our Chief Executive Officer and Chairman, Anthony Brian Goodman, beneficially owns approximately 99.98% of our voting shares. As a result, he has the ability to influence matters affecting our shareholders and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, the power to prevent or cause a change in control and to determine the outcome of most matters submitted to a vote of our shareholders.

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Any investor who purchases shares will be a minority shareholder and as such will have little to no say in the direction of the Company and the election of directors. Additionally, it will be difficult if not impossible for investors to remove our current directors, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company’s common stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions. Because of Mr. Goodman’s voting control, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Additionally, the interests of Mr. Goodman may differ from the interests of the other shareholders and thus result in corporate decisions that are averse to other shareholders. This concentrated control limits or severely restricts other shareholders’ ability to influence corporate matters and Mr. Goodman may take actions that some of our shareholders do not view as beneficial, each of which could reduce the market price of our securities.

Economic downturns and market conditions beyond our control could adversely affect our business, financial condition and results of operations.

Our business depends on the overall demand for gaming platforms, systems and gaming content and other technology offerings, on the economic health of customers that benefit from our products. Economic downturns or unstable market conditions may cause customers to decrease or pause their acquisition budgets, which could reduce spending on our products and adversely affect our business, financial condition and results of operations. Similarly, economic downturns could also decrease the amount of disposable income end-users have available for gaming platforms, systems and gaming content. Additionally, as described above, public health crises may disrupt the operations of our customers and partners for an unknown period of time, including as a result of travel restrictions and/or business shutdowns, all of which could negatively impact their business and results of operations, including cash flows.

If we are unable to protect our proprietary information or other intellectual property, our business could be adversely affected.

We rely to a significant degree on trade secret laws to protect our proprietary information and technology. Breaches of the security of our data center systems and infrastructure or other IT resources could result in the exposure of our proprietary information. Additionally, our trade secrets may be independently developed by competitors. The steps we have taken to protect our trade secrets and proprietary information may not prevent unauthorized use or reverse engineering of our trade secrets or proprietary information. Additionally, to the extent that we have not registered the copyrights in any of our copyrightable works, we will need to register the copyrights before we can file an infringement suit in the United States (or another jurisdiction), and our remedies in any such infringement suit may be limited.

Effective protection of our intellectual property rights may require additional filings and applications in the future. However, pending and future applications may not be approved, and any of our existing or future patents, trademarks or other intellectual property rights may not provide sufficient protection for our business as currently conducted or may be challenged by others or invalidated through administrative process or litigation. Additionally, patent rights in the United States have switched from the former “first-to-invent” system to a “first-to-file” system, which may favor larger competitors that have the resources to file more patent applications. Additionally, to the extent that our employees, contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights to such intellectual property.

Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology adequately against unauthorized third party copying, infringement or use, which could adversely affect our competitive position.

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To protect or enforce our intellectual property rights, we may initiate litigation against third parties. Any lawsuits that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Additionally, we may unintentionally provoke third parties to assert claims against us. These claims could invalidate or narrow the scope of our intellectual property. We may not prevail in any lawsuits that we may initiate and the damages or other remedies awarded, if any, may not be commercially valuable. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property. The occurrence of any of these events may adversely affect our business, financial condition and results of operations.

We may suffer if it is alleged or determined that our technology or another aspect of our business infringes on the intellectual property rights of others.

The gaming platforms, systems and gaming content industries are characterized by the existence of large numbers of patents, copyrights, trademarks, trade secrets and other intellectual property and proprietary rights. Companies in these industries are often required to defend against litigation claims that are based on allegations of infringement or other violations of intellectual property rights. Our technologies may not be able to withstand any third party claims or rights against their use.

Our success depends, in part, upon the non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement or misappropriation without major financial expenditures or adverse consequences. From time to time, we may be the subject of claims that our solutions and underlying technology infringe or violate the intellectual property rights of others.

Regardless of whether claims against us have any merit, these claims will likely be time-consuming and costly to evaluate and defend, and the outcome of any litigation is inherently uncertain. Some of our competitors have substantially greater resources than we do and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could. Claims that we are infringing on patents or other intellectual property rights could:

•	subject us to significant liabilities for monetary damages, which may be tripled in certain instances;

•

prohibit us from developing, commercializing or continuing to provide some or all of our offerings unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, who may not be willing to offer them on terms that are acceptable to us, or at all;

•	subject us to indemnification obligations or obligations to refund fees to, and adversely affect our relationships with, our then clients, customers and partners;

•	cause delays or stoppages in providing offerings;

•	cause clients, potential clients, and partners to avoid working with us;

•	divert the attention and resources of management and technical personnel;

•	harm our reputation; and

•	require technology or branding changes to our offerings that could cause us to incur substantial costs.

A significant amount of our revenues come from related parties and only a limited number of customers, and if we were to lose any of those customers, our results of operations could be adversely affected.

At the present time, we are dependent on a limited number of customers for all of our business, revenue and results of operations, the most significant of which is a related party. The Company’s major revenues for the nine months ended October 31, 2020 were from two customers, Articulate Pty Ltd (a related party which is beneficially owned by Anthony Brian Goodman, our Chief Executive Officer and Chairman, and his wife)(“Articulate”) and Red Label Technology Pty Ltd. (“Red Label”). During the three and nine months ended October 31, 2020 and 2019, revenues from related party (Articulate) were $570,768 and $519,569 and $1,633,702 and $1,599,526, respectively, and revenues from a third party (Red Label) were $920,696 and $362,276 and $1,637,951 and $812,295, respectively. As of October 31, 2020, the Company the Company had a $1,046,280 receivable from Articulate.

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As a result, the majority of our revenues have historically been due to only two customers, including Articulate, which is a related party, provided that we have recently expanded our customer base. As a result, in the event our customers do not pay us amounts owed, terminate work in progress or we are unable to find new customers moving forward, it could have a materially adverse effect on our results of operations and could force us to curtail or abandon our current business operations. Additionally, Mr. Goodman, who controls Articulate, may have conflicts of interest, or perceived conflicts of interest with the Company and/or its shareholders, and any change in the terms of the Company’s agreements or understandings with Articulate may have a material adverse effect on the Company and the value of its securities.

If we are not able to compete effectively against companies with greater resources, our prospects for future success will be jeopardized.

The gaming platforms, systems and gaming content industries are highly competitive. We compete with numerous local competitors for such services. Many of our competitors are larger, more established companies with greater resources to devote to marketing, as well as greater brand recognition. Moreover, if one or more of our competitors or suppliers were to merge, the change in the competitive landscape could adversely affect our competitive position. Additionally, to the extent that competition in our markets intensifies, we may be required to reduce our prices in order to remain competitive. If we do not compete effectively, or if we reduce our prices without making commensurate reductions in our costs, our net sales, margins, and profitability and our future prospects for success may be harmed.

Changes in ownership of competitors or consolidations within the gaming industry may negatively impact pricing and lead to downward pricing pressures which could reduce revenue.

A decline in demand for our products in the gaming industry could adversely affect our business. Demand for our products is driven primarily by the replacement of existing services as well as the expansion of existing online gaming, and the expansion of new channels of distribution, such as mobile gaming. Additionally, consolidation within the online gambling market could result in us facing competition from larger combined entities, which may benefit from greater resources and economies of scale. Also, any fragmentation within the industry creating a number of smaller, independent operators with fewer resources could also adversely affect our business as these operators might cause a further slowdown in the replacement cycle for our products.

We have identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting. If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. Our management has determined that our disclosure controls and procedures were not effective as of October 31, 2020. Separately, management assessed the effectiveness of the Company’s internal control over financial reporting as of January 31, 2020, and determined that such internal control over financial reporting was not effective as a result of such assessment.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

Maintaining effective disclosure controls and procedures and effective internal control over financial reporting are necessary for us to produce reliable financial statements and the Company is committed to remediating its material weaknesses in such controls as promptly as possible. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations, which in turn could have a material adverse effect on our financial condition and the trading price of our common stock, and/or result in litigation against us or our management. In addition, even if we are successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or our periodic reports filed with the SEC.

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Risks Related to Our Industry

We operate in a rapidly evolving industry and if we fail to successfully develop, market or sell new products or adopt new technology, it could materially adversely affect our results of operations and financial condition.

Our software products compete in a market characterized by rapid technological advances, evolving standards in software technology and frequent new product introductions and enhancements that may render existing products and services obsolete. Competitors are continuously upgrading their product offerings with new features, functions and content. In addition, we attempt to continuously refine our software and technology offerings to address regulatory changes in the markets in which we operate and plan to operate. In order to remain competitive, we will need to continuously modify and enhance our technology platform and service offerings. We may not be able to respond to rapid technological changes in our industry. In addition, the introduction of new products or updated versions of existing products has inherent risks, including, but not limited to, risks concerning:

●	product quality, including the possibility of software defects, which could result in claims against us or the inability to sell our products;

●	the accuracy of our estimates of customer demand, and the fit of the new products and features with a customer’s needs;

●	the need to educate our personnel to work with the new products and features, which may strain our resources and lengthen sales;

●	market acceptance of initial product releases; and

●	competitor product introductions or regulatory changes that render our new products obsolete.

We cannot assure you that we will be successful in creating new technology for our products in the future. We may encounter errors resulting from a significant rewrite of the software code. In addition, as we transition to newer technology platforms for our products, our customers may encounter difficulties in the upgrade process, which could cause them to lose revenue or review their alternatives with a competing supplier.

Developing, enhancing and localizing software is expensive, and the investment in product development may involve a long payback cycle. Our future plans include additional investments in development of our software and other intellectual property. We believe that we must continue to dedicate a significant amount of resources to our development efforts to maintain our competitive position. However, we may not receive significant revenue from these investments for several years, if at all. In addition, as we or our competitors introduce new or enhanced products, the demand for our products, particularly older versions of our products may decline.

The online gaming industry is highly competitive, and if we fail to compete effectively, we could experience price reductions, reduced margins or loss of revenues.

The online gaming industry is highly competitive. A number of companies offer products that are similar to our products and target the same markets as we do. Certain of our current and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition, broader or more integrated product offerings, larger technical staffs and a larger installed customer base than we do. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, develop superior products, and devote greater resources to the development, promotion and sale of their products than we can.

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Because of the rapid growth of our industry, and the relatively low capital barriers to entry in the software industry, we expect additional competition from other established and emerging companies. Additionally, as our customers become more experienced or successful, they may look to develop their own proprietary solutions or may look more aggressively at competing platforms. Additionally, our competitors could combine or merge to become more formidable competitors or may adapt more quickly than we can to new technologies, evolving industry trends and changing customer requirements. If we fail to compete effectively, (a) we could be compelled to reduce prices in order to be competitive, which could reduce margins, or (b) we would lose market share, any of which could materially adversely affect our strategy, our business, results of operations and financial condition.

Competition within the global entertainment and gaming industries is intense and our existing and future offerings may not be able to compete against other competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and gaming options on the Internet. If our offerings do not continue to be popular, our business could be harmed.

We operate in the global entertainment and gaming industries. The users of our offerings face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and in-person casinos, are more well established and may be perceived by our users to offer greater variety, affordability, interactivity and enjoyment. Our products compete with these other forms of entertainment for the discretionary time and income of end users. If we are unable to sustain sufficient interest in our products and offerings in comparison to other forms of entertainment, including new forms of entertainment, our business model may not continue to be viable.

A reduction in discretionary consumer spending, from an economic downturn or disruption of financial markets or other factors, could negatively impact our financial performance.

Gaming and other leisure activities that our customers offer represent discretionary expenditures and players’ participation in those activities may decline if discretionary consumer spending declines, including during economic downturns, when consumers generally earn less disposable income. Changes in discretionary consumer spending or consumer preferences are driven by factors beyond our control, such as:

●	perceived or actual general economic conditions;
●	fears of recession and changes in consumer confidence in the economy;
●	high energy, fuel and other commodity costs;
●	the potential for bank failures or other financial crises;
●	a soft job market;
●	an actual or perceived decrease in disposable consumer income and wealth;
●	increases in taxes, including gaming taxes or fees; and
●	terrorist attacks or other global events.

During periods of economic contraction, our revenues may decrease while most of our costs remain fixed and some costs even increase, resulting in decreased earnings.

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We face the risk of fraud, theft, and cheating.

We face the risk that third-parties, employees or consultants may attempt or commit fraud or theft or cheat using our products. Such risks include backdoors, nefarious code and other efforts. Failure to discover such acts or schemes in a timely manner could result in losses in our operations and those of our customers. Negative publicity related to such acts or schemes could have an adverse effect on our reputation, potentially causing a material adverse effect on our business.

We face cyber security risks that could result in damage to our reputation and/or subject us to fines, payment of damages, lawsuits and restrictions on our use of data.

Our information systems and data, including those we maintain with our third party service providers, may be subject to cyber security breaches in the future. Computer programmers and hackers may be able to penetrate our network security and misappropriate, copy or pirate our confidential information or that of third parties, create system disruptions or cause interruptions or shutdowns of our internal systems and services. Our website may become subject to denial-of-service attacks, where a website is bombarded with information requests eventually causing the website to overload, resulting in a delay or disruption of service. Computer programmers and hackers also may be able to develop and deploy viruses, worms and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. Also, there is a growing trend of advanced persistent threats being launched by organized and coordinated groups against corporate networks to breach security for malicious purposes.

The techniques used to obtain unauthorized, improper, or illegal access to our systems, our data or customers’ data, disable or degrade service, or sabotage systems are constantly evolving and have become increasingly complex and sophisticated, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched. Although we have developed systems and processes designed to protect our data and customer data and to prevent data loss and other security breaches and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security.

Disruptions in the availability of our computer systems, through cyber-attacks or otherwise, could damage our computer or telecommunications systems, impact our ability to service our customers, adversely affect our operations and the results of operations, and have an adverse effect on our reputation. The costs to us to eliminate or alleviate security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and the efforts to address these problems could result in interruptions, delays, cessation of service and loss of existing or potential customers and may impede our sales, distribution and other critical functions. We may also be subject to regulatory penalties and litigation by customers and other parties whose information has been compromised, all of which could have a material adverse effect on our business, results of operations and cash flows.

Systems failures and resulting interruptions in the availability of our websites, applications, products, or services could harm our business.

Our systems may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, and other natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses or other malware, or other events. Some of our systems are not fully redundant, and our disaster recovery planning may not be sufficient for all eventualities.

A prolonged interruption in the availability or reduction in the availability, speed, or functionality of our products and services will result in a loss of revenue and could materially harm our business. Frequent or persistent interruptions in our services could cause current or potential customers to believe that our systems are unreliable, leading them to switch to our competitors or to avoid or reduce the use of our products and services, and could permanently harm our reputation and brands. Moreover, if any system failure or similar event results in damages to our customers or their business partners, these customers or partners could seek significant compensation or contractual penalties from us for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly for us to address.

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The full-time availability and expeditious delivery of our products and services is a critical part of our offerings to our consumers. We continually refine our technology, implementing system upgrades. Despite network security, disaster recovery and systems management measures in place, we may encounter unexpected general systems outages or failures that may affect our ability to conduct development activities, provide maintenance services for our products, manage our contractual arrangements, accurately and efficiently maintain our books and records, record our transactions, provide critical information to our management and prepare our consolidated financial statements. Additionally, these unexpected systems outages or failures may require additional personnel and financial resources, disrupt our business or cause delays in the reporting of our financial results. We may also be required to modify, enhance, upgrade or implement new systems, procedures and controls to reflect changes in our business or technological advancements, which could cause us to incur additional costs and require additional management attention, placing burdens on our internal resources.

We also rely on facilities, components, and services supplied by third parties, including data center facilities and cloud storage services. If these third parties cease to provide the facilities or services, experience operational interference or disruptions, breach their agreements with us, fail to perform their obligations and meet our expectations, or experience a cybersecurity incident, our operations could be disrupted or otherwise negatively affected, which could result in customer dissatisfaction and damage to our reputation and brands, and materially and adversely affect our business. We do not carry business interruption insurance sufficient to compensate us for all losses that may result from interruptions in our service as a result of systems failures and similar events.

A significant portion of our employees, consultants and operations are located outside of the U.S. and in many different foreign locations.

We have consultants and staff located in multiple countries and a significant level of operations outside of the U.S. A significant portion of our operations are located outside of the U.S. We have software development, customer support and sales centers in Philippines, Australia, and Taiwan, which account for most of our software development support and sales personnel. The fact that all our employees and consultants are not located in one place subjects us to additional costs and risks that could adversely affect our operating results.

We have business operations located in non-U.S. countries which subjects us to additional costs and risks that could adversely affect our operating results.

Certain of our operations are in, and sales take place outside of, the U.S. Compliance with international and U.S. laws and regulations that apply to our international operations increases our cost of doing business. As a result of our international operations, we are subject to a variety of risks and challenges in managing an organization operating in various countries, including those related to:

●	challenges caused by distance as well as language and cultural differences;
●	general economic conditions in each country or region;
●	regulatory changes;
●	political unrest, terrorism and the potential for other hostilities;
●	public health risks, particularly in areas in which we have significant operations;
●	longer payment cycles and difficulties in collecting accounts receivable;
●	difficulties in transferring funds from certain countries;
●	laws such as the U.K. Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act, and local laws which also prohibit corrupt payments to governmental officials; and
●	reduced protection for intellectual property rights in some countries.

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If we are unable to expand or adequately staff and manage our existing development operations located outside of the U.S., we may not realize, in whole or in part, the anticipated benefits from these initiatives (including lower development expenses), which in turn could materially adversely affect our business, financial condition, and results of operations.

Our results of operations may be adversely affected by fluctuations in currency values.

We receive revenues and expend expenses in currencies other than the U.S. dollar. Changes in the value of the currencies which we receive revenues and pay expenses, versus each other, and the U.S. dollar, could result in an adverse charge being recorded to our income statement. Our currency remeasurement gains and losses are charged against earnings in the period incurred.

We depend on the services of key personnel to execute our business strategy. If we lose the services of our key personnel or are unable to attract and retain other qualified personnel, we may be unable to operate our business effectively.

We believe that the future success of our business depends on the services of a number of key management and operating personnel. Some of these key employees have strong relationships with our customers and our business may be harmed if these employees leave us. In addition, our ability to manage our growth depends, in part, on our ability to identify, hire and retain additional qualified employees. We face intense competition for qualified individuals from numerous technologies, software and service companies. If we are unsuccessful in attracting and retaining these key management and operating personnel our ability to operate our business effectively could be negatively impacted and our business, operating results and financial condition would be materially adversely affected.

We rely on third party cloud services and such providers or services have in the past, and may in the future, encounter technical problems and service interruptions.

We host our customers’ iGaming operations on a combination of proprietary and cloud servers including the Amazon Elastic Compute (EC2) Server. Such servers may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. Additionally, we currently host our GM-X system on Amazon Web Services (“AWS”), a third party provider of cloud infrastructure services. We do not, and will not, have control over the operations of the facilities or infrastructure of the third party service providers that we use. Such third parties’ facilities are vulnerable to damage or interruption from natural disasters, cybersecurity attacks, terrorist attacks, power outages and similar events or acts of misconduct. Our platform’s continuing and uninterrupted performance will be critical to our success. We have experienced, and we expect that in the future we will experience, interruptions, delays and outages in service and availability from these third party service providers from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. In addition, any changes in these third parties’ service levels may adversely affect our ability to meet the requirements of our users. Since our platform’s continuing and uninterrupted performance is critical to our success, sustained or repeated system failures would reduce the attractiveness of our offerings. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as we expand and the usage of our offerings increases. Any negative publicity arising from these disruptions could harm our reputation and brand and may adversely affect the usage of our offerings. Any of the above circumstances or events may harm our reputation, reduce the availability or usage of our platform, lead to a significant loss of revenue, increase our costs and impair our ability to attract new customers any of which could adversely affect our business, financial condition and results of operations.

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We may be liable for product defects or other claims relating to our products.

Our products could be defective, fail to perform as designed or otherwise cause harm to our customers, their equipment or their products. If any of our products are defective, we may be required to recall the products and/or repair or replace them, which could result in substantial expenses and affect our profitability. Any problem with the performance of our products, could harm our reputation, which could result in a loss of sales to customers and/or potential customers. In addition, the occurrence of errors in, or fraudulent manipulation of, our products or software may give rise to claims by our customers or by our customers’ patrons, including claims by our customers for lost revenues and related litigation that could result in significant liability. Any claims brought against us by customers may result in diversion of management’s time and attention, expenditure of large amounts of cash on legal fees and payment of damages, lower demand for our products or services, or injury to our reputation. Our insurance, if any, may not sufficiently cover a judgment against us or a settlement payment and is subject to customary deductibles, limits and exclusions. In addition, a judgment against us or a settlement could make it difficult for us to obtain insurance in the coverage amounts necessary to adequately insure our businesses, or at all, and could materially increase our insurance premiums and deductibles. In addition, software bugs or malfunctions, errors in distribution or installation of our software, failure of our products to perform as approved by the appropriate regulatory bodies or other errors or malfunctions, may subject us to investigation or other action by gaming regulatory authorities, including fines.

Risks Related to Regulation

Our products are generally part of new and evolving industries, which presents significant uncertainty and business risks.

The gaming platforms, systems and gaming content industries are relatively new and continue to evolve. Whether these industries grow and whether our business will ultimately succeed, will be affected by, among other things, mobile platforms, legal and regulatory developments (such as passing new laws or regulations or extending existing laws or regulations to online gaming and related activities), taxation of gaming activities, data and information privacy and payment processing laws and regulations, and other factors that we are unable to predict and which are beyond our control.

Given the dynamic evolution of these industries, it can be difficult to plan strategically, including as it relates to product launches in new or existing jurisdictions which may be delayed or denied, and it is possible that competitors will be more successful than we are at adapting to change and pursuing business opportunities. Additionally, as the online gaming industry advances, including with respect to regulation in new and existing jurisdictions, we may become subject to additional compliance-related costs, including regulatory infractions, licensing and taxes. If our product offerings do not obtain popularity or maintain popularity, or if they fail to grow in a manner that meets our expectations, or if we cannot offer our product offerings in particular jurisdictions that may be material to our business, then our results of operations and financial condition could be harmed.

We are subject to various laws relating to trade, export controls, and foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business. Changes in trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities.

Violations of these laws and regulations could result in significant fines, criminal sanctions against the Company, its officers or its employees, requirements to obtain export licenses, disgorgement of profits, cessation of business activities in sanctioned countries, prohibitions on the conduct of its business and its inability to market and sell the Company’s products in one or more countries. Additionally, any such violations could materially damage the Company’s reputation, brand, international expansion efforts, ability to attract and retain employees and the Company’s business, prospects, operating results and financial condition.

We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by any of our properties could have a material adverse impact on our business.

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The Company’s ability to operate in the U.S. is currently, and may continue to be, limited.

According to a November 2020 article from Espn.com (United States of sports betting: An updated map of where every state stands), there are currently 20 U.S. states that allow online sports betting (through approved and regulated betting portals), and according to bettingusa.com, there are five states (Delaware, Nevada, New Jersey, Pennsylvania, and West Virginia), where online casino games, online poker, or both are currently legal (again, through approved and regulated betting portals). As a result, the current U.S. market for the Company’s products and services is limited; however, the Company hopes that more U.S. states will pass laws in the upcoming months and years to legalize more forms of online gambling. Until such time as those laws are passed, if ever, the Company anticipates the majority of its revenues coming from Asia, South America, Europe, Africa and Latin America. In the event that more U.S. states do not adopt more favorable online gaming laws in the future, the federal government prohibits online gaming, or the current states that allow for online gaming change or restrict their current laws, it could have a material adverse effect on the Company’s ability to generate revenues and operate in the U.S., which could cause the value of its securities to decline in value or become worthless.

Failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain a license or permit applied for in a particular jurisdiction, could impact our ability to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancelation of existing licenses in other jurisdictions.

Compliance with the various regulations applicable to online gaming is costly and time-consuming. Regulatory authorities at the federal, state and local levels (both in the U.S. and in foreign jurisdictions) have broad powers with respect to the regulation and licensing of real money online gaming operations and may revoke, suspend, condition or limit our licenses, or those of our customers, impose substantial fines on us or our customers, and take other actions, any one of which could have a material adverse effect on our business, financial condition, results of operations and prospects. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. We will strive to comply with all applicable laws and regulations relating to our business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us or our customers to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business and/or those of our customers.

Our or our customers’ gaming licenses could be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect our (or our customer’s) eligibility for such a license in another jurisdiction, and any of such losses, or potential for such loss, could cause us to cease offering some or all of our offerings in the impacted jurisdictions or cause any of our customers to cease offering our products in those jurisdictions. We and our customers may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect our operations or those of our customers. Our delay or failure to obtain or maintain licenses in any jurisdiction may prevent us from distributing our offerings, increasing our customer base and/or generating revenues. We cannot assure you that we will be able to obtain and maintain the licenses and related approvals necessary to conduct our iGaming operations. Any failure by us or our customers to maintain or renew existing licenses, registrations, permits or approvals could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Our product offerings must be approved in most regulated jurisdictions in which they are offered; this process cannot be assured or guaranteed.

If we fail to obtain necessary gaming licenses in a given jurisdiction, we would likely be prohibited from distributing and providing our product offerings in that particular jurisdiction. If we fail to seek, do not receive, or receive a suspension or revocation of a license in a particular jurisdiction for our product offerings (including any related technology and software) then we cannot offer the same in that jurisdiction and our gaming licenses in other jurisdictions may be impacted. Furthermore, some jurisdictions require license holders to obtain government approval before engaging in some transactions. We may not be able to obtain all necessary licenses in a timely manner, or at all. Delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for our product offerings. If we are unable to overcome the barriers to entry, it will materially affect our results of operations and future prospects.

To the extent new online gaming jurisdictions are established or expanded, we cannot guarantee we will be successful in penetrating such new jurisdictions or expanding our business or customer base in line with the growth of existing jurisdictions. As we directly or indirectly enter into new markets, we may encounter legal, regulatory and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. If we are unable to effectively develop and operate directly or indirectly within these new markets or if our competitors are able to successfully penetrate geographic markets that we cannot access or where we face other restrictions, then our business, operating results and financial condition could be impaired. Our failure to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on our business.

Our business is vulnerable to changing economic conditions and to other factors that adversely affect the industries in which it operates.

The demand for entertainment and leisure activities tends to be highly sensitive to changes in consumers’ disposable income, and thus can be affected by changes in the economy and consumer tastes, both of which are difficult to predict and beyond the control of the Company. Unfavorable changes in general economic conditions, including recessions, economic slowdown, sustained high levels of unemployment, and increasing fuel or transportation costs, may reduce customers’ disposable income or result in fewer individuals visiting casinos, whether land-based or online, or otherwise engaging in entertainment and leisure activities, including gaming. As a result, the Company cannot ensure that demand for its products or services will remain constant. Continued or renewed adverse developments affecting economies throughout the world, including a general tightening of availability of credit, decreased liquidity in many financial markets, increasing interest rates, increasing energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines in stock markets, all of which may be caused by, or exacerbated by, the COVID-19 pandemic, could lead to a further reduction in discretionary spending on leisure activities, such as gaming. Any significant or prolonged decrease in consumer spending on entertainment or leisure activities could reduce the Company’s online games, reducing the Company’s cash flows and revenues. If the Company experiences a significant unexpected decrease in demand for its products, it could incur losses.

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Legislative and regulatory changes could negatively affect our business and the business of our customers.

Legislative and regulatory changes may affect demand for or place limitations on the placement of our products. Such changes could affect us in a variety of ways. Legislation or regulation may introduce limitations on our products or opportunities for the use of our products and could foster competitive products or solutions at our or our customers’ expense. Our business will likely also suffer if our products became obsolete due to changes in laws or the regulatory framework.

Legislative or regulatory changes negatively impacting the gaming industry as a whole or our customers in particular could also decrease the demand for our products. Opposition to gaming could result in restrictions or even prohibitions of gaming operations in any jurisdiction or could result in increased taxes on gaming revenues. Tax matters, including changes in state, federal or other tax legislation or assessments by tax authorities could have a negative impact on our business. A reduction in growth of the gaming industry or in the number of gaming jurisdictions or delays in the opening of new or expanded casinos could reduce demand for our products. Changes in current or future laws or regulations or future judicial intervention in any particular jurisdiction may have a material adverse effect on our existing and proposed foreign and domestic operations. Any such adverse change in the legislative or regulatory environment could have a material adverse effect on our business, results of operations or financial condition.

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Gaming opponents may persist in their efforts to curtail the expansion of legalized gaming, which, if successful, could limit the growth of our operations.

There is significant debate over, and opposition to, land-based and interactive gaming. We cannot assure that this opposition will not succeed in preventing the legalization of gaming in jurisdictions where it is presently prohibited, prohibiting or limiting the expansion of gaming where it is currently permitted or causing the repeal of legalized gaming in any jurisdiction. Any successful effort to curtail the expansion of, or limit or prohibit, legalized gaming could have an adverse effect on our results of operations, cash flows and financial condition.

In addition, there is significant opposition in some jurisdictions to gaming (online or otherwise). Such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive gaming specifically. These could result in a prohibition on gaming or increase our costs to comply with these regulations, all of which could have an adverse effect on our results of operations, cash flows and financial condition.

Regulators and investors may perceive gaming software suppliers and operators similarly, and consider their respective regulatory risk to be similar.

While operators that directly provide wagering services to their customers are generally perceived to be exposed to a greater degree of enforcement risk than their suppliers, in some jurisdictions laws extend to directly impact such suppliers. Furthermore, a supplier’s nexus with a particular jurisdiction may expose it to specific enforcement risks, irrespective of whether there has been an attempt to bring proceedings against any supported operator. In some circumstances, enforcement proceedings brought against an operator may result in action being taken against a supplier (and even brought in the absence of the former).

Ultimately, the market may view, or in the future may view, the regulatory risk associated with the business of supplying software and services to gaming operators as being comparable with the regulatory risk attaching to operators themselves. In such circumstances, there is an associated risk that investors may apply valuation methods to any such supplier that are the same as the valuation methods used to value operators, and which build in the same regulatory risk even though, in many territories, such suppliers would be considered sufficiently removed from the transactional activity to warrant the application of a discrete risk analysis.

Risks Relating to our Common Stock and this Offering

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders.

We have authorized capital stock consisting of 6,000,000,000 shares of common stock, $0.00001 par value per share and 20,000,000 shares of preferred stock, $0.00001 par value per share. As of the date of this prospectus, we have 22,741,665 shares of common stock issued and outstanding and 1,000 shares of Series B Voting Preferred Stock issued and outstanding. The holder of the shares of the Series B Voting Preferred Stock (currently Luxor Capital, LLC, which is wholly-owned by Anthony Brian Goodman, our Chief Executive Officer and Chairman (“Luxor”)) has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series B Voting Preferred Stock (i.e., each 1,000 shares) is equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval. As such, the Series B Voting Preferred Stock in effect votes 99.975% of the total vote on all shareholder matters, as discussed in the following risk factor.

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As a result of the number of authorized but unissued shares of our common stock and preferred stock, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders. Additionally, shares of preferred stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have super-majority voting power over our shares (similar to our outstanding Series B Voting Preferred Stock, discussed below), provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super-majority voting rights (similar to our outstanding Series B Voting Preferred Stock, discussed below) and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to such offering and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or preferred stock may cause the value of our securities to decrease and/or become worthless.

Our articles of incorporation allow for our board of directors to create a new series of preferred stock without further approval by our stockholders, which could have an anti-takeover effect and could adversely affect holders of our common stock.

Our authorized capital includes preferred stock issuable in one or more series. Our board has the authority to issue preferred stock and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our company.

Our Series B Voting Preferred Stock providers the holder(s) thereof super majority voting power over the Company.

As of the date of this prospectus, we have 1,000 shares of Series B Voting Preferred Stock issued and outstanding. The holder of the shares of the Series B Voting Preferred Stock (currently Luxor Capital, LLC, which is wholly-owned by Anthony Brian Goodman, our Chief Executive Officer and Chairman) has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series B Voting Preferred Stock (i.e., each 1,000 shares) is equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval—which means that each outstanding share of Series B Voting Preferred Stock currently votes a total of 90,966,660 voting shares. As such, the Series B Voting Preferred Stock in effect votes 99.975% of the total vote on all shareholder matters and exercises control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, the power to prevent or cause a change in control and to determine the outcome of most matters submitted to a vote of our shareholders. The interests of Mr. Goodman may differ from the interests of the other shareholders and thus result in corporate decisions that are adverse to other shareholders. This preferred share structure severely restricts other shareholders’ ability to influence corporate matters and Mr. Goodman may take actions that some of our shareholders do not view as beneficial, each of which could reduce the market price of our securities. See also the risk factor entitled, “Our executive officer controls a majority of our voting securities and therefore he has the ability to influence matters affecting our shareholders.”, above for additional risks related to Mr. Goodman’s voting control over the Company.

We have not paid any cash dividends in the past and have no plans to issue cash dividends in the future, which could cause the value of our common stock to have a lower value than other similar companies which do pay cash dividends.

We have not paid any cash dividends on our common stock to date and do not anticipate any cash dividends being paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As we have no plans to issue cash dividends in the future, our common stock could be less desirable to other investors and as a result, the value of our common stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

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There is no guarantee that our application to list our common stock on NASDAQ will be approved, and if our common stock is listed on NASDAQ, there can be no assurance that we will be able to comply with NASDAQ’s continued listing standards.

As a condition to consummating this offering, our common stock offered in this prospectus must be listed on The NASDAQ Capital Market or NYSE American. We have applied to list our common stock on The NASDAQ Capital Market under the symbol “GMGI”. There can be no assurance that The NASDAQ Capital Market will approve our application for the listing of our common stock. The approval process for the listing of our shares on The NASDAQ Capital Market, or any other exchange, involves factors beyond our control.

Assuming that our common stock is listed after the consummation of this offering, there can be no assurance any broker will be interested in trading our securities. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. Our underwriters are not obligated to make a market in our securities, and even they do make a market, they can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

If our common stock is approved for listing on The NASDAQ Capital Market, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying NASDAQ’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from NASDAQ.

The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our shareholders to sell our common stock in the secondary market. If our common stock and/are delisted by NASDAQ, our common stock and/may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or OTC Pink Market, where an investor may find it more difficult to sell our securities or obtain accurate quotations as to the market value of our securities. In the event our common stock and/are delisted from The NASDAQ Capital Market in the future, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

Our common stock has in the past been a “penny stock” under SEC rules, and may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

In the past (including immediately prior to the closing of this offering), our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). While our common stock will not be considered “penny stock” following this offering since it will be listed on The NASDAQ Capital Market, if we are unable to maintain that listing and our common stock on The NASDAQ Capital Market, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

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Legal remedies available to an investor in “penny stocks” may include the following:

●

If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures. In addition, we may use a portion of the net proceeds of this offering to finance future acquisitions or invest in complementary businesses, services, technologies or intellectual property rights. We do not have any agreements or commitments with respect to any such acquisitions or investments at this time. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our shareholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

The sale of shares by our directors and officers may adversely affect the market price for our shares.

Although our officers and directors have agreed not to sell any shares of common stock for a period of 60 days after the date of this prospectus, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, in the future, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

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There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our comment stock may be volatile.

The market price of our common stock will likely be highly volatile, as is the stock market in general. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk‑averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non‑existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to $                   in shares of common stock offered in this offering, at a assumed public offering price of $                  per common stock, and after deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $              per share, or                            %, at the assumed public offering price. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

Finally, in the past, we have issued shares of common stock in private placements of our securities, and we have issued shares of common stock as compensation to our officers and directors. Our issuance of shares of common stock in the future, and the exercise of outstanding warrants or warrants that we may issue in the future, may result in additional dilution to investors in this offering.

There is a limited public market for our securities and you could lose all or part of your investment.

Our securities are currently quoted on the OTC Pink Market maintained by OTC Markets. We currently have a volatile, sporadic and illiquid market for our common stock, which is subject to wide fluctuations in response to several factors. The trading price of our common stock is likely to continue to be volatile. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. Our stock price and warrant price could be subject to wide fluctuations in response to a variety of factors, which include:

•	actual or anticipated variations in our results of operations;

•	our ability or inability to generate revenues;

•	the number of shares in our public float;

•	increased competition; and

•	conditions and trends in the market for our services and products.

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Our stock price and warrant price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock and the warrants. Shareholders and potential investors in our common stock should exercise caution before making an investment in us, and should not rely solely on the publicly quoted or traded stock prices in determining our common stock and warrant value, but should instead determine the value of our common stock based on the information contained in our public disclosures, industry information, and those business valuation methods commonly used to value private companies.

Additionally, the market price of our common stock historically has fluctuated significantly based on, but not limited to, such factors as general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our ability or inability to generate revenues, and conditions and trends in the industries in which our customers are engaged.

In recent years, the stock market in general has experienced extreme price fluctuations that have oftentimes been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Our Bylaws provides for indemnification of officers and directors at our expense, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers or directors.

Our Bylaws provide that we shall indemnify our directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes; and, provided, further, that we are not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Nevada Revised Statutes or (iv) such indemnification is required to be made the terms of the Bylaws. We also have power to indemnify our employees and other agents as set forth in the Nevada Revised Statutes. Our Bylaws also provide that we are required to advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws or otherwise.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

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Our common stock may continue to be followed by only a limited number of analysts and there may continue to be a limited number of institutions acting as market makers for our common stock.

For the foreseeable future, our common stock is unlikely to be followed by a significant number of market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock are determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

In the event our common stock is approved for listing on The NASDAQ Capital Market, we will need to meet certain continued listing requirements in order to not have our common stock delisted from such markets.

Among the conditions required for continued listing on the Nasdaq Capital Market, Nasdaq generally requires listed companies to maintain at least $2.5 million in shareholders’ equity or $500,000 in net income over the prior two years or two of the prior three years, to have a majority of independent directors, have an audit committee of at least three members, and to maintain a stock price over $1.00 per share, among other requirements. If we fail to timely comply with the applicable requirements of The NASDAQ Capital Market, depending on where we choose to list our common stock, and assuming our common stock are approved for listing on such market, our stock may be delisted. In addition, even if we demonstrate compliance with the requirements above, we will have to continue to meet other objective and subjective listing requirements to continue to be listed on the applicable market. Delisting from the NASDAQ Capital Market could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. Without a NASDAQ Capital Market, shareholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock could decline. Delisting from The NASDAQ Capital Market could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our shareholders to sell our common stock in the secondary market. If our common stock is delisted by NASDAQ our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. In the event our common stock is delisted from The NASDAQ Capital Market we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act of 2002, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We have not maintained internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act of 2002. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We expect to begin the process of reviewing, documenting, and testing our internal control over financial reporting after completion of this offering. We might encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our common stock could decline.

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Efforts to comply with the applicable provisions of Section 404 of the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with Section 404 of the Sarbanes-Oxley Act may adversely affect us and the market price of our common stock.

Under current SEC rules, we have been required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, and related rules and regulations of the SEC. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. This process may result in a diversion of management’s time and attention and may involve significant expenditures. We have not maintained internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act of 2002. The rules governing the standards that must be met for our evaluation management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We expect to begin the process of reviewing, documenting, and testing our internal control over financial reporting after completion of this offering. We might encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our common stock could decline.

               Anti-takeover provisions in our charter documents and Nevada law could discourage, delay, or prevent a change in control of our company and may affect the trading price of our common stock and warrants.

We are a Nevada corporation, and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws may discourage, delay, or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

●	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

●	provide that vacancies on our board of directors, including newly created directorships, may be filled by a majority vote of directors then in office;

●

place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders; do not provide stockholders with the ability to cumulate their votes; and

●	provide that our board of directors have sole power to amend our bylaws.

Risks Related to International Operations

The risks related to international operations, in particular in countries outside of the United States and Canada, could negatively affect the Company’s results.

It is expected that the Company will derive more than                % of its revenue from transactions denominated in currencies other than the United States and the Canadian dollar, and the Company expects that receivables with respect to foreign sales will continue to account for a significant majority of its total accounts and receivables outstanding. As such, the Company’s operations may be adversely affected by changes in foreign government policies and legislation or social instability and other factors which are not within the control of the Company, including, but not limited to, recessions in foreign economies, expropriation, nationalization and limitation or restriction on repatriation of funds, assets or earnings, longer receivables collection periods and greater difficulty in collecting accounts receivable, changes in consumer tastes and trends, renegotiation or nullification of existing contracts or licenses, changes in gaming policies, regulatory requirements or the personnel administering them, currency fluctuations and devaluations, exchange controls, economic sanctions and royalty and tax increases, risk of terrorist activities, revolution, border disputes, implementation of tariffs and other trade barriers and protectionist practices, taxation policies, including royalty and tax increases and retroactive tax claims, volatility of financial markets and fluctuations in foreign exchange rates, difficulties in the protection of intellectual property particularly in countries with fewer intellectual property protections, the effects that evolving regulations regarding data privacy may have on the Company’s online operations, adverse changes in the creditworthiness of parties with whom the Company has significant receivables or forward currency exchange contracts, labor disputes and other risks arising out of foreign governmental sovereignty over the areas in which the Company’s operations are conducted. The Company’s operations may also be adversely affected by social, political and economic instability, and by laws and policies of such foreign jurisdictions affecting foreign trade, taxation and investment. If the Company’s operations are disrupted and/or the economic integrity of its contracts is threatened for unexpected reasons, its business may be harmed.

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The Company’s international activities may require protracted negotiations with host governments, national companies and third parties. Foreign government regulations may favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In the event of a dispute arising in connection with the Company’s operations in a foreign jurisdiction where it conducts its business, the Company may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of United States or Canada or enforcing American and Canadian judgments in such other jurisdictions. The Company may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Accordingly, the Company’s activities in foreign jurisdictions could be substantially affected by factors beyond the Company’s control, any of which could have a material adverse effect on it. The Company believes that management’s experience to date in commercializing its products and solutions in Asia Pacific may be of assistance in helping to reduce these risks. Some countries in which the Company may operate may be considered politically and economically unstable.

Doing business in the industries in which the Company operates often requires compliance with numerous and extensive procedures and formalities. These procedures and formalities may result in unexpected or lengthy delays in commencing important business activities. In some cases, failure to follow such formalities or obtain relevant evidence may call into question the validity of the entity or the actions taken. Management of the Company is unable to predict the effect of additional corporate and regulatory formalities which may be adopted in the future including whether any such laws or regulations would materially increase the Company's cost of doing business or affect its operations in any area.

We may in the future enter into agreements and conduct activities outside of the jurisdictions where it currently carries on business, which expansion may present challenges and risks that we have not faced in the past, any of which could adversely affect our results of operations and/or financial condition.

The Company is subject to foreign exchange and currency risks that could adversely affect its operations, and the Company’s ability to mitigate its foreign exchange risk through hedging transactions may be limited.

We expect that we will derive in excess of        % of its revenues in currencies other than the United States and Canadian dollar; however, a substantial portion of the Company’s operating expenses are incurred in United States dollars. Fluctuations in the exchange rate between the U.S. dollar, the Euro and other currencies may have a material adverse effect on our business, financial condition and operating results. Our consolidated financial results are affected by foreign currency exchange rate fluctuations. Foreign currency exchange rate exposures arise from current transactions and anticipated transactions denominated in currencies other than United States and Canadian dollars and from the translation of foreign-currency-denominated balance sheet accounts into United States and Canadian dollar-denominated balance sheet accounts. We are exposed to currency exchange rate fluctuations because portions of its revenue and expenses are denominated in currencies other than the United States and Canadian dollar, particularly the Euro. In particular, uncertainty regarding economic conditions in Europe and the debt crisis affecting certain countries in the European Union pose risk to the stability of the Euro. Exchange rate fluctuations could adversely affect our operating results and cash flows and the value of its assets outside of United States and Canada. If a foreign currency is devalued in a jurisdiction in which we are paid in such currency, then our customers may be required to pay higher amounts for our products, which they may be unable or unwilling to pay.

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While we may enter into forward currency swaps and other derivative instruments intended to mitigate the foreign currency exchange risk, there can be no assurance we will do so or that any instruments that we enter into will successfully mitigate such risk. If we enter into foreign currency forward or other hedging contracts, we would be subject to the risk that a counterparty to one or more of these contracts may default on its performance under the contracts. During an economic downturn, a counterparty’s financial condition may deteriorate rapidly and with little notice, and we may be unable to take action to protect its exposure. In the event of a counterparty default, we could lose the benefit of its hedging contract, which may harm its business and financial condition. In the event that one or more of our counterparties becomes insolvent or files for bankruptcy, its ability to eventually recover any benefit lost as a result of that counterparty’s default may be limited by the liquidity of the counterparty. We expect that we will not be able to hedge all of its exposure to any particular foreign currency, and it may not hedge its exposure at all with respect to certain foreign currencies. Changes in exchange rates and our limited ability or inability to successfully hedge exchange rate risk could have an adverse impact on our liquidity and results of operations.

The gaming industry is highly regulated, and we must adhere to various regulations and maintain applicable licenses to continue our operations. Failure to abide by regulations or maintain applicable licenses could be disruptive to our business and could adversely affect our operations.

We and our products are subject to extensive regulation under federal, state, local and foreign laws, rules and regulations of the jurisdictions in which we do business and our products are used. We currently block direct access to wagering on our website from the United States and other jurisdictions in which we do not have license to operate through IP address filtering. Individuals are required to enter their age upon gaining access to our platform and any misrepresentation of such users age will result in the forfeiting of his or her deposit and any withdrawals from such users account requires proof of government issued identification. In addition, our payment service providers use their own identify and ISP verification software. Despite all such measures, it is conceivable that that a user, under age, or otherwise could devise a way to evade our blocking measures and access our website from the United States or any other foreign jurisdiction in which we are not currently permitted to operate.

Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. Licenses, approvals or findings of suitability may be revoked, suspended or conditioned. In sum, we may not be able to obtain or maintain all necessary registrations, licenses, permits or approvals. The licensing process may result in delays or adversely affect our operations and our ability to maintain key personnel, and our efforts to comply with any new licensing regulations will increase our costs.

We may be unable to obtain licenses in new jurisdictions where our customers operate.

We are subject to regulation in any jurisdiction where our customers access our website. To expand into any such jurisdiction, we may need to be licensed, or obtain approvals of our products or services. If we do not receive or receive a revocation of a license in a particular jurisdiction for our products, we would not be able to sell or place our products in that jurisdiction. Any such outcome could materially and adversely affect our results of operations and any growth plans for our business.

Privacy concerns could result in regulatory changes and impose additional costs and liabilities on the Company, limit its use of information, and adversely affect its business.

Personal privacy has become a significant issue in Canada, the United States, Europe, and many other countries in which we currently operate and may operate in the future. Many federal, state, and foreign legislatures and government agencies have imposed or are considering imposing restrictions and requirements about the collection, use, and disclosure of personal information obtained from individuals. Changes to laws or regulations affecting privacy could impose additional costs and liability on us and could limit its use of such information to add value for customers. If we were required to change its business activities or revise or eliminate services, or to implement burdensome compliance measures, its business and results of operations could be harmed. In addition, we may be subject to fines, penalties, and potential litigation if it fails to comply with applicable privacy regulations, any of which could adversely affect our business, liquidity, and results of operation.

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The Company’s results of operations could be affected by natural events in the locations in which it operates or where its customers or suppliers operate.

We, our customers, and our suppliers have operations in locations subject to natural occurrences such as severe weather and other geological events, including hurricanes, earthquakes, or flood that could disrupt operations. Any serious disruption at any of our facilities or the facilities of its customers or suppliers due to a natural disaster could have a material adverse effect on our revenues and increase its costs and expenses. If there is a natural disaster or other serious disruption at any of our facilities, it could impair its ability to adequately supply its customers, cause a significant disruption to its operations, cause us to incur significant costs to relocate or re-establish these functions and negatively impact its operating results. While we intend to seek insurance against certain business interruption risks, such insurance may not adequately compensate us for any losses incurred as a result of natural or other disasters. In addition, any natural disaster that results in a prolonged disruption to the operations of our customers or suppliers may adversely affect our business, results of operations or financial condition.

Risks Related to Intellectual Property and Technology

Our intellectual property may be insufficient to properly safeguard its technology and brands.

We may apply for patent protection in the United States, Canada, Europe, and other countries relating to certain existing and proposed processes, designs and methods and other product innovations. Patent applications can, however, take many years to issue and we can provide no assurance that any of these patents will be issued at all. If we are denied any or all of these patents, it may not be able to successfully prevent its competitors from imitating its solutions or using some or all of the processes that are the subject of such patent applications. Such imitation may lead to increased competition within the finite market for our solutions. Even if pending patents are issued to us, its intellectual property rights may not be sufficiently comprehensive to prevent its competitors from developing similar competitive products and technologies. Our success may also depend on our ability to obtain trademark protection for the names or symbols under which it markets its products and to obtain copyright protection and patent protection of its proprietary technologies, intellectual property, and other game innovations and if the granted patents are challenged, protection may be lost. We may not be able to build and maintain goodwill in its trademarks or obtain trademark or patent protection, and there can be no assurance that any trademark, copyright or issued patent will provide competitive advantages for us or that our intellectual property will not be successfully challenged or circumvented by competitors.

We will also rely on trade secrets, ideas, and proprietary know-how. Although we generally require our employees and independent contractors to enter into confidentiality and intellectual property assignment agreements, it cannot be assured that the obligations therein will be maintained and honored. If these agreements are breached, it is unlikely that the remedies available to us will be sufficient to compensate it for the damages suffered. In spite of confidentiality agreements and other methods of protecting trade secrets, our proprietary information could become known to or independently developed by competitors. If we fail to adequately protect our intellectual property and confidential information, our business may be harmed, and our liquidity and results of operations may be materially adversely impacted.

We may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect its operating results.

Monitoring infringement and misappropriation of intellectual property can be difficult and expensive, and we may not be able to detect infringement or misappropriation of its proprietary rights. Although we intend to aggressively pursue anyone who is reasonably believed to be infringing upon its intellectual property rights and who poses a significant commercial risk to the business, to protect and enforce its intellectual property rights, initiating and maintaining suits against such third parties will require substantial financial resources. We may not have the financial resources to bring such suits, and, if it does bring such suits, it may not prevail. Regardless of our success in any such actions, the expenses and management distraction involved may have a material adverse effect on its financial position.

A significant portion of our revenues may be generated from products using certain intellectual property rights, and our operating results would be negatively impacted if it were unsuccessful in licensing certain of those rights and/or protecting those rights from infringement, including losses of proprietary information from breaches of our cyber security efforts.

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Further, our competitors have been granted patents protecting various gaming products and solutions features, including systems, methods, and designs. If our products and solutions employ these processes, or other subject matter that is claimed under its competitors’ patents, or if other companies obtain patents claiming subject matter that we use, those companies may bring infringement actions against us. The question of whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. In addition, because patent applications can take many years to issue, there may be applications now pending of which we are unaware, which might later result in issued patents that our products and solutions may infringe. There can be no assurance that our products, including those with currently pending patent applications, will not be determined to have infringed upon an existing third-party patent. If any of our products and solutions infringes a valid patent, we may be required to discontinue offering certain products or systems, pay damages, purchase a license to use the intellectual property in question from its owner, or redesign the product in question to avoid infringement. A license may not be available or may require us to pay substantial royalties, which could in turn force us to attempt to redesign the infringing product or to develop alternative technologies at a considerable expense. Additionally, we may not be successful in any attempt to redesign the infringing product or to develop alternative technologies, which could force us to withdraw our product or services from the market.

We may also infringe other intellectual property rights belonging to third parties, such as trademarks, copyrights, and confidential information. As with patent litigation, the infringement of trademarks, copyrights and confidential information involve complex legal and factual issues and our products, branding or associated marketing materials may be found to have infringed existing third-party rights. When any third-party infringement occurs, we may be required to stop using the infringing intellectual property rights, pay damages and, if it wishes to keep using the third-party intellectual property, purchase a license or otherwise redesign the product, branding or associated marketing materials to avoid further infringement. Such a license may not be available or may require us to pay substantial royalties.

It is also possible that the validity of any of our intellectual property rights might be challenged either in standalone proceedings or as part of infringement claims in the future. There can be no assurance that our intellectual property rights will withstand an invalidity claim and, if declared invalid, the protection afforded to the product, branding or marketing material will be lost.

Moreover, the future interpretation of intellectual property law regarding the validity of intellectual property by governmental agencies or courts in the United States, Canada, Europe, or other jurisdictions in which we have rights could negatively affect the validity or enforceability of our current or future intellectual property. This could have multiple negative impacts including, without limitation, the marketability of, or anticipated revenue from, certain of our products. Additionally, due to the differences in foreign patent, trademark, copyright, and other laws concerning proprietary rights, our intellectual property may not receive the same degree of protection in foreign countries as it would in the United States, Canada, or Europe. Our failure to possess, obtain or maintain adequate protection of its intellectual property rights for any reason in these jurisdictions could have a material adverse effect on its business, results of operations and financial condition.

Furthermore, infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate, and we may not have the financial and human resources to defend itself against any infringement suits that may be brought against us. Litigation can also distract management from day-to-day operations of the business.

In addition, our business is dependent in part on the intellectual property of third parties. Our success may depend upon our ability to obtain licenses to use new and existing intellectual property and its ability to retain or expand existing licenses for certain products. If we are unable to obtain new licenses or renew or expand existing licenses, it may be required to discontinue or limit its use of such products that use the licensed marks and its financial condition, operating results or prospects may be harmed.

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There is a risk that the Company’s network systems will be unable to meet the growing demand for its online products.

The growth of internet usage has caused frequent interruptions and delays in processing and transmitting data over the internet. There can be no assurance that the internet infrastructure or our own network systems will be able to meet the demand placed on it by the continued growth of the internet, the overall online gaming and interactive entertainment industry and our customers.

The internet’s viability as a medium for products and services offered by us could be affected if the necessary infrastructure is not sufficient, or if other technologies and technological devices eclipse the internet as a viable channel.

End-users of our products and services will depend on internet service providers and our system infrastructure (or those of its licensed partners) for access to us or our licensees’ products and services. Many of these services have experienced service outages in the past and could experience service outages, delays, and other difficulties due to system failures, stability, or interruption.

Malfunctions of third-party communications infrastructure, hardware and software expose us to a variety of risks we cannot control.

Our business will depend upon the capacity, reliability and security of the infrastructure owned by third parties over which our offerings would be deployed. We have no control over the operation, quality, or maintenance of a significant portion of that infrastructure or whether or not those third parties will upgrade or improve their equipment. We depend on these companies to maintain the operational integrity of our connections. If one or more of these companies is unable or unwilling to supply or expand our levels of service in the future, our operations could be adversely impacted. Also, to the extent the number of users of networks utilizing our future products and services suddenly increases, the technology platform and secure hosting services which will be required to accommodate a higher volume of traffic may result in slower response times or service interruptions. System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the networks to users. In addition, users depend on real-time communications; outages caused by increased traffic could result in delays and system failures. These types of occurrences could cause users to perceive that our products and services do not function properly and could therefore adversely affect our ability to attract and retain licensees, strategic partners, and customers.

General Risk Factors

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

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●	the difficulty of integrating acquired products, services or operations;
●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
●	difficulties in maintaining uniform standards, controls, procedures and policies;
●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
●	the effect of any government regulations which relate to the business acquired;
●

potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our insurance may not provide adequate levels of coverage against claims.

We maintain insurance that we believe is customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Moreover, any loss incurred could exceed policy limits and policy payments made to us may not be made on a timely basis. Such losses could adversely affect our business prospects, results of operations, cash flows and financial condition.

Our management team has limited experience managing a public company and regulatory compliance may divert our attention from the day-to-day management of its business.

Our management team has limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. These obligations typically require substantial attention from our senior management and could divert our attention away from the day-to-day management of our business.

Litigation costs and the outcome of litigation could have a material adverse effect on the Company’s business.

From time to time, the Company may be subject to litigation claims through the ordinary course of its business operations regarding, but not limited to, employment matters, security of consumer and employee personal information, contractual relations with suppliers, marketing and infringement of trademarks and other intellectual property rights. Litigation to defend the Company against claims by third parties, or to enforce any rights that the Company may have against third parties, may be necessary, which could result in substantial costs and diversion of the Company’ resources, causing a material adverse effect on its business, financial condition and results of operations. The Company is not aware of any current material legal proceedings outstanding, threatened or pending as of the date hereof by or against the Company, given the nature of its business, it is, and may from time to time in the future be, party to various, and at times numerous, legal, administrative and regulatory inquiries, investigations, proceedings and claims that arise in the ordinary course of business. Because the outcome of litigation is inherently uncertain, if one or more of such legal matters were to be resolved against the Company for amounts in excess of management’s expectations, the Company’s results of operations and financial condition could be materially adversely affected.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors, and applicable consultants. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

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We will incur significant costs to ensure compliance with U.S. and NASDAQ Capital Market reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and NASDAQ Capital Market corporate governance requirements (assuming our common stock are approved for listing on The NASDAQ Capital Market), including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and The NASDAQ Capital Market. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our shares of common stock in this offering will be $                             , after deducting estimated underwriting discounts and commissions and offering expenses. Our net proceeds will increase by approximately $                  if the underwriters’ over-allotment option to purchase additional shares of common stock is exercised in full.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including sales and marketing activities, product development and capital expenditures.

In addition, we may use a portion of the net proceeds of this offering to finance future acquisitions or invest in complementary businesses, services, technologies, or intellectual property rights. We do not have any agreements or commitments with respect to any such acquisitions or investments at this time.

Pending our use of the net proceeds as described above, we intend to invest the net proceeds in short-term bank deposits or interest-bearing, investment-grade securities.

The foregoing represents our current intentions with respect to the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds of this offering in a manner other than as described above.

The principal reasons for the offering are to provide the working capital necessary to support our continued product development efforts, strengthen and extend our operating systems, and support and expand our growth strategy. We also intend for the offering to create a more robust public market for our shares, increasing opportunities for us to access capital, while enhancing value and liquidity for the benefit of all shareholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering                   shares of common stock at a public offering price of $          per share. The material terms and provisions of our common stock are described in the section entitled entitled “Description of Capital Stock—Common Stock” below.

DETERMINATION OF THE OFFERING PRICE

The public offering price of the common stock offered by this prospectus was determined by careful consideration of our management and our Board of Directors, based upon discussions with our underwriters. In addition, our management and our Board of Directors considered discussions with, and advice provided by, independent brokers and investors relating to their opinions of the price at which we could succeed in attracting investors for this offering. We cannot provide assurances that we will succeed in attracting any investors at the public offering price of the common stock offered by this prospectus, that the public offering price is in fact reflective of the true value of our common stock, or of us, or that the markets will react positively following any such offers and sales by us of our common stock. See the section entitled “Underwriting.”

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

CAPITALIZATION

The following table shows our capitalization as of October 31, 2020:

●	On an actual basis; and

●

on an as adjusted basis , to give effect to the sale by us, in this offering, of                 shares of our common stock at a public offering price of $            per share, after deducting underwriting discounts and fees and estimated offering expenses payable by us, assuming no exercise by the underwriters of their over-allotment option.

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We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and unaudited pro forma consolidated financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Selected Historical Consolidated Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The information below is in thousands, except share and per share amounts.

	As of October 31, 2020*
	Actual	As Adjusted (1)(2)
Cash and cash equivalents	$5,010	$
Shareholders’ equity:
Preferred stock, Series A: $0.00001 par value; 19,999,000 shares authorized, none outstanding	—		—
Preferred stock, Series B: $0.00001 par value, 1,000 shares authorized, 1,000 and 1,000 shares issued and outstanding, respectively	—		—
Common Stock, $0.00001 par value, 40,000,000 shares authorized, 20,743,430 and shares issued and outstanding, respectively	207
Additional Paid-in Capital	30,980
Accumulated other comprehensive loss	(1)
Accumulated deficit	(25,125)
Total shareholders’ equity	$6,812	$

* Numbers may not total due to rounding.

(1) The pro forma gives effect to the sale in this offering of               shares at a public offering price of $             per share, after deducting the underwriting discounts and commissions and estimated offering expenses.

(2) The number of shares of common stock to be outstanding after the offering, assumes no exercise by the underwriters of their option to purchase up to an additional              shares of common stock to cover over-allotments, if any, and:

●	assumes no exercise by the representative of the underwriters of its option to purchase up to an additional shares of common stock to cover over-allotments, if any;

●	excludes 12,686,664 shares of our common stock issuable upon the exercise of options to purchase 12,686,664 shares of common stock with a weighted average exercise price of $0.41 per share; and

●	assumes no further awards under the Company’s equity compensation plans (after October 31, 2020).

DILUTION

The following table sets forth our cash and cash equivalents and capitalization as of October 31, 2020 as follows:

•	on an actual basis; and

•

on a pro forma, as adjusted basis, giving effect to our issuance and sale of             shares of common stock in this offering at the public offering price of $            per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses.

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma, as adjusted, net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of October 31, 2020 was $5.9 million or approximately $0.28 per share. Net tangible book value per share represents our total tangible assets less our total tangible liabilities, divided by the number of shares of common stock, as of October 31, 2020.

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Dilution in net tangible book value per share represents the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after giving effect to this offering. After giving effect to the sale of                       shares of our common stock in this offering at the public offering price of $                   per share, and after deducting the underwriting discount and commissions and estimated offering expenses payable by us, and assuming no exercise by the underwriters of their over-allotment option, our adjusted net tangible book value per share of our common stock at October 31, 2020 would have been approximately $                million, or $                  per share. This represents no change in net tangible book value per share of our common stock and an immediate dilution of approximately $                 per share to purchasers in this offering. All calculations of dilution in this prospectus supplement assume the sale of all of the shares of common stock offered in this offering. The following table illustrates this per-share dilution:

Public offering price per share			$
Net tangible book value per share as of October 31, 2020		$0.28
Increase per share attributable to this offering	$
As adjusted net tangible book per share after this offering			$
Dilution per share to investors participating in this offering			$

The number of shares of common stock to be outstanding after the offering, assumes no exercise by the underwriters of their option to purchase up to an additional                   shares of common stock to cover over-allotments, if any, and:

●	assumes no exercise by the representative of the underwriters of its option to purchase up to an additional shares of common stock to cover over-allotments, if any;

●	excludes 12,686,664 shares of our common stock issuable upon the exercise of options to purchase 12,686,664 shares of common stock with a weighted average exercise price of $0.41 per share; and

●	assumes no further awards under the Company’s equity compensation plans (after October 31, 2020).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is presently quoted on the OTC Pink Market, operated by OTC Markets Group Inc., under the symbol “GMGI”. At present, there is a very limited market for our common stock. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

We have applied to list our common stock on The NASDAQ Capital Market under the symbol “GMGI”. The approval of our listing on The NASDAQ Capital Market or NYSE American is a condition of closing this offering. No assurance can be given that our application will be accepted.

The following table sets forth the range of high and low sales prices for our common stock for each of the periods indicated as reported by the OTC Pink Market. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

12 Month Period Ended January 31, 2022	High	Low

Quarter ended April 30, 2021 (through March 18, 2021)	$6.44	$4.60

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12 Month Period Ended January 31, 2021	High	Low

Quarter ended April 30, 2020	$1.92	$0.19
Quarter ended July 31, 2020	4.00	0.97
Quarter ended October 31, 2020	7.55	3.00
Quarter ended January 31, 2021	7.75	4.00

6 Month Period Ended January 31, 2020	High	Low

Quarter ended October 31, 2019	1.10	0.54
Quarter ended January 31, 2020	0.90	0.52

12 Month Period Ended July 31, 2019	High	Low

Quarter ended October 31, 2018	$0.18	$0.09
Quarter ended January 31, 2019	0.21	0.12
Quarter ended April 31, 2019	0.59	0.16
Quarter ended July 31, 2019	1.01	0.33

On March 18, 2021, the closing price for our common stock on the OTC Pink Market was $5.34 per share with respect to an insignificant volume of shares.

The volume of shares traded on the OTC Pink Market was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares.

Holders

According to the records of our transfer agent, as of March 18, 2021, there were approximately 85 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees, or other fiduciaries.

Dividends

We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short‑term and long‑term cash availability, working capital, working capital needs, and other factors as determined by our Board of Directors. Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and accompanying notes included elsewhere in this prospectus. The following discussion contains forward‑looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward‑looking statements. These forward‑looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward‑looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this prospectus, particularly under “Risk Factors,” and in other reports we file with the SEC. The Company undertakes no obligation to revise or update publicly any forward‑looking statements for any reason. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus.

The following discussion is based upon our Consolidated Financial Statements included elsewhere in this prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. In the course of operating our business, we routinely make decisions as to the timing of the payment of invoices, the collection of receivables, the shipment of products, the fulfillment of orders, the purchase of supplies, and the building of inventory, among other matters. Each of these decisions has some impact on the financial results for any given period. In making these decisions, we consider various factors including contractual obligations, customer satisfaction, competition, internal and external financial targets and expectations, and financial planning objectives. On an on‑going basis, we evaluate our estimates, including those related to sales returns, allowance for doubtful accounts, impairment of long‑term assets, especially goodwill and intangible assets, assumptions used in the valuation of stock‑based compensation, and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operations

The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and the notes to these statements included in this prospectus. For all periods presented, the consolidated statements of income and consolidated balance sheet data set forth in this prospectus have been adjusted for the reclassification of discontinued operations information, unless otherwise noted.

Results of operations for the six months ended January 31, 2020 as compared to the six months ended January 31, 2019

Revenues

During the six months ended January 31, 2020 and 2019, revenues from related party were $1,087,816 and $1,349,485, and revenues from third party were $670,783 and $2,752. The increase of total revenue can be attributed to the increasing registered end-users from our third party customers.

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Cost of goods sold

During the six months ended January 31, 2020 and 2019, costs of goods sold were $57,224 and $138,502, respectively. During the year ended July 31, 2018, the Company recognized the value of stock options granted to consultants in terms of the 2018 Equity Incentive Plan as cost of goods sold. This recognition was based on the fact that the Stock Options directly contributed to the revenue generated from certain intellectual property and know-how acquired from Luxor in February 2018 (the “GM2 Asset”). The decrease in cost of goods sold was due to the adoption of new Accounting Standards Update 2018-07-Compensation-Stock Compensation (Topic 718)(“ASU 2018-07”), in which the Company is not required to re-value options at each reporting date.

Cost of goods sold represent the costs of delivering the service to the customer and primarily consist of royalty expenses, amortization of intangible assets including development costs, marketing costs, and technology infrastructure all of which are recognized on an accrual basis. We incur royalty expenses paid to third parties for gaming content which are expensed as incurred. Royalty expenses are calculated in accordance with agreements on a monthly basis and are based on net gaming revenues. Marketing costs primarily consists of advertising expenses to attract new players and gamblers to the gaming provided on our platform. Marketing expenses are expensed as they are incurred.

General and administrative Expenses

During the six months ended January 31, 2020 and 2019, general and administrative expenses in total were $297,149 and $221,616, respectively. The general and administrative expenses from related parties were $66,000 and $88,240, respectively. The increase in general and administrative expense was primarily a result of the increase in consulting fees and back office expenses. General and administrative expenses consisted primarily of advertising and promotion expenses, general office expenses and consulting fees.

General and administrative expenses consist primarily of staff and consulting expenses, including salaries, bonuses, and benefits, as well as corporate and professional expenses, director remuneration, depreciation expense, and share-based payment expenses all of which are recognized on an accrual basis, being expensed as incurred. Staff expenses primarily consists of employee compensation and benefits for functions such as office administrative, finance, accounting, legal, and human resources.

Compensation Expense – Acquisition Cost - Related Party

During the six months ended January 31, 2020 and 2019, the acquisition cost was $0 and $84,082, respectively. The acquisition cost was a result of an Asset Purchase Agreement entered into on February 28, 2018, with Luxor, which is wholly-owned by the Company’s Chief Executive Officer and Chairman, Anthony Brian Goodman. Pursuant to the Asset Purchase Agreement, the Company purchased the GM2 Asset and 50% of the revenues generated by the GM2 Asset during the 12-month period of March 1, 2018 to February 28, 2019 would be paid to Luxor. As of July 31, 2018, the Company estimated a number for the acquisition cost at $1,242,812. The acquisition cost for the six months ended January 31, 2019 was an adjustment to the estimated number.

Professional fees

During the six months ended January 31, 2020 and 2019, professional fees were $26,944 and $30,068, respectively. Professional fees consisted primarily of SEC filing fees, legal fees and accounting and audit fees.

Amortization Expense

During the six months ended January 31, 2020 and 2019, amortization expenses were $392,101 and $114,180, respectively. The increased amortization expense was due to stock options granted to Anthony Brian Goodman and Weiting ‘Cathy’ Feng on September 16, 2019 under the Company’s 2018 Equity Incentive Plan.

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Bad Debt Expense

During the six months ended January 31, 2020 and 2019, bad debt expenses were $10,839 and $0, respectively. As of January 31, 2020, the Company had an accounts receivable of $10,839 from Globaltech Software Services LLC, a Company from which our CEO previously had an interest but does not have an interest as of this date. The amount was due over one year, so the Company decided to record a bad debt expense for the total amount of $10,839.

Interest Expense

During the six months ended January 31, 2020 and 2019, interest expenses were $26,227 and $7,994 respectively. The principal reason for the increase in the interest expense was that the Company issued a Promissory Note of $1,031,567 to Luxor on April 1, 2019. The interest rate for the Promissory Note was 6%.

Gain (loss) on derivative liability - note conversion feature

During the six months ended January 31, 2020 and 2019, loss on derivative liability was $0 and $1,899, respectively. The decrease in the expense was mainly due to the settlement of the convertible notes and fair value change of derivative liabilities.

Gain (loss) on extinguishment of debt

During the six months ended January 31, 2020 and 2019, loss on extinguishment of debt was $0 and $106. The loss was due to the settlement of a convertible note owed to LG Capital Funding, LLC. A settlement and mutual general release agreement was reached between the Company and LG Capital Funding LLC on August 28, 2018, whereby the Company paid a total of $8,118 to settle the note.

Interest income

During the six months ended January 31, 2020 and 2019, interest income was $18,659 and $0, respectively. The interest income was from the Wells Fargo Saving account which the Company opened in February 2019.

Net Income

During the six months ended January 31, 2020 and 2019, net income was $966,774 and $753,790. The increase in net income was due to the increase in revenues and the decrease in acquisition costs and costs of goods sold.

Results of operations for the year ended July 31, 2019 as compared to the year ended July 31, 2018

Revenues

The Company generated $2,429,442 of revenues from related parties during the year ended July 31, 2019 as compared to $915,804 for the year ended July 31, 2018. The Company generated $452,771 in revenues from third parties for the year ended July 31, 2019 compared to $0 for the year ended July 31, 2018.

The increase in revenues was primarily due to two factors:

On July 1, 2018, Red Label Technology Pty Ltd. and the Company entered into a License Agreement. Red Label wished to license the use of the GM-X System to support its business-to-business sales. During the year ended July 31, 2019, Red Label contributed to 16% of the total revenue.

On July 1, 2018, Articulate and the Company entered into an Addendum to License Agreement (“Addendum”). Articulate requested that the Company provide system for usage in Malaysian Currency. The new market also contributed to 26% of the total revenue of this year.

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Cost of goods sold

During the years ended July 31, 2019 and 2018, costs of goods sold were $21,998 and $72,003, respectively. During the fiscal year ended July 31, 2018, the Company recognized the value of stock options granted to consultants in terms of the 2018 Equity Incentive Plan as cost of goods sold. This recognition was based on the fact that the Stock Options directly contributed to the revenue generated by the Company’s GM2 Asset. The decrease in cost of goods sold during the fiscal year ended 2019 was due to the adoption of new accounting standard ASU 2018-07, in which the Company is not required to re-value options at each reporting date.

General and administrative Expenses

During the years ended July 31, 2019 and 2018, general and administrative expenses in total were $520,987 and $395,140, respectively. The general and administrative expenses from related parties were $199,648 and $209,100, respectively. The increase in general and administrative expense was primarily a result of the increase in consulting fees and back office expenses. General and administrative expenses consisted primarily of advertising and promotion expenses, general office expenses and consulting fees.

Compensation Expense – Acquisition Cost - Related Party

During the years ended July 31, 2019 and 2018, the acquisition cost was $90,873 and $1,242,812, respectively. The acquisition cost was a result of an Asset Purchase Agreement entered into on February 28, 2018, with Luxor, which is wholly-owned by the Company’s Chief Executive Officer and Chairman, Anthony Brian Goodman. Pursuant to the Asset Purchase Agreement, the Company purchased the GM2 Asset and 50% of the revenues generated by the GM2 Asset during the 12-month period of March 1, 2018 to February 28, 2019 would be paid to Luxor. As of July 31, 2018, the Company estimated a number for the acquisition cost at $1,242,812. The acquisition cost for the year ended July 31, 2019 was an adjustment to the estimated number.

Professional fees

During the years ended July 31, 2019 and 2018, professional fees were $60,631 and $67,687, respectively. The auditing fee increased by $16,967, but $15,877 of which was paid for the year ended July 31, 2018. There was a decrease in the legal fees by $14,572. Professional fees consisted primarily of SEC filing fees, legal fees and accounting and audit fees.

Amortization Expense

During the years ended July 31, 2019 and 2018, amortization expenses were $206,842 and $129,109, respectively. The increased amortization expense was due to stock options granted to Anthony Brian Goodman and Weiting ‘Cathy’ Feng in terms of the 2018 Equity Incentive Plan.

Bad Debt Expense

During the years ended July 31, 2019 and 2018, bad debt expenses were $168,557 and $0, respectively. As of July 31 2019, the Company had an accounts receivable of $433,115 from Red Label Technology Pty Ltd. Whilst management is confident that Red Label will settle the debt, it has recorded a bad debt expense in the amount of $168,557.

Interest Expense

During the years ended July 31, 2019 and 2018, interest expenses were $45,350 and $162,041 respectively. The principal reason for the decrease in the interest expense was that the Company did not issue any convertible notes during this year, and therefore did not incur any interest expenses due to derivative liabilities.

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Gain (loss) on derivative liability - note conversion feature

During the years ended July 31, 2019 and 2018, loss on derivative liability was $5,081 and $165,514, respectively. The decrease in the expense was mainly due to the settlement of the convertible notes.

Gain (loss) on extinguishment of debt

Loss on extinguishment of debt was $106 for the year ended July 31, 2019 as compared to gain on extinguishment of debt of $129 for the year ended July 31, 2018. The loss was due to the settlement of a convertible note owed to LG Capital Funding, LLC. A settlement and mutual general release agreement was reached between the Company and LG Capital Funding LLC on August 28, 2018, whereby the Company paid a total of $8,118 to settle the note.

Interest income

During the years ended July 31, 2019 and 2018, interest income was $8,120 and $0, respectively. The interest income was from the Wells Fargo Saving account which the Company opened in February 2019.

Net Income (loss)

The Company had net income of $1,769,908 for the financial year ended July 31, 2019 and had sustained a loss of $1,318,373 for the year ended July 31, 2018. The increase in net income was due to the increase in revenues and the decrease in acquisition costs, the decrease in interest expenses and the lower derivative expenses as stated above.

Liquidity and Capital Resources

The Company had $5,009,996 of cash on hand at October 31, 2020 and total assets of $6,811,829 (all of which were current assets). The Company had total working capital of $5,854,060 as of October 31, 2020. The Company had total liabilities (which were all current liabilities) of $957,769 as of October 31, 2020, which included $66,803 of settlement payable to Luxor, a related party, $405,313 of accounts payable to related parties, $243,371 of accounts payable and accrued liabilities, and $211,171 of customer deposits.

See Note 2 to the unaudited financial statements included herein under “Index to Financial Statements”, for a description of outstanding notes payable; Note 4 to the unaudited financial statements included herein under “Index to Financial Statements”, for a description of customer deposits; and Note 5 to the unaudited financial statements included herein under “Index to Financial Statements”, for a description of related party transactions.

We do not currently have any additional commitments or identified sources of additional capital from third parties or from our officers, directors, or majority shareholders. Additional financing may not be available on favorable terms, if at all.

In the future, we may be required to seek additional capital by selling additional debt or equity securities, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. Financing may not be available in amounts or on terms acceptable to us, or at all. In the event we are unable to raise additional funding and/or obtain revenues sufficient to support our expenses, we may be forced to scale down our operations, which could cause our securities to decline in value.

Cash flows from operating activities include net income adjusted for certain non-cash expenses, and changes in operating assets and liabilities. Significant non-cash expenses for the period include stock-based compensation and imputed interest.

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The Company generated cash from operating activities of $1,799,079 during the nine months ended October 31, 2020 due primarily to $345,922 of net income, and non-cash expenses relating to stock-based compensation (including options issued for services and stock issued for services) which were $1,234,257 during the nine months ended October 31, 2020.

The Company generated cash from operating activities of $1,584,931 in the nine months ended October 31, 2019 due primarily to $1,562,006 of net income, and $168,557 of bad debt expense, offset by a net of ($332,796) in changes in operating assets and liabilities during the nine months ended October 31, 2019.

During the nine months ended October 31, 2020, cash provided by financing activities was $1,354,412 which was primarily due to the sales of equity securities in August, 2020 in a private placement as discussed in “Note 6 – Equity” to the unaudited financial statements included herein under “Index to Financial Statements”. During the nine months ended October 31, 2019, cash used in financing activities was $398,313, which was due to the repayment of a Promissory Note owed to Luxor.

Material Events and Uncertainties

Our operating results are difficult to forecast. Our prospects should be evaluated in light of the risks, expenses and difficulties commonly encountered by comparable development stage companies.

There can be no assurance that we will successfully address such risks, expenses, and difficulties.

Off‑Balance Sheet Arrangements

We had no outstanding off‑balance sheet arrangements as of October 30, 2020 or January 31, 2020.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with Accounting Standards Codification (ASC) 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination.

Recently Issued Accounting Standards

For more information on recently issued accounting standards, see “Note 3 - Summary of Accounting Policies”, to the audited financial statements included herein under “Index to Financial Statements”.

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DESCRIPTION OF BUSINESS

Organizational History

The Company was incorporated in the State of Nevada on June 4, 2008, under the name Ibex Resources Corp. The Company’s business at the time was mining and exploration of mineral properties. In October 2009, the Company changed its name to Source Gold Corp, remaining in the business of acquiring exploration and development stage mineral properties. In April 2016, the Company changed its name to Golden Matrix Group, Inc., changing the direction of the Company’s business to focus on software technology.

On February 18, 2016, Edward Aruda, the then Chief Executive Officer, Secretary, Treasurer and Director of the Company, tendered his resignation from the Company as CEO, Secretary and Treasurer, remaining as a Director of the Company. On February 18, 2016, the Board of Directors appointed Mr. Anthony Brian Goodman as Chief Executive Officer, President, Secretary, Treasurer, and Chairman of the Board of Directors, and appointed Ms. Weiting ‘Cathy’ Feng as Chief Financial Officer and Director of the Company.

On February 22, 2016, the Company entered into an Asset Purchase Agreement with Luxor Capital, LLC (“Luxor Capital”), a Nevada limited liability corporation, which is wholly-owned by the Company’s Chief Executive Officer and Chairman, Anthony Brian Goodman. The Company purchased a certain intellectual property relating to gaming (“Gaming IP”), along with the “know how” of that Gaming IP from Luxor. In consideration for the purchase, the Company agreed to issue 11,112 shares of the Company’s Common Stock and a Convertible Promissory Note in the amount of $2,374,712. On February 26, 2016, 11,112 shares were issued to Luxor Capital, LLC.

On April 1, 2016, the Company entered into a Back Office/Service Provider Agreement with Articulate Pty Ltd (“Articulate”), which is wholly-owned by Anthony Brian Goodman, CEO and Chairman of the Company and his wife Marla Goodman, for consulting services. Pursuant to the agreement, Articulate would receive $4,500 per month for services rendered and reimbursement of office expenses from the Company for the first three months of the agreement and $9,000 per month thereafter, together with $1,500 per month toward rent and reimbursement of expenses. The agreement also provides the right for Articulate to convert any of the amount due into a convertible promissory note, which is convertible into the Company’s common stock at the seven-day average closing price prior to conversion. The agreement continued indefinitely until terminated by either party with 12 months prior notice. On January 1, 2018, the Company and Articulate entered into an addendum to the agreement to terminate the Company’s obligation to pay $9,000 per month to Articulate. On December 1, 2018, the Company and Articulate amended the agreement to require the Company to pay $3,500 per month in rental contribution to Articulate, as well as certain other expenses totaling $2,000. On August 1, 2019, the parties further amended the agreement to increase the amount of rental contribution to $4,000 and provide for certain other expenses to be payable to Articulate totaling $7,000. On November 1, 2019, the parties entered into a further addendum to the agreement, to provide for the agreement to remain in place for continuous 30-day periods, unless either party terminates the agreement with 30 days’ notice.

On April 8, 2016, Mr. Aruda resigned from his position on the Board of Directors with the Company. Mr. Aruda’s resignation was not due to any disagreement on any matter relating to the operations, policies, or practices of the Company.

On April 22, 2016, the Company entered into an operator services agreement with Game Sparks Technologies Limited (“Gamesparks”), to assist the Company in developing and providing a social online gaming platform. On March 2, 2018, the Company reaffirmed its operator service agreement with Gamesparks, which is now a wholly-owned division of Amazon.com Inc (“Amazon”). This project is currently on hold and the Company will reassess the viability of this project in the new financial year.

On May 25, 2016, the Company entered into a Cancellation and Release Agreement with certain holders of promissory notes issued pursuant to agreements made with previous management, in the amount totaling $2,693,697, and in exchange for the return of mining claims held by the Company.

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On June 1, 2016, the Company entered into a distribution usage rights agreement with Globaltech Software Services LLC. (“Globaltech”), whereby the Company agreed to provide certain proprietary technology in the form of a Credit Management system, Gaming system, and other Marketing and Gaming Technology. This agreement allowed the Company to bring operating revenue to the Company, and solidify the Company’s expertise in the gaming market. The distribution usage rights agreement was cancelled effective as of December 1, 2018.

On September 22, 2016, the Company entered into a Cancellation and Release Agreement with certain holders of promissory notes issued pursuant to agreements made with previous management, in the amount totaling $709,336, and in exchange for the return of mining claims held by the Company. The Company no longer has any mining assets. All mining claims and assets were disposed of, and/or transferred in exchange of the cancellation of convertible notes held by various note holders.

On February 28, 2018, the Company entered into an Asset Purchase Agreement with Luxor Capital.. Pursuant to the Asset Purchase Agreement, the Company purchased certain intellectual property and know-how relating to a proprietary gaming solution from Luxor Capital (the “GM2 Asset”), in exchange, the Company issued 625,000,000 shares of common stock, and an Earn Out Payment calculated at 50% of the revenues generated by the GM2 Asset during the 12-month period from March 1, 2018 to February 28, 2019. A convertible note was required to be issued to Luxor Capital before April 30, 2019, was to bear interest at the rate of 4% per annum, and be convertible into shares of the Company’s common stock at a conversion price equal to the average of the seven trading days closing prices on the date prior to conversion. The GM2 Asset included all source code and documentation.

On March 1, 2018, the Company entered into a License Agreement (the “License Agreement”) with Articulate. Pursuant to the License Agreement, Articulate received a license from the Company to use the GM2 Asset technology in East Asia to support gaming activity on mobile and desktop devices. Articulate agreed to pay the Company a usage fee calculated as a certain percentage of the monthly content and software usage within the GM2 Asset system (adjusted for U.S. dollars) in consideration for the use of the GM2 Asset technology. Specifically, the Company is due 0.25% of the monthly fees generated by the GM2 Asset in the event such fees are less than $100,000,000; 0.2% of the monthly fees generated by the GM2 Asset in the event such fees are over $100,000,000 and less than $200,500,000 and 0.15% of the monthly fees generated by the GM2 Asset in the event such fees are over $200,500,001.

Any amount of fees not paid when due accrue interest at the lesser of 3% per annum above LIBOR or the highest rate permitted by law. The License Agreement had an initial term of 12 months and automatically renews thereafter for additional 12-month terms, provided that the License Agreement may be terminated at any time with 30 days prior notice. The License Agreement has continued to automatically renew on a 12-month basis, with the most recent renewal being for the 12 months ended March 1, 2022.

On April 1, 2019, the Company issued Luxor Capital a promissory note, which final note terms provide for a principal balance of $1,031,567, with interest accruing on the unpaid balance at a rate of 6% percent per annum. Installments of 20% of the total value of principal and interest was due on signing the note, 40% of the total value was due on October 1, 2019, and 40% of the total value including any accrued interest was due on the April 1, 2020.

As of January 31, 2020, the balance of the principal of the Promissory Note was $170,254; interest accrued was $39,013, and a late fee payable was $4,000. The total amount due was $213,267, which is convertible into the Company’s common stock as discussed above. As of January 31, 2021, the full amount of the note had been repaid.

On July 1, 2018, the Company entered into a License Agreement with Red Label Technology Pty Ltd. (“Red Label”), pursuant to which the Company agreed to provide interactive gaming technology, online marketing systems and customer relation management systems to Red Label. Red label received a license from the Company to use a unique system in incorporating gaming content, gaming management and marketing solutions to support the Company’s business-to-business operations.

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On December 1, 2018, the Company entered into a Cancellation of Distribution Usage Rights Agreement with Globaltech. The parties have agreed to suspend minimum monthly charges from December 1, 2018 and work together to enter into a Co-operation agreement in coming months.

Prior Mining Claims

The Company previously held mining assets, which it no longer owns. All mining claims and assets were disposed of and/or transferred in exchange of the cancellation of convertible notes held by various note holders.

Novel Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus, which causes the infectious disease known as COVID-19, was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” on January 30, 2020 and a global pandemic on March 11, 2020. In March and April, many U.S. states and foreign jurisdictions began issuing ‘stay-at-home’ orders. Subsequently, and continuing through the date of this prospectus, the COVID-19 pandemic adversely impacted global commercial activity, disrupted supply chains and contributed to significant volatility in financial markets. In 2020, the COVID-19 pandemic adversely impacted many different industries. The ongoing COVID-19 pandemic could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown.

A significant or prolonged decrease in consumer spending on entertainment or leisure activities would likely have an adverse effect on demand for our product offerings, reducing cash flows and revenues, and thereby materially harm our business, financial condition and results of operations. In addition, a recurrence of COVID-19 cases or an emergence of additional variants or strains could cause other widespread or more severe impacts depending on where infection rates are highest. We will continue to monitor developments relating to disruptions and uncertainties caused by COVID-19.

As shown in our results of operations herein, we have to date, not experienced any significant material negative impact to our operations, revenues or gross profit due to COVID-19. However, moving forward, the range of possible impacts on the Company’s business from the coronavirus pandemic could include: (i) changing demand for the Company’s products and services; (ii) rising bottlenecks in the Company’s supply chain; and (iii) increasing contraction in the capital markets. At this time, the Company believes that it is premature to determine the potential impact on the Company’s business prospects from these or any other factors that may be related to the coronavirus pandemic; however, it is possible that COVID-19 and the worldwide response thereto, may have a material negative effect on our operations, cash flows and results of operations.

Currently we believe that we have sufficient cash on hand, and availability to raise additional funding, or borrow additional funding, as needed, to support our operations for the foreseeable future; however, we will continue to evaluate our business operations based on new information as it becomes available and will make changes that we consider necessary in light of any new developments regarding the pandemic.

The future impact of COVID-19 on our business and operations is currently unknown. The pandemic is developing rapidly and the full extent to which COVID-19 will ultimately impact us depends on future developments, including the duration and spread of the virus, as well as potential seasonality of new outbreaks.

Who We Are and What We Do

We are an established provider of enterprise Software-as-a-Service (“SaaS”) solutions for online casino operators and online sports betting operators, commonly referred to as iGaming operators.

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We develop and own online gaming intellectual property (IP) and build configurable and scalable, turn-key and white-label gaming platforms for our international customers, located primarily in the Asia Pacific region.

As of January 31, 2021, our systems had over 3.5 million registered players and a total of more than 400 unique casino and live game operations within all of our platforms including our GM-X, Turnkey Solution, and White Label Solutions.

The GM-X System provides access to over 4,000 unique, state of the art, online games, delivered by some of the world’s leading gaming providers.

Players play approximately 14 million games a day and wager approximately $14.5 million a day via the GM-X System platform.

The GM-X System turn-key solution (including modular, configurable and scalable gaming platforms), is a complete software package for starting an online gaming business, incorporating all the tools and gaming content necessary to run an online Casino and/or Sportsbook and offers a full suite of tools and features for successfully operating and maintaining an online gaming website; from player registration to user management and content management.

The GM-X System has been deployed primarily in the Asia Pacific and we are currently focused on expanding our deployment into Europe, U.S., South America, and Africa. The online gambling industry, in the U.S., is essentially regulated at the state level. The Company is currently in discussions with multiple specialist gaming attorneys in the U.S. and currently plans to engage one of these gaming specialists to represent the Company in its applications for a gaming license in the U.S.

The GM-X System provides a platform that facilitates our gaming customers’ operating online casinos, sportsbooks, lottery, and live games, as well as providing customers with seamless access to large portfolios of licensed gaming content, provided by established, licensed and accredited gaming content providers. We have distribution agreements with third party content providers to resell their game content. The game content includes games such as slots, table games (e.g., roulette, blackjack, and poker), sportsbooks and “live games.” A “live game” is when a live casino game is shown via a live streaming video link in real time from a casino table where live dealers deal cards from a licensed studio and allow players to place an online bet on the outcome of the card game. We have been granted distribution rights for the gaming content that we provides to our customers. Leading third party content providers to the GM-X System include Playtech Ltd, Skywind Ltd, Microgaming, Amelco UK, Red Ruby, and Gamefish.

Our GM-X System provides the core platform for our online casino and sportsbook operators. The system contains the back-office tools necessary for the customer to run a successful online iGaming operation. These tools include player account registration and creation, sophisticated payment services and gateways, geolocation, marketing, loyalty management, real-time analytics, and comprehensive reporting. The Company’s platform can be accessed through both desktop and mobile applications.

The Company has developed its own proprietary Peer-to-Peer E-sports gaming product which is expected to launch in the coming months. This product will be marketed as the Player2P Platform (“Player2P”). The Player2P brand will be focused solely on esports gambling and 18+ gaming (i.e., gaming by those over 18 years of age). Player2P is expected to not only offer users traditional casino style games but allow players to compete against each other whilst playing E-sport console games.

In addition to launching the Player2P product into our existing distribution network, we will aim to launch this business-to-consumer (B2C) platform into selected States in the U.S., subject to regulatory approvals.

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The Company plans to launch Player2P games as an E-sport skill game wherein competitive contestants compete against live opponents in video games, either online or in-person with real money at stake, subject to compliance with applicable law, and approval from applicable authorities.

Our GM-X System is designed to enable our customers to rapidly launch and scale their iGaming and online sportsbook operations. The GM-X System supports both social and real money online casino gaming (“iGaming”). The back-office of the GM-X System contains comprehensive player management capabilities, in which customer and player activity data is stored and processed in real-time. The back office offers analytic and reporting tools to help our customers create loyalty and attempt to generate the highest value from players. The GM-X System also provides customers access to extensive and comprehensive data to assist them with optimizing player value and loyalty.

Our customers are primarily licensed online gaming operators. The Company also provides services and resells third party gaming content to licensed online gaming distributors. The majority of the Company’s customers hold gaming licenses in Asia, South America, and Europe. The Company provides business-to-business services and products and does not deal directly with players.

According to a study by Grand View Research, the online gaming industry is expected to witness substantial growth over the next five years, and in addition to the growth opportunity we see within our existing core markets, a large and growing universe of additional potential new customers for the GM-X System. Our focus will be on developing markets such as Latin America, Africa, and selected U.S. States that are currently implementing regulated frameworks for allowing real money betting. As a result, we believe we have a significant opportunity to expand our tried and tested systems into a much broader global market because our proprietary gaming technologies are flexible and scalable and have been built and tested over many years.

Our core markets are currently the Asia-Pacific (APAC) region and while we have a solid customer base; we are continuing to engage new gaming operators on a regular basis and we anticipate that our current operators will continue to grow. A September 2020 report by Statista reports that the gaming industry (including all games, not just online gambling) in the APAC region will be worth more than $174 billion by 2021, after seeing APAC games revenue amounting to $72.2 billion in 2019, which was more than double the revenue of the North American gaming market. Our vision is to become the platform of choice for casinos and sportsbook operators seeking to transition from a land-based casino and sportsbook environment onto an online environment.

Our Platform and Services

The GM-X System provides a unified, flexible, and highly scalable platform that can be rapidly deployed for social iGaming, real money iGaming, and online sports betting. In addition to our platform, we offer a seamless integration of the world’s leading casino games, sportsbook systems, and live games.

The Company has distribution rights for the distribution of third-party casino games, live games and sportsbook systems.

The Company generates revenue from these services based on fees charged pursuant to applicable contracts, which revenue is recognized over the time during which the services are provided. Typically, we are paid a portion of the revenue generated from our licensed content and pay the owners of such licensed games a portion of the revenue we receive.

The Company provides its systems as an enterprise SaaS solution, as well as providing third party games. Revenue streams are generated by the use of the GM-X System by our customers and also the use of the gaming content by our customers. Customers are primarily online casino operators and online sports betting operators, commonly referred to as iGaming operators as well as gaming content distributors.

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Our GM-X System incorporates multiple modules, including, gaming content, sportsbook, player registration, payment gateways, back-office reports, accounting, management and customer loyalty and marketing tools.

Our real money iGaming applications complies with the Unlawful Internet Gambling Enforcement Act of 2006 and with the federal Wire Act of 1961. Payment gateways integrate with a wide range of third party payment processors.

We may in the future need to initiate infringement claims or litigation. Litigation, whether we are a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination favorable to us. In addition, litigation is inherently uncertain, and thus we may not be able to stop our competitors from infringing upon our intellectual property rights, even if we are successful in any litigation.

Despite our efforts to protect our technology and proprietary rights through licenses and contractual protections, unauthorized parties may still copy or otherwise obtain and use our software and technology. In addition, we intend to continue to expand our international operations, and effective intellectual property, copyright and trade secret protection may not be available or may be limited in foreign countries. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Further, other companies in the real money and social casino gaming industries may own large numbers of patents, copyrights and trademarks and may threaten litigation, or file suit against us based on allegations of infringement or other violations of intellectual property rights. We may face allegations in the future that we have infringed on the intellectual property rights of third parties, including our competitors and non-practicing entities.

We also face the risk that third parties will claim that we infringe on their intellectual property rights, which could result in costly license fees or expensive litigation.

The iGaming and sports betting industries are subject to rapid technological change and we are developing technology and intellectual property that we believe is unique and provides us with a commercial advantage. While we respect third parties’ intellectual property rights avoid the inadvertent use of third party intellectual property, we may face claims in the future that the products or solutions that we develop, or those provided to us by third parties or used by our customers, infringe on third parties’ intellectual property rights.

GM-X System

Our GM-X System platform offers:

•	White Label flexible front-end development

Customized and localized design of the casino operator’s mobile application and website, with a branded experience that is consistent with the casino operator’s brand and market positioning and streamlines player registration and account funding.

We host our customers’ iGaming operations on a combination of proprietary and cloud servers including the Amazon Elastic Compute (EC2) Server. The Amazon EC2 Cloud is part of Amazon.com’s cloud-computing platform which is a highly scalable agile service enabling the Company’s ability to build, deploy and manage websites, apps or processes.

•	World’s leading gaming content

The GM-X System platform features a proprietary gaming engine that seamlessly integrates a large portfolio of gaming content that serves third party gaming content via a technical ‘middle layer’ that permits third party games to be published to the customers end user players through a single integration. The Company also offers operators quick access to our entire gaming portfolio via a single direct integration.

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•	Online Sportsbook

We provide a seamless integration to one of the world’s leading Sportsbook Systems operated by Amelco UK Limited (“Amelco”), through a license and services agreement, discussed below. Amelco is a leading provider of sports betting platforms to some of the world’s leading gaming operators and one of the world’s most respected sportsbook providers. Utilizing Amelco we can provide pricing, trading and execution platforms for customers via the GM-X System. Amelco’s customers include Wynn Casinos, Stars Group, Paddy Power Betfair, GVC, HKLJC, and BetStars. Amelco has secured regulatory approval to operate in Colorado and Pennsylvania.

•	Loyalty Tools

•	Retention and Acquisition

The GM-X System provides comprehensive marketing and loyalty tools including Free Spins, Cash Bonuses, Leader Boards, Cash Back offers, Tournaments allowing casino operators to put their offers, games and unique brand experience in their players’ hands extending player sessions, increasing reactivation of players, boosting retention, and designing attractive bonus campaigns. Free Spins are a promotional acquisition and retention tool wherein the casino offers players a chance to play new and exciting slots without risking their own cash. The players can win real money and try out the latest online slot machines for free. Bonuses are free cash granted to players in response to a player’s wagering or activity within the casino. We have found that both are powerful loyalty tools.

•	Data Analytics

The GM-X System offers in-depth real time, structured, transactional and gameplay data providing an overview of the gaming platform’s performance, player activity, and real time visibility, allowing customers to make better decisions and to drill down into the data and see gaming activity at game play or transaction level.

Advanced reporting tools provide operators’ full visibility and control of the entire player lifecycle from one centralized point for all operational needs. A single account overview gives operators the capabilities and flexibility to tailor data-driven communication to player segments or even individual players, increasing the relevance of marketing activity to streamline costs and resources.

•	Support – 24/7 Gaming Support

We provide a range of term-based operational services to support our customers’ online gaming operations. Our tailored managed services include player customer support across email, phone and live chat, marketing agency services and network management with a 24/7 uptime guarantee. We also provide custom game theme development services in select engagements where customers seek to differentiate themselves with gaming content unique to a customer’s branded experience.

•	Currencies

All major currencies are supported by the GM-X System.

•	Languages

Multiple out-of-the-box language options are available on the GM-X System.

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Our Business Model

We provide platform and software services to our customers as well as third party gaming content which are all central to customer’s real money and social iGaming operations. We also provide associated services including software development and technical and customer support.

Our customers are primarily online casino operators and online sports betting operators, commonly referred to as iGaming operators, as well as the third party gaming content distributors which are essentially resellers of our gaming content and our systems. Our customers are located in the Asia Pacific region, as well as in Europe.

We earn revenue through a number of different streams, including:

(1)	Online iGaming platform and software services;
(2)	Resale of online gaming content from third party gaming content providers;
(3)	Software Development Services; and
(4)	Customer Support and Technical Support services.

In respect of our iGaming platform and third party content, our revenue is calculated on a share of the revenues generated by our customers’ use of our platform and gaming content in their offering of real money iGaming and social iGaming to their players.

Set out below is additional details regarding how we recognize revenue for each of our revenue streams.

(1) Online iGaming Platform, Software Services and Third Party Gaming Content

We generate revenue through service agreements with customers and distributors, when our customers use our platform, software and third party gaming content in operating their real money and social iGaming offerings.

In real money iGaming, conducted via websites, apps, and social networking, real money is wagered for monetary prizes. In social iGaming (social casino) gambling games, no money is paid out for wagers (no “Cash Out” option) and thus no real-world financial benefit is gained from winning social casino games. In the social casino setting, a player can purchase chips with which to gamble on more games, but these chips have no real-world value and cannot be redeemed for cash.

Distributors are customers that act as sales agents and distribute our systems and third party gaming content to casino and sports book operators. Distributors traditionally make a small margin on the resale of our systems and the third party gaming content.

We enter into revenue share agreements with our customers wherein we receive a percentage of the operator’s net gaming revenue generated on our platform, or alternatively a usage fee based on a percentage of wagering that takes place on the system. This percentage varies based on a range of factors, including the source of the operator revenue (iGaming versus online sports betting) and the brand or source of the gaming content served to players on our platform (internally developed systems versus gaming content licensed from third party gaming developers).

The Company pays third party gaming developers a percentage of the operator’s net gaming revenue generated on our platform, the Company effectively receives a margin of gaming revenue, by charging the operator a higher percentage than it pays to the third party supplier.

iGaming is players wagering on the outcome of a game online, and these activities include poker, slots, table games (poker, blackjack, etc.), live games and lottery games. Sportsbetting is a form of gambling that entails a player placing a wager, also known as a bet, on the outcome of a sporting event.

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(2) Resale of online gaming content from third party gaming content providers

The Company has license agreements with distributors. These distributors are customers that act as sales agents and distribute our systems and third-party gaming content to casino and sports book operators. Distributors traditionally make a small margin on the resale of our systems and the third-party gaming content.

(3) Platform Software Development Services

We generate revenue from platform software development services based on fees earned from the provision of platform development and related services. Revenue from platform and other development services is recognized over time as we transfer control of the good or service and, accordingly, satisfy our performance obligation.

(4) Support Services

The Company generates revenue from providing 24-7 technical and customer support services. We designed our business model to align our incentives with those of our operator partners. During the implementation phase of a new deployment, we bill our customers for professional services provided. Upon the successful deployment of the GM-X System, we generally provide ongoing managed services pursuant to term-based agreements. Unlike traditional on-premise enterprise software deployments, which feature licenses and maintenance contracts, we retain exclusive access to our source code and provide software updates on a continuing basis.

Intellectual Property

Our intellectual property includes the source code for our GM-X System and other iGaming IP, the content of our websites, our registered domain names, our registered and unregistered trademarks, and certain trade secrets. We believe that our intellectual property is an essential asset of our business and that our registered domain names and our technology infrastructure will give us a competitive advantage in the marketplace. We rely on a combination of trademark, copyright and trade secret laws in the United States and foreign jurisdictions, as well as contractual provisions, to protect our proprietary technology and our brands. We also rely on copyright laws to protect the appearance and design of our sites and applications, although to date we have not registered for copyright protection on any particular content. We have registered numerous Internet domain names related to our business in order to protect our proprietary interests. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and, despite these precautions, it may be possible for other parties to copy or otherwise obtain and use the content of our websites or our brand names without authorization.

Our primary web property is:

•	www.goldenmatrix.com

Currently the Company via its wholly-owned subsidiary Global Technology Group Pty Ltd, has an Alderney Gambling Control Commission license. The government of Alderney offers software service providers in the gambling industry with a gambling license that allows gambling operators to conduct business related to casino, lotto, and other gaming related activities. Alderney has long been recognized as one of the preferred locations for online Gambling operators. Alderney is regarded in the community as one of the strictest licensing jurisdictions with policies aimed at improving transparency and cultivating a good gaming environment.

The Company is required to have a recognized business-to-business (B2B) gambling license in order to acquire certain gaming content. Currently the Company is not required to have a gaming license for the resale of its GM-X System or third party content to operators in the jurisdictions in which it currently conducts business, however as the Company expands its global distribution licensing and regulatory requirements will be required.

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Our Growth Strategy

Our objective in managing capital is to ensure that we have sufficient liquidity to manage our business and growth objectives while maximizing return to shareholders. Liquidity is necessary to meet our existing general capital needs, fund our growth and expansion plans, and undertake certain capital market activities. We have historically met our liquidity needs through cash flow generated from operations and the sale of equity securities in private transactions. Our current objective is to meet all of our current liquidity and existing general capital requirements from the cash flow generated from ongoing operations and funds raised in this offering. We may raise funding in the future to conduct potential acquisitions through the issuance of debt and/or the sale of capital stock. The COVID-19 pandemic has had no material impact on our business to date and we expect our business to be generally resilient to the pandemic. We have been able to maintain operations with employees and consultants working remotely to sustain our sales and the support of our online products. Notwithstanding the above, we have experienced minor productivity issues in connection with the movement of certain resources as a result of the pandemic.

Key elements of our growth strategy include:

•

Supporting our existing customers as they scale up their respective iGaming and online sportsbook operations. As our customers’ businesses grow, we intend to deploy additional resources to develop the GM-X System’s platform functionality, expand our gaming content portfolios by integrating additional third party content providers, and seek to obtain additional regulatory approvals to operate in other global markets.

•	Expanding our global reach by securing new casino and sportsbook operator customers in existing and newly regulated markets.

•	Investing in sales and marketing initiatives to aggressively pursue new deployment opportunities in developing markets such as Africa and Latin America, and also exploring opportunities in the U.S. market.

•

Developing and deploying our own proprietary gaming content in both casino iGaming as well as E-sport categories. It is currently anticipated that our E-sport portfolio will launch in the second quarter of 2021.

•	Pursuing acquisitions of synergistic companies and assets with the goal of expanding our competitive position in the markets in which we operate. We are also exploring the opportunity to selectively acquire independent slot development studios in order to launch our own proprietary games on our platform, funding permitting.

The Company does not intend to make significant investments (except for potential acquisitions, none of which are currently planned or pending) to support our business growth strategy. We believe that our business model is highly scalable and existing resources will be utilized to develop new offerings and features and enhance our existing platform, and improve our operating infrastructure.

The Company may face significant costs with respect to legal fees incurred in the applications for licenses and continued regulatory requirements and legal representation.

In order to acquire complementary businesses and technologies, we may need to engage in equity or debt financings to secure additional funds. Our ability to obtain additional capital, if and when required, will depend on our business plans, investor demand, our operating performance, capital markets conditions and other factors. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our then issued and outstanding equity or debt, and our existing shareholders may experience dilution. If we are unable to obtain additional capital when required, or on satisfactory terms, our ability to continue to support our business growth or to respond to business opportunities, challenges or unforeseen circumstances could be adversely affected, and our business may be harmed.

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We may acquire other businesses, and our business may be detrimentally affected if we are unable to successfully integrate acquired businesses into our company or otherwise manage the growth associated with multiple acquisitions.

As part of our business strategy, we have made, and we intend to make acquisitions as opportunities arise to add new or complementary businesses, products, brands, or technologies. In some cases, the costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing a particular acquisition will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, we may be unable to identify suitable acquisition or strategic investment opportunities, or may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions or strategic investments on favorable terms. We may decide to pursue acquisitions with which our investors may not agree and we cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, if we fail to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions into our company, our business could be seriously harmed. Acquisitions may expose us to operational challenges and risks, including:

•	the ability to profitably manage acquired businesses or successfully integrate the acquired businesses’ operations, personnel, financial reporting, accounting and internal controls, technologies and products into our business;

•	increased indebtedness and the expense of integrating acquired businesses, including significant administrative, operational, economic, geographic in managing and integrating the expanded or combined operations;

•	entry into jurisdictions or acquisition of products or technologies with which we have limited or no prior experience, and the potential of increased competition with new or existing competitors as a result of such acquisitions;

•	the ability to fund our capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

•	the ability to retain or hire qualified personnel required for expanded operations.

Our acquisition strategy may not succeed if we are unable to remain attractive to target companies or expeditiously close transactions.

Over the next five years, we plan to:

•	Support our existing customers as they continue to scale up their respective iGaming operations.

•	Deploy additional gaming content and allied products to not only generate additional revenues, but also provide value to our customers in terms of customer engagement, loyalty and retention.

•	Grow our internal resources to support evolving customer requirements.

•

Continue to invest in our proprietary GM-X System platform’s functionality by expanding our gaming content library and third party gaming content integrations. The Company will utilize its success and growing recognition in the market to negotiate additional distribution agreements with leading gaming content providers.

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•	Move expeditiously to obtain regulatory approvals to operate in new regulated global markets.

•	Seek to form new relationships and partnerships with leading gaming companies to ensure larger distribution channels, more global markets and a broader range of gaming content.

•	Continue to acquire new casino operator customers in existing and new regulated markets.

•	Continue to invest in sales and marketing initiatives to aggressively pursue new deployment opportunities.

•	Expand our gaming content development capabilities.

•	Invest in our gaming development capabilities in order to expand our portfolio of high-quality, in-house content, which we intend to strategically serve within our GM-X System, in order to improve our overall margins.

•	Seek to obtain a U.S. gaming license that will enable us to enter the U.S. market (where legal and applicable).

•	Pursue an acquisition strategy, whereby we intend to pursue a growth strategy aimed at strengthening our competitive position in the markets in which we compete through the acquisition of other businesses and assets that we believe will be accretive to our business.

Employees and Employee Relations

As of the date of this prospectus, we have two employees (our Chief Executive Officer and Chief Financial Officer) and sixteen full time consultants located in four countries. The two employees are non-executive directors and we currently conduct our business using the services of consultants and outside contractors. We do not intend to have any material change in the number of employees over the next 12 months. Where possible, we intend to conduct our business largely through consultants on a contract and fee for service basis.

We have consultants and staff located in multiple countries and a significant level of operations outside of the U.S., which subjects us, potentially to additional costs and risks that could adversely affect our operating results.

A significant portion of our operations are located outside of the U.S. We have software development, customer support and sales centers in the Philippines, Australia, and Taiwan, which account for most of our software development support and sales personnel.

Our goal is to attract and retain highly qualified and motivated personnel. We also often employ independent contractors to support our efforts. None of our employees or contractors are subject to a collective bargaining agreement. We consider our employee relations to be good and we have never experienced a work stoppage.

We are committed to maintaining a working environment in which diversity and equality of opportunity are actively promoted and all unlawful discrimination is not tolerated. We are committed to ensuring employees are treated fairly and are not subjected to unfair or unlawful discrimination. We value diversity and to that end recognize the educational and business benefits of diversity amongst our employees, applicants, and other people with whom we have dealings.

The company has an equity compensation plan in place to attract and retain valuable human resources.

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Recruitment

The Company strives to attract the best talent in order to meet the current and future demands of our business. We regularly advertise at universities and via online job portals.

The Company has a compelling employee and consultant value proposition that leverages our vibrant culture and state of the art working environment to attract talent to our Company.

Employee and Consultant Benefits

We offer comprehensive benefit programs to our employees and consultants including a stock option plan. We offer financial well-being, a balance in working and personal life, culture and community support and development. We recognize and support the development and continuing education of our employees and offer opportunities to participate external learning programs.

Health and Safety

The health and safety of our employees and consultants is a high priority. The Company ensures a safe working environment, safe equipment, policies, and procedures in order to ensure workers’ health and safety. Workers’ insurance is maintained to protect workers against workplace injury or illness.

The Company has a COVID-19 Safety Plan;

•	Adding work from home flexibility;
•	Encourage those who are sick to stay home;
•	Increasing cleaning protocols across all locations;
•	Initiating regular communication regarding impacts of the COVID-19 pandemic, including health and safety protocols and procedures;
•	Providing additional personal protective equipment and cleaning supplies;
•	Prohibiting international non-essential travel for all employees; and
•	Requiring masks to be worn in all locations where required by local law.

Diversity and Inclusion

The Company has a rich culture and history of inclusion and diversity and this has enabled it to create, develop and fully leverage the strengths of its workforce to meet and exceed customer expectations and meet its growth objectives.

Competition

We operate in a global and dynamic market and compete with a variety of organizations that offer services similar to those that we offer. The online gaming industry is highly competitive. A number of companies offer products that are similar to our products and target the same markets as we do. Certain of our current and potential competitors have longer operating histories, greater financial, technical and marketing resources, and a larger installed customer base than we do. These competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements, develop superior products, and devote greater resources to the development, promotion and sale of their products than we can.

We face competition primarily from: (1) other gaming companies that provide competing services and products to customers, (2) online and retail casino operators that develop their own proprietary online gaming capabilities, and (3) other similar existing or developing technology providers that develop competing platforms.

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Our primary competitors are overseas based online gaming technology companies. With few exceptions, a majority of these gaming companies are listed on the London Stock Exchange and they use their own software.

Examples of competing companies including; Relax Gaming, GAN, Softswiss, Bragg Gaming Group, Everymatrix, Softgamings and Gammastack.

As an independent online gaming technology provider, we believe that we retain the ability to utilize the most profitable platform available and are not restricted to a single platform. Additionally, by ensuring that we operate in compliance with U.S. laws, we believe that in the event of legalized gaming in the U.S., we would not be precluded from taking advantage of U.S.-based gaming.

Industry and Market

According to an April 2020 report by Grand View Research, the global online gambling market size was valued at $53.7 billion in 2019 and is expected to grow at a compound annual growth rate (CAGR) of 11.5% from 2020 to 2027, reaching $127.3 billion by 2027.

Our core markets are currently the Asia-Pacific (APAC) region and while we have a solid customer base; we are continuing to engage new gaming operators on a regular basis and we anticipate that our current operators will continue to grow. A September 2020 report by Statista reports that the gaming industry (including all games, not just online gambling) in the APAC region will be worth more than $174 billion by 2021, after seeing APAC games revenue amounting to $72.2 billion in 2019, which was more than double the revenue of the North American gaming market.

According to a November 2020 article from Espn.com (United States of sports betting: An updated map of where every state stands), there are currently 20 U.S. states that allow online sports betting (through approved and regulated betting portals), and according to bettingusa.com, there are five states (Delaware, Nevada, New Jersey, Pennsylvania, and West Virginia), where online casino games, online poker, or both are currently legal (again, through approved and regulated betting portals). As a result, the current U.S. market for the Company’s products and services is limited; however, the Company hopes that more U.S. states will pass laws in the upcoming months and years to legalize more forms of online gambling. Until such time as those laws are passed, if ever, the Company anticipates the majority of its revenues coming from Asia, South America, Europe, Africa, and Latin America.

Our vision is to become the platform of choice for casinos and sportsbook operators seeking to transition from a land-based casino and sportsbook environment onto an online environment.

Regulation

The offering of online gaming platforms and related software and solutions is subject to extensive regulation and approval by various national, federal, state, provincial, tribal and foreign agencies (collectively, “gaming authorities”). Gaming laws require us to obtain licenses or findings of suitability from gaming authorities for our platforms and products. The criteria used by gaming authorities to make determinations as to the qualification and suitability of an applicant varies among jurisdictions, but generally require the submission of detailed personal and financial information followed by a thorough and sometimes lengthy investigation. Gaming authorities have broad discretion in determining whether an applicant qualifies for licensing or should be found suitable. Notwithstanding the foregoing, some jurisdictions explicitly prohibit gaming in all or certain forms and we will not market our gaming platform or services in these jurisdictions.

Currently the Company via its wholly-owned subsidiary Global Technology Group Pty Ltd, has an Alderney Gambling Control Commission (“AGCC”) license. The government of Alderney offers software service providers in the gambling industry with a gambling license that allows gambling operators to conduct business related to casino, lotto, and other gaming related activities. Alderney has long been recognized as one of the preferred locations for online Gambling operators. Alderney is regarded in the community as one of the strictest licensing jurisdictions with policies aimed at improving transparency and cultivating a good gaming environment.

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The Alderney Gaming Control Commission offers two categories of eGambling licences: (1) A Category 1 Licence authorizes the organization and preparation of gambling operations, namely the registration and verification of players, the contractual relationship with them, and the management of player funds; and (2) A Category 2 Licence authorises the effecting of the gambling transaction including operational management of a gambling platform located within an approved hosting center.

Global Technology Group Pty currently holds an AGCC Category 2 Associate Certificate.

A Category 2 Associate is an entity to whom a Category 1 eGambling licensee transfers customers, or allows them to be transferred, for the purpose of that entity effecting gambling transactions with the customer or arranging for those customers to gamble with others.

An eGambling license from the AGCC can be used by a licensee to operate in any country where it is legal to do so. In some countries, including the UK for example, a licensee will also be required to obtain a local licence issued by that country if accessing that market.

Gambling sites licensed in Alderney under Category 1 are required to pay a £35,000 fee the first year in operation and a yearly fee thereafter based on the previous year’s “net gaming yield.” The annual fee ranges from £35,000 to £140,000 depending on how much money the gambling site is bringing in. Category 2 licensed companies are required to pay an introductory fee of £17,500 applies for the first year and £35,000 per year thereafter.

In some instances, the Company may be required to have a recognized business-to-business (B2B) gambling license in order to acquire and distribute certain gaming content.

While the Company has a Category 2 Associate Certificate from the AGCC, it is not required to have a gaming license for its current services—the provision of support services, software development and the resale of its GM-X System or the sale of third party content to operators in the jurisdictions in which it currently conducts business, and therefore is not currently utilizing the AGCC license.

As the Company expands its global distribution, licensing and regulatory requirements may be required.

We sell and license our products to operators in the online gaming industry whose ability to operate in any jurisdiction may be impacted by changes in regulations. Even in jurisdictions where we have licenses, there can be no guarantee that a jurisdiction will not change its regulations in ways that impair our revenue or that would cause us to incur significant operating expenses in order to maintain compliance. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could cause us to incur substantial additional compliance costs and adversely affect our operating results. See “Risk Factors,” for an additional discussion regarding such risks.

Given the dynamic and rapid evolution of the iGaming industry, it can be difficult to plan strategically, as it relates to product rollout in new or existing jurisdictions which may be delayed or denied, and it is possible that competitors will be more successful than the Company at adapting to change and pursuing business opportunities.

As the online iGaming industry advances, including with respect to regulation in new and existing jurisdictions, we may become subject to additional regulation and compliance-related costs, including licensing and taxes. Consequently, our online gaming offerings may not grow at the rates expected or be successful in the long term.

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If our product offerings do not obtain support or maintain support, or if they fail to grow in a manner in which we anticipate, or if we are unable to offer our products and systems in particular jurisdictions that may be material to our business, then our results of operations and financial situation could be harmed.

The online gaming industry is heavily regulated and the Company’s failure to obtain or maintain required licenses or approvals, or otherwise comply with applicable regulation, could be disruptive to our business and could adversely affect our operations.

Our Company, officers, directors, major shareholders, key employees, and business partners are generally subject to the laws and regulations relating to iGaming in the jurisdictions in which we conduct business. These laws and regulations vary from one jurisdiction to another and future legislative and regulatory action or other governmental action, and may have a material impact on our operations and financial results. In particular, some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation to enable that to happen.

Regulatory regimes vary by jurisdiction. The Company currently is not required to hold a gambling license for the sale of its GM-X System or third party software in the jurisdictions in which it currently conducts business, however most regulatory regimes include the following elements:

•	an ability to apply for one or more gaming licenses for one or more categories of products (for example, the UK);

•	a requirement for gaming license applicants to make detailed and extensive disclosures as to their beneficial ownership, their source of funds, the probity and integrity of certain persons associated with the applicant, the applicant’s management competence and structure and business plans, the applicant’s proposed geographical territories of operation and the applicant’s ability to operate a gaming business in a socially responsible manner in compliance with regulation;

•	ongoing disclosure and reporting obligations, on a periodic and unplanned basis in response to issues affecting the business;

•	the testing and certification of games, software and systems; and

•	social responsibility obligations.

Gaming licenses are subject to conditions, suspension or revocation by the issuing regulatory authority at any time.

We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect our operations and financial viability.

The determination of suitability process may be expensive and time-consuming. Our delay or failure to obtain gaming licenses in any jurisdiction may prevent us from distributing our product offerings, increasing our customer base and/or generating revenues. A gaming regulatory body may refuse to issue or renew a gaming license if the Company, or one of our directors, officers, employees, major shareholders, or business partners:

A gaming regulatory body may refuse to issue or renew a gaming license or restrict or condition the same, based on the historic activities of the Company or our current or former directors, officers, employees, major shareholders or business partners, which could adversely affect our operations or financial condition.

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Our product offerings may require approval in regulated jurisdictions in which they are offered; this process cannot be assured or guaranteed.

If we fail to obtain the necessary gaming license in a given jurisdiction, we would likely be prohibited from distributing and providing product offerings in that particular jurisdiction. Delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for our product offerings. If we are unable to overcome the barriers to entry, it will materially affect our results of operations and future prospects.

To the extent new online gaming jurisdictions are established or expanded, we cannot guarantee we will be successful in expanding our business or customer base in line with the growth of existing jurisdictions. If we are unable to effectively develop and operate directly or indirectly within these new markets or if our competitors are able to successfully penetrate geographic markets that we cannot access or where we face other restrictions, then our business, operating results and financial condition could be impaired. Our failure to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on our business.

U.S. Regulatory Environment

State Level

According to a November 2020 article from Espn.com (United States of sports betting: An updated map of where every state stands), there are currently 20 U.S. states that allow online sports betting (through approved and regulated betting portals), and according to bettingusa.com, there are five states (Delaware, Nevada, New Jersey, Pennsylvania, and West Virginia), where online casino games, online poker, or both are currently legal (again, through approved and regulated betting portals). As a result, the current U.S. market for the Company’s products and services is limited; however, the Company hopes that more U.S. states will pass laws in the upcoming months and years to legalize more forms of online gambling. Until such time as those laws are passed, if ever, the Company anticipates the majority of its revenues coming from Asia, South America, Europe, Africa, and Latin America.

Federal Level

On October 13, 2006, then President George W. Bush, signed into law “The Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”).” This act prohibits those involved in the business of betting or wagering from accepting any financial instrument, electronic or otherwise, for deposit that is intended to be utilized for unlawful Internet gambling. While the UIGEA does not define online gambling as being illegal, the UIGEA instructs the U.S. Treasury Department and Federal Reserve to impose obligations upon financial institutions and other payment processors to establish procedures designed to block online gaming-related financial transactions. It also expressly requires Internet bets and wagers to comply with the law of the jurisdiction where the wagers are initiated and received (i.e., within state borders). The law contains a safe harbor for wagers placed within a single state (disregarding intermediate routing of the transmission) where the method of placing the wager and receiving the wager is authorized by that state’s law, provided the underlying regulations establish appropriate age and location verification.

In addition to regulation at the state level, various federal laws apply to online gambling. Those include (1) the UIGEA, discussed above, (2) the Illegal Gambling Business Act and (3) the Travel Act. The Illegal Gambling Business Act (“IGBA”), makes it a crime to conduct, finance, manage, supervise, direct or own all or part of an “illegal gambling business” and the Travel Act makes it a crime to use the mail or any facility in interstate commerce with the intent to “distribute the proceeds of any unlawful activity,” or “otherwise promote, manage, establish, carry on, or facilitate the promotion, management, establishment, or carrying on, of any unlawful activity.” For there to be a violation of either the IGBA or the Travel Act there must be a violation of underlying state law.

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In addition, the Wire Act of 1961 (the “Wire Act”) provides that anyone engaged in the business of betting or wagering that knowingly uses a wire communication facility for the transmission in interstate or foreign commerce of bets or wagers or information assisting in the placing of bets or wagers on any sporting event or contest, or for the transmission of a wire communication which entitles the recipient to receive money or credit as a result of bets or wagers, or for information assisting in the placing of bets or wagers, will be fined or imprisoned, or both. In September 2011, the U.S. Department of Justice released to the public a formal legal opinion on the scope of the Wire Act concluding, interstate transmissions of wire communications that do not relate to a ‘sporting event or contest’ fall outside the reach of the Wire Act.

Any or all of our planned future operations in the U.S. could be subject to, and/or may need to comply with the UIGEA, IGBA, Travel Act, Wire Act, and other state and federal statutes.

Recent Events

Sportsbook Software License and Services Agreement

On October 28, 2020, the Company entered into a Sportsbook Software License and Services Agreement (the “License Agreement”) with Amelco UK Limited, a company incorporated in the United Kingdom (“Amelco”), pursuant to which the Company acquired a license to use Amelco’s Sportsbook and Licensed Application for the purpose of sub-licensing (reselling) the Sportsbook and Licensed Application to the Company’s existing or potential resellers and/or operators. Under the terms of the License Agreement, Amelco granted us a limited, non-exclusive, non-transferable and non-assignable (except as provided for in the agreement) license to use the Sportsbook technology. The agreement contains various representations and warranties of the parties, confidentiality obligations, limitations on liability and limited warranties of Amelco.

Pursuant to the License Agreement, Amelco will provide software and will also provide various services to the Company. The License Agreement requires the Company to pay Amelco an agreed upon percentage of the gross gaming revenues received by the Company from any sub-licensee of the technology.

The term of the License Agreement is for an initial period of 2 years from the date the sportsbook becomes available to end-users, provided that the sportsbook is not currently available to any users as of the date of this prospectus. The term will be automatically renewable for additional 2-year periods after the date which the sportsbook becomes available to end-users, until, at least 120 days prior to the end of the then current term, the agreement is terminated by either party. The License Agreement may also be terminated upon a breach of the agreement (subject to a thirty-day right to cure by the breaching party after notice thereof is provided by the non-breaching party), or in the event a party enters into bankruptcy or similar proceedings. Additionally, Amelco may terminate the License Agreement if we fail to pay amounts due within 15 days of the due date thereof; a change of control of the Company occurs (unless Amelco approves of such in writing); in the event certain restrictions affecting Amelco or the Company occur under applicable law or regulatory enforcement; or upon the expiration of Amelco’s agreements with third parties relating to the software. Finally, Amelco can terminate the agreement with 90 days prior notice if the royalty payable to Amelco falls below budgeted projections in any three successive periods.

Distribution Agreement

On November 18, 2020, we entered into a Distribution Agreement, which included a License and Services Agreement (collectively, the “Distribution Agreement”) with Playtech Software Limited, a company incorporated in the United Kingdom (“Playtech”). The Agreement has an effective date of December 1, 2020 (“Commencement Date”).

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Under the terms of the Distribution Agreement, Playtech has an exclusive license to Company products and all intellectual property rights covered under the agreement, such that Playtech shall be the sole and exclusive distributor of all Company products worldwide (the “Playtech Exclusivity”). Company products covered under the agreement include the GM-X System, the Company’s planned E-sports products, a marketing and loyalty system to be created for Playtech and a gaming system proprietary to the Company. The term of the Playtech Exclusivity begins on the Commencement Date, and continues for a period of 12 months after which the first product subject to exclusivity has been launched by a sub-licensee of Playtech (the “Initial Playtech Exclusivity Term”). Following the Initial Playtech Exclusivity Term, the Playtech Exclusivity automatically renews for additional 12 months periods, provided that if the total fees attributable to the products subject to exclusivity distributed by Playtech (in aggregate) at the end of the Initial Playtech Exclusivity Term or any extended term, is less than $300,000, then we have the right to revoke the Playtech Exclusivity for the subsequent 24 months’ period (during which time period Playtech retains the non-exclusive right to distribute such products), unless Playtech agrees to extend the exclusivity and pays the Company the difference between the actual fees attributable to the products and the $300,000 minimum fee within six months. The agreement contains customary representations, covenants and warranties, rights of audit and review, confidentiality obligations of the parties, indemnification obligations and data protection requirements.

For the distribution of planned E-sports products and a gaming system proprietary to the Company, fees payable by Playtech to the Company total (i) 6% of the license fees base (ii) 50% of the remaining license fees base which Playtech determines for the fees it charges directly from the applicable sub-licensees for the distribution of the product.

For the loyalty system, the license fee is waived from months 1 to 12 (including) commencing on the Commencement Date. From months 13 and onwards, the license fee is equivalent to 0.25% of the revenue actually collected by Playtech where such revenue is generated solely and exclusively from the games supported on the loyalty system distributed by Playtech, with a minimum payment of €10,000 per month but up to a maximum amount of €100,000 per month. Playtech has no obligation to distribute the loyalty system following the initial 12 months following the Commencement Date.

Pursuant to the Distribution Agreement, we have a non-exclusive license to distribute the Playtech Games within such US states in which we hold applicable regulatory licenses. The Playtech Games include casino, poker, live-dealer and sports-betting games.

Fees payable by us to Playtech from the distribution of the Playtech Games total the sum of (i) 8% of the license fees base (ii) 50% of the remaining license fees base which Playtech determines for the fees charged directly from the applicable sub-licensees for the distribution of the applicable Playtech Games.

The term of the agreement is for an initial period of three years from the Commencement Date, renewable thereafter for successive three-year periods unless either party provides written notice of their intent not to renew at least 90 days prior to such renewal date, subject to certain rights to terminate such agreement during the term in the event of a breach of the agreement, and/or in certain other fundamental events occur (for example, bankruptcy of the parties).

Share Purchase Agreement

On December 22, 2020, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Anthony Brian Goodman, the sole director and owner of Global Technology Group Pty Ltd, a company incorporated in Australia (“GTG”) and our Chief Executive Officer and director.

GTG (a non-operational company formed under the laws of Australia) held a current Gaming License granted by the Alderney Gambling Control Commission (AGCC)(located in the Channel Islands). The license is one of the world’s most recognized gaming licenses and the acquisition of such license allows the Company to conduct gaming business in certain jurisdictions in Europe. Such acquisition is also anticipated to help the Company streamline the acquisition of additional licenses in other jurisdictions, of which there can be no assurance.

Under the terms of the Share Purchase Agreement, Mr. Goodman agreed to sell 100% of the shares in GTG to the Company for a total of 85,000 Pounds Sterling (€)(approximately $113,000) to help the Company conduct certain business-to-business (B2B) gaming transactions and expand its operation into Europe. The consideration is simply to recoup Mr. Goodman’s setup costs.

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The Share Purchase Agreement also requires Mr. Goodman to lodged a change of control with the Alderney Gambling Control Commission and provide necessary know-how and hand over assistance that will enable the Company to fully utilize the Gaming License.

The acquisition of GTG closed on January 19, 2021.

Private Offering of Units

On August 20, 2020, the Company sold, to eleven accredited investors, an aggregate of 527,029 units, with each unit consisting of one share of restricted common stock and one warrant to purchase one share of common stock, at a price of $3.40 per unit. The units were sold pursuant to the Company’s entry into subscription agreements with each investor. The subscription agreements provide the investors customary piggyback registration rights (for both the shares and the shares of common stock underlying the warrants) which remain in place for the lesser of one year following the closing of the offering and the date that the applicable investor is eligible to sell the applicable securities under Rule 144 of the Securities Act, as amended. Such piggyback registration rights agreements also provided that the Company is not required to register securities in a registration statement relating solely to an offering by the Company of securities for its own account if the managing underwriter or placement agent have advised the Company in writing that the inclusion of such securities would have a material adverse effect upon the ability of the Company to sell securities for its own account, and the underwriter of this offering has advised the Company in writing that it is not allowing shareholders with piggyback registration rights to have their shares registered in this offering. As such, the Company is under no obligation to register such shares in this prospectus.

The warrants had an exercise price of $4.10 per share (and no cashless exercise rights), and were exercisable until the earlier of (a) August 20, 2022, and (b) the 30th day after the Company provided the holder of the warrants notice that the closing sales price of the Company’s common stock has closed at or above $6.80 per share for a period of ten consecutive trading days.

From November 23, 2020, to December 7, 2020 (ten consecutive trading days), the closing sales price of the Company’s common stock closed at or above $6.80 per share, and on December 8, 2020, the Company provided notice to the holders of the warrants that they had until January 7, 2021 to exercise such warrants, or such warrants would expire pursuant to their terms. From December 9, 2020, to January 7, 2021, ten holders of warrants to purchase an aggregate of 409,029 shares of the Company’s common stock exercised such warrants and paid an aggregate exercise price of $1,676,992 to the Company. In connection with such exercises the Company issued such warrant holders an aggregate of 409,029 shares of restricted common stock.

Separately, effective on January 7, 2021, the Board of Directors of the Company agreed to extend the expiration date of warrants to purchase 118,000 shares of common stock, which would have otherwise extended on January 7, 2021, pursuant to the terms of the warrants, to February 8, 2021, which warrants expired unexercised.

On January 20, 2021, the Company sold an aggregate of 1,000,000 units to one investor, with each unit consisting of one share of restricted common stock and one warrant to purchase one share of common stock, at a price of $5.00 per unit. In total the Company raised $5,000,000 pursuant to the private offering of the units. The units were sold pursuant to the entry into a subscription agreement with the investor. The Subscription Agreement provided the investor customary piggyback registration rights (for both the shares and the shares of common stock underlying the warrants) which remain in place for the lesser of one year following the closing of the offering and the date that the investor is eligible to sell the applicable securities under Rule 144 of the Securities Act. Such piggyback registration rights agreements also provided that the Company is not required to register securities in a registration statement relating solely to an offering by the Company of securities for its own account if the managing underwriter or placement agent have advised the Company in writing that the inclusion of such securities would have a material adverse effect upon the ability of the Company to sell securities for its own account, and the underwriter of this offering has advised the Company in writing that it is not allowing shareholders with piggyback registration rights to have their shares registered in connection with this offering. As such, the Company is under no obligation to register such shares in this prospectus.

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The warrants have an exercise price of $6.00 per share (and no cashless exercise rights), and are exercisable until the earlier of (a) January 14, 2023, and (b) the 30th day after the Company provides the holder of the Warrants notice that the closing sales price of the Company’s common stock has closed at or above $10.00 per share for a period of ten consecutive trading days. The warrants include a beneficial ownership limitation, which limits the exercise of the warrants held by the investor in the event that upon exercise such investor (and any related parties of such investor) would hold more than 4.999% of the Company’s outstanding shares of common stock (which percentage may be increased to 9.999% with at least 61 days prior written notice to the Company from the investor).

Asset Purchase Agreement

On March 1, 2021, the Company entered into an Asset Purchase Agreement with Gamefish Global Pty Ltd, a company incorporated in Australia (“Gamefish”), pursuant to which the Company acquired an instance of certain intellectual property that consists of a fully functional Seamless Aggregation Platform (“Aggregation Platform”). As consideration for the acquisition, the Company agreed to pay Gamefish $174,000, payable pursuant to a schedule set forth in the agreement, and certain milestones being met with respect to the stability, functionality and operation of the Aggregation Platform. The Company also agreed to pay three months of monthly fees to Gamefish in the amount of $13,050 per month, for ongoing support for the intellectual property. The purchase is also contingent on the Company entering into mutually acceptable consulting agreements with two principals of Gamefish.

DESCRIPTION OF PROPERTY

The Company has a back office agreement with Articulate Pty Ltd, to utilize its premises in Sydney, Australia on a month-to-month basis with a current rate of $11,000 per month. Pursuant to the agreement, the Company subleases approximately 700 square feet of office space.

LEGAL PROCEEDINGS

In the ordinary course of business, we may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We believe the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth information with respect to persons who are serving as directors and officers of the Company as of March 18, 2021. Each director holds office until the next annual meeting of shareholders or until his successor has been elected and qualified.

Name of Director	Age	Position	Date First Appointed as Director
Anthony Brian Goodman	62	President, Chief Executive Officer (Principal Executive Officer and Principal Financial/Accounting Officer), Secretary, Treasurer, and Chairman of the Board of Directors	February 2016
Weiting ‘Cathy’ Feng	37	Chief Financial Officer and Director	February 2016
Thomas E. McChesney	74	Director	April 2020
Murray G. Smith	49	Director	August 2020
Aaron Richard Johnston	47	Director	August 2020

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Our directors and any additional directors we may appoint in the future are elected annually (or as often as we hold meetings of shareholders) and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors. Any action required can be taken at any annual or special meeting of shareholders of the corporation which may be taken without a meeting, without prior notice and without a vote, if consents in writing setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principle place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings are recorded.

The following is biographical information on the members of our Board of Directors:

Anthony Brian Goodman: Mr. Goodman was appointed as Chief Executive Officer and Chairman of the Board in February 2016. Mr. Goodman is also currently Managing Director of Articulate Pty Ltd. an Australian technology and customer support company which he founded in January 1990. Mr. Goodman has served as Chief Executive Officer and director of Elray Resources, Inc. (“Elray”), which runs an online casino, a company which was previously reporting with the SEC until April 2019, since February 23, 2011. Mr. Goodman is also the managing member of two Nevada domiciled limited liability companies, (1) Luxor Capital LLC (which managing member position he has held since October 2015; and (2) Goodman Capital Group LLC (“Goodman”), a company that owns a family property in New York City (which entity’s sole purpose is to hold title to such property). Mr. Goodman also serves as the managing director of Global Technology Group Pty Ltd, a position which he has held since September 2019. Prior to immigrating to Australia, Mr. Goodman lived in South Africa where he served as VP of marketing and sales at Allergan Pharmaceuticals in South Africa from January 1982 to February 1984 and owned and operated a successful group of retail drug stores under the brand name Daelite Pharmacy Group from February 1984 to January 1990.

Mr. Goodman is a qualified Pharmacist graduating from the University of Witwatersrand in Johannesburg South Africa in 1981 with a Bachelor of Pharmacy degree and subsequently re-qualifying as a Pharmacist in Australia in 1989.

In his more than 30 years of senior management and corporate roles, Mr. Goodman has established an international reputation for his expertise in this industry and has a wide network of senior executive contacts in the gaming industry as well as a keen insight into the development of the IT industry as a whole. He has experience in senior corporate planning. His roles have been entrepreneurial and include CEO and senior management positions in smaller organizations, which he founded or in which he held equity, as well as multinational organizations. He has a successful track record of implementing comprehensive business and project plans, meeting deadlines and expense forecasts as well as exceeding projections.

On September 30, 2016, the SEC instituted a cease-and-desist proceeding pursuant to Section 12C of the Exchange Act against Elray, in connection with an offer of settlement relating to an administrative proceeding previously brough against Elray. The administrative proceeding and settlement related to Elray’s sale of common stock in unregistered offering transactions in January 2014, from August 2014 to October 2014, and from January 2015 to February 2015, which financing transactions required Elray to issue a significant number of its shares of outstanding common stock and for which Elray failed to file Current Reports on Form 8-K pursuant to the requirements of Item 1.01 and Item 3.02 thereof, in violation of Section 13(a) of the Exchange Act and Rules 13a-11, 13a-13 and 12b-20 thereunder. The administrative order required Elray to pay civil penalties of $50,000 to the SEC, which were timely paid. The administrative order and settlement only related to Elray and did not relate to, or implicate, Mr. Goodman (who serves as Chief Executive Officer and director of Elray) or Ms. Feng (who served, and continues to serve, as a director of Elray).

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Weiting ‘Cathy’ Feng: Ms. Feng was appointed as Chief Financial Officer in February 2016. Ms. Feng has also been the director of Etrader Enterprise Pty Ltd, an Australian technology consulting company, since January 2014. Ms. Feng has served as a member of the Board of Directors of Elray since April 2015. She has been working in the financial area for more than ten years. Ms. Feng has extensive experience in financial reporting for US public companies, including preparation of all financial statements, budgets, forecasts, cost allocations, investor disclosure, management financial reports, as well as significant experience in dealing with compliance and regulations with particular respect to the SEC and FINRA. Ms. Feng has the ability to maintain accurate financial management systems and processes, and analyze and present financial related information to facilitate the business decisions to grow business and resolve complex problems. Ms. Feng obtained a Bachelor of Science degree from Fundan University in Shanghai, China and a Master of Commerce degree from the University of Sydney in Sydney, Australia.

Thomas E. McChesney: Mr. McChesney has extensive financial and entrepreneurial experience as an executive and board member in the financial services industry. He served as lead independent director of VidBid, Inc., an early-stage technology-driven company helping contractors and home owners find each other in a more efficient manner, from April 2020 to February 2021. From 1995 through March 2016, he served as a Director of TrueBlue Inc., a $2.3B revenue NYSE-listed enterprise (TBI), and is the former Chair of its Compensation Committee and former member of its Audit Committee.

Mr. McChesney served as Senior Vice President and Syndicate Manager at Paulson Investment Company (“Paulson”) and was later appointed President of Paulson. He had joined Paulson in 1980 and left in 1995 to join Blackwell Donaldson Company, where he served as Director of Investment Banking from 1998 to 2005. He also served as a director of Nations Express Incorporated from 2004 to 2009.

Murray G. Smith: Mr. Smith is a licensed Certified Public Accountant in the State of Oregon, with over twenty-seven years’ accounting and finance leadership experience. Mr. Smith is also a Certified Fraud Examiner. Mr. Smith has operated his own consulting practice focusing on financial process improvement, client training to perform accounting procedures, Sarbanes-Oxley compliance and internal audit outsourcing, MGS Consulting, LLC, since March 2008. Since June 2020, Mr. Smith has also served as President and Founder of Complete Freedom Beverage, LLC d/b/a Cascadia Can Company, an Aluminum can brokering and mobile canning service company. Mr. Smith served as the Divisional Chief Financial Officer and corporate controller of Craft Canning + Bottling, LLC, a wholly-owned subsidiary of Eastside Distilling, Inc. (NASDAQ:EAST), a NASDAQ company, from October 2016 to September 2020. From February 2018 to March 2019, Mr. Smith served as Chief Financial Officer of Genesis Financial, Inc. (an OTC listed company) in the financial technology space. He also served as the Chief Financial Officer for Jewett-Cameron Trading Company, Ltd. (NASDAQ:JCTCF), a NASDAQ company, from September 2009 to June 2015. Mr. Smith previously served as the Chief Financial Officer for Paulson Capital Corp. (NASDAQ:PLCC), a NASDAQ company, from 2006-2014 where he co-led a reverse merger transaction of the parent company, while navigating the regulatory hurdles of the SEC, NASDAQ & FINRA in simultaneously spinning out the Broker-Dealer subsidiary to a new ownership group and creating a $10 Million liquidating trust. Mr. Smith’s other previous employers have included positions with Intel Corporation (Accounting Management), Arthur Andersen (CPA and Consulting Services) and Allegheny Teledyne, Inc. (Internal Audit). He is a graduate of the University of Washington, with a Bachelor of Arts degree awarded in 1993 in Business Administration with a concentration in Accounting. Mr. Smith also previously held the following FINRA Licenses: Series 7, 27 and 66.

Aaron Richard Johnston: Mr. Johnston has held senior executive-level positions for the past 20 years with major online gambling companies. He currently serves as a Director of sports betting operator Asian BGE (Isle of Man) Limited, which operates under licenses held in the United Kingdom and Ireland, which position he has held since August 2014. In addition, he currently serves as an advisor to a number of sports betting and gaming businesses within the online gambling sector. Mr. Johnston previously served as Director of International Operations for London-based William Hill plc, a major online and land-based gaming operator. He was also Managing Director of Virtue Fusion Limited, a subsidiary of Playtech plc, the leading gambling software and services business. Prior to serving as the Managing Director of Virtue Fusion Limited, he served as Commercial Director for Playtech plc and was instrumental in its growth during this period. Mr. Johnston currently holds remote gaming licenses for the United Kingdom and Ireland, and has a personal management license with the United Kingdom Gambling Commission. He received his Bachelor of Commerce in Economics from the University of Canterbury, in Christchurch, New Zealand.

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Corporate Governance

Family Relationships amongst Directors and Officers

There are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board of Directors

Board Committee Membership

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Anthony Brian Goodman (1)
Weiting (Cathy) Feng
Thomas E. McChesney	☒	M	C	C
Murray G. Smith	☒	C	M	M
Aaron Richard Johnston	☒	M

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

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Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Smith, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Smith has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical above.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee was formed on August 13, 2020.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

The Compensation Committee was formed on August 13, 2020.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

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In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our shareholders’ interests and creating and enhancing value for our shareholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Committee will consider candidates recommended by shareholders, provided the names of such persons, accompanied by relevant biographical information, and other information as required by the Company’s Bylaws, are properly submitted in writing to the Secretary of the Company in accordance with the Bylaws and applicable law. The Secretary will send properly submitted shareholder recommendations to the Committee. Individuals recommended by shareholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by shareholders without accompanying biographical information, if submitted in writing to the Secretary.

The Nominating and Governance Committee was formed on August 13, 2020.

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Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Goodman. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Goodman possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our shareholders, particularly during periods of turbulent economic and industry conditions. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Board of Directors Meetings

During the for the transition period from August 1, 2019 to January 31, 2020 and the fiscal year ended July 31, 2019, the Board did not hold any formal meetings of the Board, but instead took various actions via the unanimous written consents of the Board.

Shareholder Communications with the Board

In connection with all other matters other than the nomination of members of our Board of Directors (as described above), our shareholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Secretary, 3651 Lindell Road, Suite D131, Las Vegas, Nevada 89103, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular member of the Board of Directors, the communication will be forwarded to a Board member to bring to the attention of the Board.

Significant Employees and Consultants

We have no employees other than our Chief Executive Officer. We do not intend any material change in the number of employees over the next 12 months. We are conducting and intend to conduct our business largely through professionals and consultants on an as needed contract basis.

Potential Conflicts of Interest

Although Mr. Goodman and Ms. Feng work with other technology companies, and we do not have written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Goodman and Ms. Feng, we do adhere to requirements that any deemed conflict is discussed at Board of Director meetings and with the Company’s legal counsel.

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Code of Business Conduct and Ethics

On August 13, 2020, the Company’s Board of Directors adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all officers, directors and employees and includes compliance and reporting requirements, procedures for conflicts of interest, public disclosures, requirements for the compliance with laws, rules and regulations and requirements relating to employment practices, duties relating to corporate opportunities, confidentiality, fair dealing, and the use of Company assets.

We intend to disclose any amendments or future amendments to our Code of Business Conduct and Ethics and any waivers with respect to our Code of Business Conduct and Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our corporate website within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Business Conduct and Ethics to any such officers or employees to date.

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”)

Dodd-Frank requires public companies to provide shareholders with an advisory vote on compensation of the most highly compensated executives, which are sometimes referred to as “say on pay,” as well as an advisory vote on how often the company will present say on pay votes to its shareholders. The Company’s shareholders have not yet voted on say-on-pay matters and the Company anticipates proposing a ratification of the prior year’s compensation of executives, as well as the frequency of future votes on executive compensation, at the next meeting of shareholders of the Company which the Company holds.

Director Independence

Our common stock is currently quoted on the OTC Pink Market maintained by OTC Markets. The OTC Pink Market does not require us to have independent members of our Board of Directors.

Notwithstanding the above, the Board of Directors annually determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with the listing standards of the various exchanges for the independence of directors and the SEC’s rules.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

The Board has affirmatively determined that each of Mr. Thomas E. McChesney, Mr. Murray G. Smith and Mr. Aaron Richard Johnston are independent.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time. However, as illustrated in the “Security Ownership of Certain Beneficial Owners and Management” table above, all Named Executive Officers and directors are beneficial owners of stock of the Company.

Policy Against Hedging

The Company recognizes that hedging against losses in Company shares may disturb the alignment between shareholders and executives that equity awards are intended to build. Accordingly, the Company discourages short sales of Company stock and any trading in derivatives (such as put and call options) that relate to Company securities by the Company’s officers and directors.

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal year ended January 31, 2021, the six-month transition period ended January 31, 2020, and the fiscal year ended July 31, 2019. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity for the fiscal year ended January 31, 2021, the six-month transition period ended January 31, 2020, and the fiscal year ended July 31, 2019 (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)#	Option Awards ($)#	All Other Compensation ($)		Total ($)

Anthony B. Goodman,	2021	106,663	—	—	—	3,683	(2)	110,346
CEO and President	2020-T(1)	40,986	—	—	1,236,381	—		1,277,367
	2019	73,224	—	—	—	—		73,224

Weiting ‘Cathy’ Feng	2021	100,202	—	—	—	3,069	(3)	103,271
CFO and Director	2020-T(1)	40,986	—	—	332,446	—		373,432
	2019	73,224	—	—	—	—		73,224

*

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.

#

The fair value of stock issued for services computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant. The fair value of options granted computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant.

(1) Refers to the transition period from August 1, 2019 to January 31, 2020.

(2) On October 26, 2020, the Company entered into an Employment Agreement with Mr. Goodman, the Company’s CEO and Director. Mr. Goodman is to receive an annual salary of $144,000, plus a superannuation of 9.5% of Mr. Goodman’s salary. The total superannuation payable to Mr. Goodman was $3,683 for the fiscal year ended 2021.

(3) On October 26, 2020, the Company entered into an Employment Agreement with Ms. Feng, the Company’s CFO and Director. Ms. Feng is to receive an annual salary of $120,000, plus a superannuation of 9.5% of Ms. Feng’s salary. The total superannuation payable to Ms. Feng was $3,069 for the fiscal year ended 2021.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to unexercised stock options held by the Company’s executive officers at January 31, 2021.

Name	Option awards*
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
(a)	(b)	(c)	(d)	(e)	(f)
Anthony B. Goodman	5,400,000	—	—	0.066	June 30, 2021
Anthony B. Goodman	1,800,000	900,000 (1)	—	0.9075	September 18, 2021
Weiting ‘Cathy’ Feng	1,400,000	—	—	0.06	June 30, 2021
Weiting ‘Cathy’ Feng	466,667	233,333 (2)	—	0.825	September 18, 2021

(1) The portion of the option vests on March 18, 2021, subject to his continued performance of services for the Company until the vesting date.

(2) The portion of the option vests on March 18, 2021, subject to her continued performance of services for the Company until the vesting date.

*There were no stock awards outstanding as of January 31, 2021.

Employment Agreements

Employment Agreement with Mr. Anthony Brian Goodman

On October 26, 2020, the Company entered into an Employment Agreement with Anthony Brian Goodman, the Company’s Chief Executive Officer and director.

The agreement, which provides for Mr. Goodman to serve as the Chief Executive Officer of the Company, was effective October 26, 2020, and remains in effect until October 26, 2023, unless terminated earlier pursuant to its terms, provided that the term of the agreement continues year-to-year thereafter unless either party provides notice to the other of its intent not to renew the agreement at least three months prior to the end of the initial term or any renewal term. Notwithstanding the above, the agreement may be terminated at any time by either party with or without cause. The agreement does not restrict Mr. Goodman’s ability to provide services to Luxor or Articulate.

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Pursuant to the agreement, Mr. Goodman is to receive an annual salary of $144,000, plus a superannuation (an employee funded pension required by the Government of Australia), which is currently equal to 9.5% of Mr. Goodman’s salary, and pursuant to Australian law is to increase by 0.5% per year, beginning June 30, 2021, until it reaches 12% in 2025 (the “Superannuation”), payable every two weeks. Mr. Goodman’s salary may be increased every 12 months by the Compensation Committee of the Board of Directors in connection with increases in the cost of living, the responsibilities of Mr. Goodman and/or his performance. Increases of salary are not required to be set forth in an amendment to the Employment Agreement. Pursuant to the agreement, the Board of Directors has discretion to establish a cash bonus plan payable to Mr. Goodman and to set forth goals in connection with such plan, provided no plan has been established to date. The Board of Directors (or Compensation Committee of the Board of Directors) may also grant Mr. Goodman bonuses from time to time in its discretion, in cash, stock or the form of options in amounts determined in the sole discretion of the Board of Directors (or Compensation Committee of the Board of Directors).

Pursuant to the agreement, Mr. Goodman is eligible to participate in all benefit programs offered by the Company to its senior executives. Mr. Goodman is entitled to holidays and annual leave in conformity with Australian law, along with seven additional days of leave pursuant to the terms of the agreement and up to 14 days per year of sick leave.

The agreement contains standard confidentiality and indemnification requirements. The agreement prohibits Mr. Goodman from competing against the Company in connection with the business of marketing of gaming intellectual property, tool bar technology, adware and ad serving products, in the United States, for a period of one year from the date of termination of the agreement.

The agreement may be terminated by the Company (a) with not less than 2 weeks’ notice to Mr. Goodman of him being adjudicated disabled due to illness or accident; or (b) immediately if he (i) commits any act which may detrimentally affect the Company or its related companies, including any act of dishonesty, fraud, willful disobedience, misconduct or breach of duty; (ii) breaches any terms of the non-compete; (iii) materially breaches the Employment Agreement, and fails to cure such breach within 14 days after notice thereof is provided to Mr. Goodman; or (iv) is of unsound mind. Mr. Goodman may terminate the agreement immediately if (a) the Company has gone into bankruptcy; or (b) any amount owed to him under the agreement is not paid within two months after notice of such non-payment is provided to the Company. Additionally, if Mr. Goodman is involuntarily terminated, any unvested options vest immediately and are exercisable until the later of the original termination date thereof and 24 months after such termination date.

In the event the Company terminates the agreement other than for cause (defined as his gross negligence or willful misconduct which has a material adverse effect on the Company or his ability to perform his duties under the agreement), Mr. Goodman is due a severance payment equal to twelve months of salary, which is payable in a lump sum ten business days following the effective date of termination.

Employment Agreement with Ms. Weiting Feng

On October 26, 2020, the Company entered into an Employment Agreement with Weiting Feng, the Company’s Chief Financial Officer and director.

The agreement, which provides for Ms. Feng to serve as the Chief Financial Officer of the Company, was effective October 26, 2020, and remains in effect until October 26, 2021, unless terminated earlier pursuant to its terms, provided that the term of the agreement continues year-to-year thereafter unless either party provides notice to the other of its intent not to renew the agreement at least three months prior to the end of the initial term or any renewal term. Notwithstanding the above, the agreement may be terminated at any time by either party with or without cause. The agreement does not restrict Ms. Feng’s ability to provide services to Etrader Pty Ltd or Articulate Pty Ltd.

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Pursuant to the agreement, Ms. Feng is to receive an annual salary of $120,000, plus a Superannuation, payable every two weeks. Ms. Feng’s salary may be increased every 12 months by the Compensation Committee of the Board of Directors in connection with increases in the cost of living, the responsibilities of Ms. Feng and/or her performance. Increases of salary are not required to be set forth in an amendment to the Employment Agreement. Pursuant to the agreement, the Board of Directors has discretion to establish a cash bonus plan payable to Ms. Feng and to set forth goals in connection with such plan, provided no plan has been established to date. The Board of Directors (or Compensation Committee of the Board of Directors) may also grant Ms. Feng bonuses from time to time in its discretion, in cash, stock or the form of options in amounts determined in the sole discretion of the Board of Directors (or Compensation Committee of the Board of Directors).

Pursuant to the agreement, Ms. Feng is eligible to participate in all benefit programs offered by the Company to its senior executives. Ms. Feng is entitled to holidays and annual leave in conformity with Australian law, along with seven additional days of leave pursuant to the terms of the agreement and up to 14 days per year of sick leave.

The agreement contains standard confidentiality and indemnification requirements. The agreement prohibits Ms. Feng from competing against the Company in connection with the business of marketing of gaming intellectual property, tool bar technology, adware and ad serving products, in the United States, for a period of one year from the date of termination of the agreement.

The agreement may be terminated by the Company (a) with not less than 2 weeks’ notice to Ms. Feng of when she is adjudicated disabled due to illness or accident; or (b) immediately if she (i) commits any act which may detrimentally affect the Company or its related companies, including any act of dishonesty, fraud, willful disobedience, misconduct or breach of duty; (ii) breaches any terms of the non-compete; (iii) materially breaches the Employment Agreement, and fails to cure such breach within 14 days after notice thereof is provided to Ms. Feng; or (iv) is of unsound mind. Ms. Feng may terminate the agreement immediately if (a) the Company has gone into bankruptcy; or (b) any amount owed to her under the agreement is not paid within two months after notice of such non-payment is provided to the Company.

In the event the Company terminates the agreement other than for cause (defined as her gross negligence or willful misconduct which has a material adverse effect on the Company or her ability to perform her duties under the agreement), Ms. Feng is due a severance payment equal to six months of salary, which is payable as if Ms. Feng remained employed by the Company for such six-month period.

Prior Consulting Agreements

On February 22, 2016, the Company entered into a Consulting Service Agreement with its Chief Executive Officer, Anthony Brian Goodman. Pursuant to the Agreement, Mr. Goodman agreed to provide services to the Company as Chief Executive Officer for a period of 24 months, automatically renewable for additional one-year periods thereafter unless terminated by either party at least 60 days prior to such renewal date. Mr. Goodman’s salary under the agreement is $4,500 per month, which may increase by a minimum of 10% on each anniversary of the date of the agreement in the discretion of the Board of Directors. The Board of Directors may also grant Mr. Goodman bonuses from time to time in its discretion. The Company may terminate Mr. Goodman’s engagement under the agreement at any time with or without cause, and Mr. Goodman may resign for good reason (defined in the agreement) or without good reason. “Cause” under the agreement includes conviction of Mr. Goodman or a plea of nolo contendere to any felony or crime of dishonesty or moral turpitude, Mr. Goodman engaging in any act of dishonesty, a material breach by Mr. Goodman of a written policy of the Company and any other willful misconduct by Mr. Goodman. Good reason under the agreement includes a reduction in salary or benefits, a breach by the Company of any material term of the agreement and removal from the position of Chief Executive Officer, among other things, and where applicable, subject to cure rights. Upon termination of Mr. Goodman’s service under the agreement he agreed to resign as a member of the Board of Directors. The agreement includes a non-competition provision, assignment of inventions provisions and confidentiality requirements.

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As of January 31, 2021, the Company had no outstanding accounts payable to Mr. Goodman under the terms of the agreement.

On February 22, 2016, the Company entered into a Consulting Service Agreement with its Chief Financial Officer, Weiting ‘Cathy’ Feng. Pursuant to the Agreement, Ms. Feng agreed to provide services to the Company as Chief Financial Officer for a period of 24 months, automatically renewable for additional one-year periods thereafter unless terminated by either party at least 60 days prior to such renewal date. Ms. Feng’s salary under the agreement is $4,500 per month, which may increase by a minimum of 10% on each anniversary of the date of the agreement in the discretion of the Board of Directors. The Board of Directors may also grant Ms. Feng bonuses from time to time in its discretion. The Company may terminate Ms. Feng’s engagement under the agreement at any time with or without cause, and Ms. Feng may resign for good reason (defined in the agreement) or without good reason. “Cause” under the agreement includes conviction of Ms. Feng or a plea of nolo contendere to any felony or crime of dishonesty or moral turpitude, Ms. Feng engaging in any act of dishonesty, a material breach by Ms. Feng of a written policy of the Company and any other willful misconduct by Ms. Feng. Good reason under the agreement includes a reduction in salary or benefits, a breach by the Company of any material term of the agreement and removal from the position of Chief Financial Officer, among other things, and where applicable, subject to cure rights. Upon termination of Ms. Feng’s service under the agreement she agreed to resign as a member of the Board of Directors. The agreement includes a non-competition provision, assignment of inventions provisions and confidentiality requirements.

As of January 31, 2021, the Company had a $97,692 payable to Ms. Feng under the agreement.

Each of the Consulting Service Agreements above were superseded and replaced by the entry into the Employment Agreements with each of Mr. Goodman and Ms. Feng as discussed in greater detail above under Employment Agreements.

Equity Compensation Plans

The Company has a 2018 Equity Incentive Plan, which provides for the grant of up to 33,333,333 shares of common stock as awards under the plan to eligible persons in consideration for services rendered to the Company. As of the date of this prospectus an aggregate of 18,846,664 shares remain available for awards under the 2018 Equity Incentive Plan.

Director Compensation

We grant our Board members options from time to time as consideration for their services to the Board. Our executive officers are not paid any consideration for their service to the Board separate from the consideration they are paid as executive officers of the Company, as shown above.

The following table sets forth summary information concerning the compensation we paid to non-executive directors during the year ended January 31, 2021:

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Thomas E. McChesney	$18,000	$79,966	$—	$97,966
Murray G. Smith	$12,000	$252,350	$—	$264,350
Aaron Richard Johnston	$10,000	$433,096	$—	$443,096

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Stock Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings during the period presented. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

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(1) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Directors receive $2,000 per month in consideration for their services on the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions, and Director Independence” section, the following sets forth a summary of all transactions since January 1, 2019, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for January 31, 2021 and 2020, and in which any officer, director, or any shareholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest (other than compensation described above under “Executive and Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions

Luxor Capital, LLC

On February 22, 2016, the Company entered into an Asset Purchase Agreement with Luxor Capital, LLC, a Nevada limited liability corporation, which is wholly owned by Company’s Chief Executive Officer Anthony Brian Goodman. The Company purchased a certain Gaming IP, along with the “know how” of that Gaming IP from Luxor. In consideration for the purchase, the Company agreed to issue 74 shares of the Company’s Common Stock and a Convertible Promissory Note in the amount of $2,374,712. On February 26, 2016, 60 shares were issued to Luxor Capital, LLC.

On March 1, 2016, the Company entered into a convertible promissory note with Luxor Capital, LLC in the amount of $2,374,712. The promissory note is unsecured, bears interest at 6% per annum, and matured on March 1, 2017.

On September 10, 2018, the Company entered into a Settlement Agreement with Luxor whereby the parties agreed to release each other from any, and all liabilities relating to the Convertible Promissory Note. Pursuant to the Settlement Agreement, the Company agreed to pay out the remaining balance of the note totaling $649,414, by converting $209,414 into common stock at a conversion price of $0.15 per share, by making a payment of $150,000 and by entering into an interest free loan for the balance of $290,000, such loan to be repaid in two equal instalments of $145,000 on September 10, 2019 and September 10, 2020. No discount was recorded for the settlement amount. On September 10, 2018, 1,396,094 shares of common stock were issued for the conversion of $209,414. The loan has been fully repaid during the fiscal year ended January 31, 2021.

On February 28, 2018, the Company entered into an Asset Purchase Agreement with Luxor. Pursuant to the Asset Purchase Agreement, the Company purchased certain Intellectual Property and Know-how relating to a proprietary social gaming solution from Luxor (the “GM2 Asset”), in consideration for 4,166,667 shares of common stock, and a promissory note calculated at 50% of the revenues generated by the GM2 Asset during the 12-month period from March 1, 2018 to February 28, 2019. The promissory note was required to be issued to Luxor before April 30, 2019, was to bear interest at the rate of 4% per annum, and be convertible into shares of the Company’s common stock at a conversion price equal to the average of the seven trading days closing prices on the date prior to conversion. The GM2 Asset included all source code and documentation.

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On April 1, 2019, the Company issued the promissory note, which final note terms provided for the amount owed under the note to bear 6% interest per annum interest.

On April 1, 2019, Luxor proposed 10% discount on the payable amount, which the Company agreed to.

Pursuant to the promissory note, 20% of the total value was required to be paid upon signing the agreement, 40% on October 1, 2019, and 40% on April 1, 2020. The promissory note was repaid in full during the six months ended July 31, 2020.

Anthony Brian Goodman

On February 22, 2016, the Company entered into a Consulting Service Agreement with its Chief Executive Officer, Anthony Brian Goodman. Pursuant to the Agreement, the consulting fee could be settled in shares. On December 12, 2017, the Company issued 518,538 shares of common stock to settle account payable of $30,000 to Mr. Goodman. On June 18, 2018, the Company issued 166,667 shares of common stock to settle account payable of $30,000 to Mr. Goodman. As of January 31, 2021, the Company had no outstanding consulting fee payable to Mr. Goodman.

On January 3, 2018, the Company granted stock options to Mr. Goodman to purchase 5,400,000 shares of common stock of the Company at an exercise price of $0.066 per share with a vesting period of one and a half years, vesting 33% each half year. As of January 31, 2021, all of the options were vested but not exercised.

On September 19, 2019, the Company granted stock options to Mr. Goodman to purchase 2,700,000 shares of common stock of the Company at an exercise price of $0.9075 per share with a vesting period of one and a half years, vesting 33% each half year. As of January 31, 2021, 1,800,000 options were vested but not exercised.

On October 26, 2020, the Company entered into an Employment Agreement with Brian Goodman. Pursuant to the agreement, Mr. Goodman is to receive an annual salary of $144,000, plus a superannuation of 9.5% of Mr. Goodman’s salary. As of January 31, 2021, total wage payable to Mr. Goodman was $38,769 and the superannuation payable was $3,683.

On December 22, 2020, the Company entered into a Share Purchase Agreement with Mr. Goodman, the sole director and owner of Global Technology Group Pty Ltd, a company incorporated in Australia (GTG). Under the agreement, Mr. Goodman agreed to sell 100% of the shares in GTG to the Company for total consideration of 85,000 GBP (approximately $113,000). On January 19, 2021, the Company acquired the shares in GTG and became the holding company of GTG. As of January 31, 2021, the consideration has not been paid.

Weiting ‘Cathy’ Feng

On February 22, 2016, the Company entered into a Consulting Service Agreement with its Chief Financial Officer, Weiting ‘Cathy’ Feng. Pursuant to the Agreement, the consulting fee could be settled in shares. On December 12, 2017, the Company issued 518,538 shares of common stock to settle an account payable of $30,000 to Ms. Feng. On June 18, 2018, the Company issued 166,667 shares of common stock to settle an account payable of $30,000 to Ms. Feng. As of January 31, 2021, the Company had a $97,692 consulting fee payable to Ms. Feng.

On October 26, 2020, the Company entered into an Employment Agreement with Weiting Feng. Pursuant to the agreement, Ms. Feng is to receive an annual salary of $120,000, plus a superannuation of 9.5% of Ms. Feng’s salary. As of January 31, 2021, total wage payable to Ms. Feng was $32,308 and superannuation payable was $3,069.

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On January 3, 2018, the Company granted stock options to Ms. Feng to purchase 1,400,000 shares of common stock of the Company at an exercise price of $0.06 per share with a vesting period of one and a half years, vesting 33% each half year. As of January 31, 2021, all of the options were vested but not exercised.

On September 19, 2019, the Company granted stock options to Ms. Feng to purchase 700,000 shares of Common Stock of the Company at an exercise price of $0.825 per share with a vesting period of one and a half years, vesting 33% each half year. As of January 31, 2021, options to purchase 466,667 shares were vested but not exercised.

Articulate Pty Ltd

On April 1, 2016, the Company entered into a Back Office/Service Provider Agreement with Articulate Pty Ltd, which is wholly-owned by Anthony Brian Goodman, CEO of the Company and his wife Marla Goodman, for consulting services. Pursuant to the agreement, Articulate would receive $4,500 per month for services rendered and reimbursement of office expenses from the Company for the first three months of the agreement and $9,000 per month thereafter, together with $1,500 per month toward rent and reimbursement of expenses. The agreement also provides the right for Articulate to convert any of the amount due into a convertible promissory note, convertible into common stock of the Company at the seven-day average closing price prior to conversion. The agreement continued indefinitely until terminated by either party with 12 months prior notice. On January 1, 2018, the Company and Articulate entered into an addendum to the agreement to terminate the Company’s obligation to pay $9,000 per month to Articulate. On December 1, 2018, the Company and Articulate amended the agreement to require the Company to pay $3,500 per month in rental contribution to Articulate, as well as certain other expenses totaling $2,000. On August 1, 2019, the parties further amended the agreement to increase the amount of rental contribution to $4,000 and provide for certain other expenses to be payable to Articulate totaling $7,000. On November 1, 2019, the parties entered into a further addendum to the agreement, to provide for the agreement to remain in place for continuous 30-day periods, unless either party terminates the agreement with 30 days’ notice.

On March 1, 2018, the Company entered into a License Agreement (the “License Agreement”) with Articulate. Pursuant to the License Agreement, Articulate received a license from the Company to use the GM2 Asset technology in East Asia to support social gaming activity on mobile and desktop devices. Articulate agreed to pay the Company a usage fee calculated as a certain percentage of the monthly content and software usage within the GM2 Asset system (adjusted for U.S. dollars) in consideration for the use of the GM2 Asset technology. Specifically, the Company is due 0.25% of the monthly fees generated by the GM2 Asset in the event such fees are less than $100,000,000; 0.2% of the monthly fees generated by the GM2 Asset in the event such fees are over $100,000,000 and less than $200,500,000 and 0.15% of the monthly fees generated by the GM2 Asset in the event such fees are over $200,500,001.

Any amount of fees not paid when due accrues interest at the lesser of 3% per annum above LIBOR or the highest rate permitted by law. The License Agreement had an initial term of 12 months and automatically renews thereafter for additional 12-month terms, provided that the License Agreement may be terminated at any time with 30 days prior notice.

For the twelve months ended January 31, 2021, general and administrative expense related to back office service was $132,000. For the six months ended January 31, 2020, general and administrative expense related to the back office service was $66,000. As of January 31, 2021, the Company had a $33,000 payable to Articulate Pty Ltd.

From July 1, 2018, the Company provided a system for usage in additional currency and a lower usage fee scale was agreed in an Addendum for an additional market.

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During the twelve months ended January 31, 2021, revenues from related party (Articulate) were $2,248,877. During the six months ended January 31, 2020, revenues from related party were $1,087,816. As of January 31, 2021, the Company had a $656,805 accounts receivable from Articulate.

Globaltech Software Services LLC

On June 1, 2016, the Company entered into a distribution usage rights agreement with Globaltech Software Services LLC. (“Globaltech”), a company in which Anthony Brian Goodman, the Chief Executive Officer, had an interest. The Company agreed to provide certain proprietary technology in the form of a Credit Management system, Social Gaming system and other Marketing and Gaming Technology. This agreement not only brings operating revenue to the Company, but also solidifies the Company’s expertise in the social gaming market.

On December 1, 2018, the Company entered into a Cancellation of Distribution Usage Rights Agreement with Globaltech. The parties agreed to suspend minimum monthly charges beginning December 1, 2018 and work together to enter into a Co-operation agreement in coming months.

During the six months ended January 31, 2020, revenue from Globaltech was $0. As of January 31, 2021, the Company recorded an allowance for the accounts receivable from Globaltech in total of $10,839. The net accounts receivable from Globaltech was $0.

Thomas E. McChesney

On April 24, 2020, the Board of Directors appointed Mr. Thomas E. McChesney as a Director of the Company. Mr. McChesney’s appointment was effective on April 27, 2020. The Board of Directors agreed to compensate Mr. McChesney $2,000 per month payable in arears and to grant him options to purchase 100,000 shares of common stock. On April 27, 2020, the Company granted stock options to Thomas McChesney, to purchase 100,000 shares of common stock of the Company at an exercise price of $0.795 per share with a vesting period of nine months, vesting 50% after the first three months and 25% after the second three months and 25% after the third three months. As of January 31, 2021, 100,000 options were vested but not exercised.

Murray Smith

On July 27, 2020, the Board of Directors appointed Mr. Murray G. Smith as a Director of the Company. Mr. Smith’s appointment was effective on August 1, 2020. The Board of Directors agreed to compensate Mr. Smith $2,000 per month payable in arears and to and grant him options to purchase 100,000 shares of common stock. On August 1, 2020, the Company granted stock options to Mr. Smith to purchase 100,000 shares of common stock of the Company at an exercise price of $2.67 per share with a vesting period of nine months, vesting 50% after the first three months and 25% after the second three months and 25% after the third three months. As of January 31, 2021, 50,000 options were vested but not exercised.

Aaron Richard Johnston

On August 13, 2020, the Board of Directors agreed to appoint Mr. Aaron Richard Johnston as a Director of the Company subject to his acceptance. On August 23, 2020, the Company received Mr. Johnston’s acceptance letter. The effective date of appointment was August 23, 2020. The Board of Directors agreed to compensate Mr. Johnston $2,000 per month payable in arears and to and grant him options to purchase 100,000 shares of common stock. In August 20, 2020, the Company granted stock options to Mr. Johnston to purchase 100,000 shares of common stock of the Company at an exercise price of $2.67 per share. The options vest in three installments as follows: 50% on November 1, 2020, 25% on February 1, 2021 and 25% on May 1, 2021. As of October 31, 2020, 50,000 options were vested but not exercised.

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Brett Goodman

On May 1, 2020, the Company entered into a consultant agreement with Brett Goodman, the son of the Company’s Chief Executive Officer, where Mr. Brett Goodman will provide consulting services assisting the Company with building Peer to Peer gaming system. The consultant will be paid $3,000 per month.

On August 10, 2020, the Company entered into a Stock Purchase Agreement with Brett Goodman and Jason Silver. Pursuant to the Agreement, the Company would issue 2,000 shares of common stock to Brett Goodman as compensation. As of January 31, 2021, the shares had not been issued.

Review, Approval and Ratification of Related Party Transactions

The Audit Committee of the board of directors of the Company is tasked with reviewing and approving any issues relating to conflicts of interests and all related party transactions of the Company (“Related Party Transactions”). The Audit Committee, in undertaking such review and will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction: (1) the fairness of the terms for the Company (including fairness from a financial point of view); (2) the materiality of the transaction; (3) bids / terms for such transaction from unrelated parties; (4) the structure of the transaction; (5) the policies, rules and regulations of the U.S. federal and state securities laws; (6) the policies of the Committee; and (7) interests of each related party in the transaction.

The Audit Committee will only approve a Related Party Transaction if the Audit Committee determines that the terms of the Related Party Transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the Audit Committee are deemed a related party, the Related Party Transaction will be considered by the disinterested members of the board of directors in place of the Committee.

In addition, our Code of Business Conduct and Ethics (described above under “Directors and Executive Officers—Code of Business Conduct and Ethics”), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 18, 2021 (the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined above under “Executive and Director Compensation”, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 22,741,665 shares of our common stock outstanding as of the Date of Determination.

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To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 580 Peterson Lane, Suite D131, Las Vegas, Nevada 89103.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned	Series B Voting Preferred Stock Beneficially Owned (1)		Percent of Series B Voting Preferred Stock Beneficially Owned	Total Voting Shares (2)	Percent of Total Voting Shares
Named Executive Officers and Directors:
Anthony B. Goodman (3)	16,255,688		52.7%	1,000	(4)	100%	90,974,815,688	99.984%
Weiting ‘Cathy’ Feng (5)	2,785,205		11.2%	—		—%	685,205	* %
Thomas E. McChesney	251,173	(6)	1.1%	—		—%	151,173	* %
Murray G. Smith	100,000	(7)	* %	—		—%	—	—%
Aaron Richard Johnston	100,000	(7)	* %	—		—%	—	—%
All directors and executive officers as a group (five persons)	19,492,066		58.6%	1,000		100%	90,975,652,066	99.985%

Greater Than 5% Shareholders:
None.

* Under 1%.

(1)

On August 10, 2015, the Company’s Board of Directors authorized the creation of 1,000 shares of Series B Voting Preferred Stock. The holder of the shares of the Series B Voting Preferred Stock has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series B Voting Preferred Stock is equal to and counted as four times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

(2)

Based on 90,989,401,665 total voting shares, including 22,741,665 shares voted by the common stock and 90,966,660,000 shares voted by the Series B Voting Preferred Stock. Includes 7,470,483 shares of common stock and 1,000 shares of Series B Voting Preferred Stock held by Luxor Capital, LLC, which Mr. Goodman serves as President of, owns and controls, and is deemed to beneficially own.

(3)

Ownership includes 685,205 shares of common stock individually and 7,470,483 shares of common stock and 1,000 shares of Series B Voting Preferred Stock beneficially owned by Luxor Capital, LLC, which entity, and shares, Mr. Goodman is deemed to beneficially own. Also includes 8,100,000 shares which may be purchased by Mr. Goodman pursuant to stock options that are exercisable within 60 days of the Date of Determination.

(4)	Shares are held in the name of Luxor but beneficially owned by Mr. Goodman.

(5)	Includes 2,100,000 shares which may be purchased by Ms. Feng pursuant to stock options that are exercisable within 60 days of the Date of Determination.

(6)

Includes options to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.795 per share, which have vested, or which vest to the individual within 60 days of the Date of Determination.

(7)

Represents options to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.67 per share, which have vested, or which vest to the individual within 60 days of the Date of Determination.

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Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Equity Compensation Plan Information

The following table provides information as of January 31, 2021 with respect to securities that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,686,664	$0.41	18,846,664
Equity compensation plans not approved by security holders	-	-	-
Total	12,686,664	$0.41	18,846,664

UNDERWRITING

Kingswood Capital Markets, division of Benchmark Investments, Inc. is acting as the representative of the underwriters of the offering (the “Representative”). We have entered into an underwriting agreement dated              with the representative. Subject to the terms and conditions of such underwriting agreement, we have agreed to sell to the underwriters named below and the underwriters named below has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the following respective number of shares of our Common Stock:

Name of Underwriters	Number of Shares
Kingswood Capital Markets, division of Benchmark Investments, Inc.
Total

The underwriters have advised us that they propose to offer the shares of common stock to the public at an offering price of $       . The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $      . After the offering, these figures may be changed by the underwriters.

The underwriters are committed to purchase all the shares of common stock offered by this prospectus if they purchase any shares of common stock. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock covered by the underwriters’ option to purchase additional shares of common stock described below. The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Over-Allotment Option

We have granted to the underwriters an option to purchase up to an additional            shares of common stock (15% of the number offered) from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 45-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares of common stock for which they exercise the option.

Discount and Commissions.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriters pay us for the shares.

Total
	Per Share	Without Over- Allotment Option	With Over- Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (6%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of up to $                per share. After the offering to the public, the offering price and other selling terms may be changed by the underwriters without changing the Company’s proceeds from the underwriters’ purchase of the shares.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $                                                 all of which are payable by us. This figure includes expense reimbursements we have agreed to pay the representative for reimbursement of its fees and expenses including “road show”, diligence, and legal fees up to a maximum of $100,000, for which we have paid a $            advance, which will be returned to us to the extent not offset by actual expenses. In the event there is not a closing of the offering, the aggregate fees payable to the representative will not exceed $35,000 (inclusive of the $                  advance). Additionally, one percent (1%) of the gross proceeds of the Offering shall be provided to the underwriters for non-accountable expenses.

Determination of Offering Price

Before this offering, there has been a very limited public market for our common stock. Accordingly, the public offering price will be negotiated between us and the representative. Among the factors to be considered in these negotiations are:

●	the prospects for our company and the industry in which we operate;

●	our past and present financial and operating performance;

●	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

●	the prevailing conditions of U.S. securities markets at the time of this offering; and

●	other factors deemed relevant.

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Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 120 days after this offering is completed without the prior written consent of the representative.

The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

OTC Pink Market and NASDAQ Listing

Our common stock is quoted on the OTC Pink Market under the symbol “GMGI”. We have applied to list our shares of common stock on The NASDAQ Capital Market under the symbol “GMGI”. No assurance can be given that such listing will be approved; however, it is a condition of the underwriters’ obligation that our shares of common stock has been approved for listing on The NASDAQ Capital Market or NYSE American.

Indemnification

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Electronic Distribution of Shares.

This prospectus supplement and accompanying base prospectus in electronic or printed format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus supplement and accompanying base prospectus in electronic or printed format, the information on the underwriters’ websites and any information contained in any other websites maintained by an underwriter is not part of this prospectus supplement and accompanying base prospectus, or the registration statement of which this prospectus supplement and accompanying base prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their respective capacities as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, each underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, such underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for such underwriter’s own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by such underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, such underwriter may elect to exercise all or part of the over-allotment option. Such underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

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The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, each underwriter may bid for, and purchase, shares of our securities in market-making transactions, including “passive” market-making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be affected on NASDAQ, the NYSE, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market-making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not affect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market-making bids must be identified as such.

Certain Relationships

From time to time, the underwriters and/or their affiliates may provide various investment banking and other financial services for us for which services they may in the future receive, customary fees.

Except for the services provided in connection with this offering and as described above, the underwriters have not provided any investment banking or other financial services to us preceding the date of this prospectus supplement.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus supplement and accompanying base prospectus in any jurisdiction where action for that purpose is required. The shares of common stock offered by this prospectus supplement and accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying base prospectus. This prospectus supplement and accompanying base prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement and accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our Amended and Restated Articles of Incorporation and Bylaws. This description is only a summary. You should also refer to our Amended and Restated Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Our authorized capital stock consists of 750,000,000 shares of common stock with a $0.00001 par value per share, and 20,000,000 shares of preferred stock with a $0.00001 par value per share. A total of 1,000 shares of preferred stock have been designated as Series B Voting Preferred Stock, $0.00001 par value per share.

As of March 18, 2021, there were 22,741,665 shares of common stock issued and outstanding and 1,000 shares of Series B Voting preferred stock issued and outstanding. The following is a summary of the material provisions of the common stock and preferred stock (Series B Voting Preferred Stock) provided for in our Articles of Incorporation, as amended and Bylaws. For additional details about our capital stock, please refer to our Articles of Incorporation, as amended and Bylaws.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all shareholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Articles of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the shareholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share, of which a total of 1,000 shares of preferred stock have been designated as Series B Voting Preferred Stock, $0.00001 par value per share. All 1,000 shares of designated Series B Voting Preferred Stock are outstanding as of the date of this prospectus.

Under the terms of our Articles of Incorporation, as amended, our Board of Directors is expressly granted authority to issue shares of preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes.

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Series B Voting Preferred Stock

The Series B Voting Preferred Stock has the following rights:

Voting Rights. The holders of the Series B Voting Preferred Stock, voting as a class, vote together with the holders of the Company’s common stock on all shareholder matters. At each vote, each share of Series B Voting Preferred Stock votes that number of voting shares as equals four times the number of votes all of the shares of the Company’s (i) common stock; and (ii) other voting preferred stock issued and outstanding on the date of such vote.

Dividend Rights. None.

Liquidation Preference. None.

Conversion Rights. None.

Redemption Rights. None.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

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A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have a provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company is required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation, as amended, and Bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board of Directors:

•	no cumulative voting in the election of directors, which limits the ability of minority shareholders to elect director candidates;

•

the right of our Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death or removal of a director, with our shareholders only allowed to fill such a vacancy if not filled by the board;

•	the ability of our Board of Directors to alter our bylaws without obtaining shareholder approval; and

•

the requirement that a special meeting of shareholders may be called only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

General Information

Warrants

As of March 18, 2021, warrants to purchase a total of 1,000,000 shares of our common stock were outstanding with an exercise price of $6.00 per share (and no cashless exercise rights), which are exercisable until the earlier of (a) January 14, 2023, and (b) the 30th day after the Company provides the holder of the Warrants notice that the closing sales price of the Company’s common stock has closed at or above $10.00 per share for a period of ten consecutive trading days. The warrants include a beneficial ownership limitation, which limits the exercise of the warrants held by the investor in the event that upon exercise such investor (and any related parties of such investor) would hold more than 4.999% of the Company’s outstanding shares of common stock (which percentage may be increased to 9.999% with at least 61 days prior written notice to the Company from the investor).

Registration Rights

None of the holders of the Company’s securities hold any rights to require the Company to register any unregistered shares of common stock of the Company, which have not been waived, or which apply to this offering. However, certain holders of Company securities hold piggyback registration rights, which would otherwise provide them rights to have their securities registered in this offering, but for the fact that the managing underwriter has advised the Company in writing that the inclusion of such securities would have a material adverse effect upon the ability of the Company to sell securities for its own account.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, United States. Its telephone number is (855) 987-8625.

NASDAQ Listing

We have applied to list of our common stock on The NASDAQ Capital Market. If our application to The NASDAQ Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on The NASDAQ Capital Market, we will not complete the offering.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The audited consolidated financial statements of Golden Matrix Group, Inc. and its subsidiaries as of January 31, 2020 and July 31, 2019, and for the six-months ended January 31, 2020 and the years ended July 31, 2019 and 2018, included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, Houston, Texas, independent registered public accounting firm, as stated in their report dated June 8, 2020, has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws (“Bylaws”), provide that we shall indemnify our directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes; and, provided, further, that we are not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Nevada Revised Statutes or (iv) such indemnification is required to be made the terms of the Bylaws. We also have power to indemnify our employees and other agents as set forth in the Nevada Revised Statutes.

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Our Bylaws also provide that we are required to advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws or otherwise.

Neither our Bylaws nor our Articles of Incorporation, as amended, include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the Commission. Copies of the reports, proxy statements and other information may be examined on the Internet at https://www.sec.gov. Our corporate website address is https://goldenmatrix.com. Information contained on, or accessible through, our websites are not a part of, and are not incorporated by reference into, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting us at our address at 2651 Lindell Road, Suite D131, Las Vegas, Nevada, 89103 or by email at info@goldenmatrix.com.

We do not incorporate information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

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INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for the Three and Nine Months ended October 31, 2020 and October 31, 2019

Audited Financial Statements for the Six Months Ended January 31, 2020, and the Years Ended July 31, 2019 and 2018

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GOLDEN MATRIX GROUP, INC
Consolidated Balance Sheets

	As of	As of
	October 31, 2020	January 31, 2020
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$5,009,996	$1,856,505
Accounts receivable, net	755,553	791,340
Accounts receivable – related parties, net	1,046,280	1,058,874
Total current assets	6,811,829	3,706,719
Total assets	$6,811,829	$3,706,719

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$243,371	$25,621
Accounts payable - related parties	405,313	660,682
Advances from shareholders	1,000	1,000
Accrued interest	123	41,964
Settlement payable - related party – in default	66,803	145,000
Settlement payable - related party	-	145,000
Convertible notes payable, net of discounts	-	30,000
Convertible notes payable, net - in default	-	10,000
Promissory note - related party	-	174,254
Contingent liability	29,988	-
Customer deposits	211,171	-
Total current liabilities	957,769	1,233,521
Total liabilities	$957,769	$1,233,521

Shareholders’ equity:
Preferred stock, Series A: $0.00001 par value; 19,999,000 shares authorized, none outstanding	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares authorized, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value, 40,000,000 shares authorized, 20,743,430 and 18,968,792 shares issued and outstanding, respectively	$207	$190
Additional paid-in capital	30,979,575	27,944,652
Accumulated other comprehensive loss	(683)	(683)
Accumulated deficit	(25,125,039)	(25,470,961)
Total shareholders’ equity	5,854,060	2,473,198
Total liabilities and shareholders’ equity	$6,811,829	$3,706,719

See accompanying notes to consolidated financial statements.

F-1

GOLDEN MATRIX GROUP, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2020	2019	2020	2019

Revenues	$920,696	$362,276	$1,637,951	$812,295
Revenues-related party	570,768	519,569	1,633,702	1,599,526
Cost of goods sold	(619,042)	(32,193)	(1,045,270)	84,311
Gross profit	872,422	849,652	2,226,383	2,496,132

Costs and expenses:
General and administrative expense	199,103	87,346	414,965	275,309
General and administrative expense- related party	569,823	194,665	1,312,842	398,735
Bad debt expense	-	-	-	168,557
Loss on contingent liability – related party	-	-	-	6,791
Research and development expense	18,671	-	18,671	-
Professional fees	43,215	18,815	110,336	49,378
Total operating expenses	830,812	300,826	1,856,814	898,770
Gain from operations	41,610	548,826	369,569	1,597,362

Other income (expense):
Interest expense	(1,083)	(16,390)	(10,897)	(53,746)
Interest earned	42	9,286	1,570	17,406
Foreign exchange loss	(10,011)	-	(14,320)	-
Gain on derivative liability	-	4,166	-	984
Total other (expense)	(11,052)	(2,938)	(23,647)	(35,356)
Net income	$30,558	$545,888	$345,922	$1,562,006

Net earnings per common share – basic	$0.00	$0.03	$0.02	$0.08
Net earnings per common share diluted	$0.00	$0.02	$0.01	$0.06
Weighted average number of common shares outstanding – basic	20,267,357	18,968,792	19,426,309	18,954,384
Weighted average number of common shares outstanding –diluted	32,554,229	28,004,614	31,415,294	27,892,724

See accompanying notes to consolidated financial statements.

F-2

GOLDEN MATRIX GROUP, INC.

Consolidated Statement of Shareholders’ Equity (Deficit)

(Unaudited)

Nine Months Ended October 31, 2019 and 2020

	Preferred Stock- Series B		Common Stock		Additional Paid-in	Stock	Accumulated Other Comprehensive	Accumulated	Total Shareholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	(Deficit)

Balance at January 31, 2019	1,000	$-	18,902,125	$189	$27,336,340	$-	$(683)	$(27,453,853)	$(118,007)
Issuance of shares for services	-	-	66,667	1	27,999	-	-	-	28,000
Fair value of options/warrants issued for services	-	-	-	-	269,828	-	-	-	269,828
Imputed interest	-	-	-	-	12,055	-	-	-	12,055
Gain on extinguishment of debt – related party	-	-	-	-	114,618	-	-	-	114,618
Net income	-	-	-	-	-	-	-	279,323	279,323
Balance at April 30, 2019	1,000	-	18,968,792	$190	$27,760,840	-	$(683)	$(27,174,530)	$585,817
Adjustment for settlement of convertible note	-	-	-	-	1	-	-	-	1
Fair value of options/warrants issued for services	-	-	-	-	(293,670)	-	-	-	(293,670)
Imputed interest	-	-	-	-	4,385	-	-	-	4,385
Net income	-	-	-	-	-	-	-	736,795	736,795
Balance at July 31, 2019	1,000	-	18,968,792	$190	$27,471,556	-	$(683)	$(26,437,735)	$1,033,328
Fair value of options/warrants issued for services	-	-	-	-	152,872	-	-	-	152,872
Imputed interest	-	-	-	-	4,386	-	-	-	4,386
Net income	-	-	-	-	-	-	-	545,888	545,888
Balance at October 31, 2019	1,000	-	18,968,792	$190	$27,628,814	-	$(683)	$(25,891,847)	$1,736,474

Balance at January 31, 2020	1,000	-	18,968,792	$190	$27,944,652	-	$(683)	$(25,470,961)	$2,473,198
Fair value of options/warrants issued for services	-	-	-	-	291,056	-	-	-	291,056
Issuance of shares for services	-	-	-	-	-	37,000	-	-	37,000
Imputed interest	-	-	-	-	4,291	-	-	-	4,291
Net income	-	-	-	-	-	-	-	229,739	229,739
Balance at April 30, 2020	1,000	-	18,968,792	$190	$28,239,999	$37,000	$(683)	$(25,241,222)	$3,035,284
Fair value of options/warrants issued for services	-	-	-	-	367,569	-	-	-	367,569
Issuance of shares for services	-	-	66,667	-	37,000	(37,000)	-	-	-
Imputed interest	-	-	-	-	3,462	-	-	-	3,462
Reverse split rounding up	-	-	3,639	-	-	-	-	-	-
Net income	-	-	-	-	-	-	-	85,625	85,625
Balance at July 31, 2020	1,000	-	19,039,098	$190	$28,648,030	-	$(683)	$(25,155,597)	$3,491,940
Shares issued for cashless exercise of options	-	-	1,177,303	12	(12)	-	-	-	-
Shares issued for private placement	-	-	527,029	5	1,791,858	-	-	-	1,791,863
FV of option/warrants issued for services	-	-	-	-	538,632	-	-	-	538,632
Imputed interest	-	-	-	-	1,067	-	-	-	1,067
Net income	-	-	-	-	-	-	-	30,558	30,558
Balance at October 31, 2020	1,000	-	20,743,430	$207	$30,979,575	-	$(683)	$(25,125,039)	$5,854,060

See accompanying notes to consolidated financial statements.

F-3

GOLDEN MATRIX GROUP, INC.

Consolidated Statements of Cash Flow

(Unaudited)

	Nine Months Ended
	October 31,
	2020	2019
Cash flows from operating activities:
Net income	$345,922	$1,562,006
Adjustments to reconcile net income to cash provided by operating activities:
Unrealized gain on derivative liabilities-note conversion feature	-	(984)
Adjustment for settlement of convertible note	-	1
Fair value of stock option issued for services	164,762	(84,311)
Fair value of shares issued for services	37,000	28,000
Stock based compensation	1,032,495	213,341
Fair value loss on contingent liability-related party	-	6,791
Imputed interest	8,820	20,826
Penalty on convertible notes payable	-	3,500
Bad debt expense	-	168,557
Changes in operating assets and liabilities:

(Increase) decrease in accounts receivable, net	35,787	(638,643)
(Increase) decrease in accounts receivable – related party	(397,451)	109,722
(Decrease) increase in accounts payable and accrued liabilities	247,738	(15,361)
Increase in accounts payable – related party	154,676	178,566
Increase in customer deposit	211,171	-
(Decrease) increase in accrued interest	(41,841)	32,920
Net cash provided by operating activities	$1,799,079	$1,584,931

Cash flows from financing activities:
Proceeds from sale of stock	1,791,863	-
Repayments on settlement payable – related party	(223,197)	-
Repayments on notes payable	(40,000)	-
Repayments on promissory note – related party	(174,254)	(398,313)
Net cash provided by (used in) financing activities	$1,354,412	$(398,313)

Net increase in cash and cash equivalents	3,153,491	1,186,618
Cash and cash equivalents at beginning of year	1,856,505	1,118,499
Cash and cash equivalents at end of the quarter	5,009,996	2,305,117

Supplemental cash flows disclosures
Interest paid	$43,918	-
Tax paid	-	-
Supplemental disclosure of non-cash activities
Offset of accounts payable with accounts receivable – related party	$410,045	$-
Extinguishment of contingent liability – related party	$-	$1,031,567
Gain on extinguishment of contingent liability – related party	$-	$114,618
Cashless exercise of options	$12	$-

See accompanying notes to consolidated financial statements.

F-4

 GOLDEN MATRIX GROUP, INC.

Notes To The Consolidated Financial Statements

(Unaudited)

NOTE 1 - BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Organization and Operations

Golden Matrix Group, Inc. (“GMGI” or “Company”) was incorporated in the State of Nevada on June 4, 2008, under the name Ibex Resources Corp. The Company’s business at the time was mining and exploration of mineral properties. On September 15, 2009, the Company changed its name to Source Gold Corp. in order to reflect the focus of the Company. In April 2016, the Company changed its name to Golden Matrix Group, Inc., reflected the changing direction of the Company’s business to software technology. GMGI has a global presence with offices in Las Vegas, Nevada and Sydney, Australia. GMGI’s sophisticated social gaming software supports multiple languages including English and Chinese.

The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Transition Report for the period from August 1, 2019 to January 31, 2020 on Form 10-KT filed with the SEC on June 8, 2020 (as amended by Amendment No. 1 thereto filed with the SEC on July 15, 2020 and amended by Amendment No. 2 filed with the SEC on October 28, 2020).

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Reverse Stock Split

On June 26, 2020, the Company completed a 1-for-150 reverse stock split with respect to the Company’s Common Stock. The reverse stock split had no effect on the par value of the Common Stock. The number of authorized shares was reduced proportionally.

The reason for the reverse stock split was to increase the trading price of the Company’s Common Stock in an effort to meet the requirements to up list the Common Stock on to The NASDAQ Capital Market. As of the date of this Report, the Company has applied for the listing of its Common Stock on the Nasdaq Capital Market, but no such listing has been approved.

For purposes of presentation, the consolidated financial statements and footnotes have been adjusted for the number of post-split shares as if the split had occurred at the earliest period presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include contingent liability, stock-based compensation, warrant valuation, accrued expenses and collectability of accounts receivable. The Company evaluates its estimates on an on-going basis and bases its estimates on historical experience and on various other assumptions the Company believes to be reasonable. Due to inherent uncertainties, actual results could differ from those estimates.

F-5

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company currently has no cash equivalents.

Revenues

The Company currently has two distinctive revenue streams.

1. The Company charges gaming operators for the use of its unique IP and technology systems.

2. The Company acquires the third-party gaming content for a fixed cost and resells the content at a margin.

According to Financial Accounting Standards Board (FASB) Topic 606, Revenue Recognition, our company recognizes revenues with the following steps:

Step 1: Identify the contract with a customer.

Step 2: Identify the separate performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the separate performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

For the first revenue stream, the Company provides services to the counterparty which include licensing the use of its unique IP and technology systems. The counterparty pays consideration in exchange for those services which include a variable amount depending on the Software Usage. The Company only recognizes the revenue at the month end when the usage occurs and the revenue is based on the actual Software Usage of its customers.

For the second revenue stream, the Company acts as an agent and provides a third-party gaming content which is utilized by the client. The counterparty pays consideration in exchange for the gaming content utilized. The Company only recognizes the revenue at the month end when the usage of the gaming content occurs and the revenue is based on the actual usage of the gaming content.

Earnings Per Common Share

Basic net earnings per Common Share are computed by dividing net earnings available to common shareholders by the weighted-average number of Common Shares outstanding during the period. Diluted net earnings per Common Share are determined using the weighted-average number of Common Shares outstanding during the period, adjusted for the dilutive effect of Common Stock equivalents.

The dilutive effect of outstanding stock options and warrants is reflected in diluted earnings per share by application of the treasury stock method. The dilutive effect of outstanding convertible securities is reflected in diluted earnings per share by application of the if-converted method.

F-6

The following table sets forth the calculation of basic and diluted net earnings per share for the periods ended October 31, 2020 and 2019. All shares and per share amounts have been adjusted for the 1-for-150 reverse stock split which took effect on June 26, 2020:

	For the Three Months Ended		For the Nine Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Basic earnings per common share
Numerator:
Net income available to common shareholders	$30,558	$545,888	$345,922	$1,562,006
Denominator:
Weighted average common shares outstanding	20,267,357	18,968,792	19,426,309	18,954,384

Basic earnings per common share	$0.00	$0.03	$0.02	$0.08

Diluted earnings per common share
Numerator:
Net income available to common shareholders	$30,558	$545,888	$345,922	$1,562,006
Denominator:
Weighted average common shares outstanding	20,267,357	18,968,792	19,426,309	18,954,384
Preferred shares	1,000	1,000	1,000	1,000
Warrants/Options	12,285,872	8,979,749	11,987,985	8,882,267
Convertible debt	-	55,073	-	55,073
Adjusted weighted average common shares outstanding	32,554,229	28,004,614	31,415,294	27,892,724

Diluted earnings per common share	$0.00	$0.02	$0.01	$0.06

Derivative Instruments

We review the terms of the Common Stock, warrants and convertible debt we issue to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including the conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any are then allocated to the host instruments themselves, usually resulting in those instruments being recorded as a discount from their face value.

Derivatives are measured at their fair value on the balance sheet. Changes in fair value are recorded in the statement of operation.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

F-7

Comprehensive Loss

The Company is required to report comprehensive loss, which includes net loss as well as changes in equity from non-owner sources.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable, such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Our financial instruments include cash, accounts payable and accrued liabilities, notes payable, convertible notes payable, advances from shareholder, and derivative liabilities. The carrying values of these financial instruments approximate their fair value due to their short-term nature. The derivative liabilities are stated at their fair value as a level 3 measurement. The Company used a Black-Scholes model to determine the fair values of these derivative liabilities.

Stock-Based Compensation

The Stock-based compensation expense is recorded as a result of stock options granted in return for services rendered. For the comparative periods, the share-based payment arrangements with employees were accounted for under FASB Accounting Standards Codification (ASC) 718, while nonemployee share-based payments issued for goods and services are accounted for under ASC 505-50. ASC 505-50 differs significantly from ASC 718. On June 20, 2018, the FASB issued Accounting Standards Update (ASU) 2018-07, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The Company has adopted the new standard and has made some adjustment with regard to the share-based compensation costs during last fiscal year. Under ASU 2018-07, the measurement of equity-classified nonemployee share-based payments is generally fixed on the grant date, and the options are no longer revalued on each reporting date. The expenses related to the share-based compensation are recognized on each reporting date. The amount is calculated as the difference between total expenses incurred and the total expenses already recognized.

The stock-based compensation of options issued to consultants was recognized as a component of cost of goods sold based on the fact that the stock-based compensation is the direct labor cost associated with running the Company’s GM2 Asset system.

Subsequent Events

The Company evaluated subsequent events through the date these financial statements were issued for disclosure purposes.

F-8

Recent Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under such guidance, lessees are required to recognize all leases (with the exception of short-term leases) on the balance sheet as a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new standard was effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. The new standard was adopted using a modified retrospective approach. The Company does not have any lease agreements or have any contracts that contain lease elements.

On June 20, 2018, the FASB issued ASU 2018-07, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees.

For public business entities (PBEs), the amendments in ASU 2018-07 are effective for fiscal years beginning after December 15, 2018, including interim periods therein. Early adoption is permitted if financial statements have not yet been issued (for PBEs), but no earlier than an entity’s adoption date of ASC 606. If early adoption is elected, all amendments in the ASU that apply must be adopted in the same period. In addition, if early adoption is elected in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

The Company has adopted ASU 2018-07 and has adjusted the share-based compensation costs during the last fiscal year. The Company's management believes the new standard can best represent the Company’s operating results.

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Impact of COVID-19 Pandemic on Consolidated Financial Statements.

The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread has severely impacted the U.S. and world economies. Decreased demand for our products and services caused by COVID-19 could have a material adverse effect on our results of operations. Separately, economic recessions, including those brought on by the COVID-19 outbreak may have a negative effect on the demand for our products, services and our operating results. The range of possible impacts on the Company’s business from the coronavirus pandemic could include, but are not limited to: (i) changing demand for the Company’s products and services; (ii) the closure of, or reduction in the number of persons who may be present in, establishments using the Company’s technology (resulting in a decrease in demand for such technology); (iii) travel restrictions and stay at home orders; (iv) recessions and other economic contractions which may decrease the amount of discretionary spending available to consumers and/or the amount such consumers are willing to spend; and (v) increasing contraction in the capital markets. At this time, the Company believes that it is premature to determine the potential impact on the Company’s business prospects from these or any other factors that may be related to the coronavirus pandemic.

F-9

NOTE 2 - NOTES PAYABLES

Convertible Notes Payable

Convertible notes payable at October 31, 2020 and January 31, 2020 consisted of the following:

	October 31,	January 31,
	2020	2020
Convertible Note #2	-	30,000
Convertible Note #59	-	10,000
Notes payable, principal	$-	$40,000

Convertible Note #2

On March 19, 2012, the Company received $30,000 cash from the issuance of a convertible promissory note in the amount of $30,000. The promissory note was unsecured, interest free and repayable upon demand. The note had a conversion price of $0.01 per share.

On August 1, 2019, the Company, Pursuant to “Chapter 104 - Uniform Commercial Code—Original Articles, NRS 104.3603 - Tender of payment. NV Rev Stat § 104.3603 (2013)” and other applicable law, issued a Notice of Tender to the Note Holder, Greenshoe LLC, by a registered letter. The Company tendered full payment for the then outstanding balance of the Note, in the amount of $30,000. Such tender of payment by the Company to Greenshoe LLC was in full discharge of the Company’s obligations under the Note #2. The registered letter was returned to sender “Address Unknown”.

Due to the fact that the Company’s attempts to locate the Note Holder have been unsuccessful, on June 15, 2020, the Company filed an unclaimed property report and made a payment of $30,000 to the Nevada State Treasurer’s Unclaimed Property Division. The Division accepted the filing and drew the funds from the Company’s bank account on June 17, 2020. The Division will hold the $30,000 in perpetuity and publicly advertise the rightful owners’ information in an effort to return the fund. Pursuant to the Nevada’s Unclaimed Property program, once the funds are transferred to the Division, the Company is released from any liability for the repayment of the note.

As of October 31, 2020, the principal balance of this note was $0.

Convertible Note #59

On July 31, 2015 the Company entered into a Convertible Promissory Note with Direct Capital Group, Inc. in the sum of $240,000. The Promissory Note was unsecured, with an interest rate of 8% per annum, and matured on January 31, 2016. Any principal amount not paid by the maturity date bore interest at 22% per annum.

On April 26, 2016, $50,000 of the note was assigned to Blackbridge Capital, LLC (“Blackbridge”). Blackbridge failed to meet the terms of the Assignment and Assumption and was therefore in default of their obligations. The Company took legal advice regarding the breach of Blackbridge Capital LLC’s obligations. On June 2, 2016, the Company’s legal counsel, wrote to Blackbridge Capital advising them of the breach and also that the Company had cancelled the remaining balance on the note. The Company recorded a gain on extinguishment of debt of $47,151.

On July 21, 2016, $25,000 of the note was assigned to Istvan Elek. At any time, the note may be converted at the option of the holder into Common Stock of the Company. The conversion price is 50% of the market price, where market price is defined as “the lowest closing price on any day with a fifteen day look back”.

On September 22, 2016, the Company entered into a Cancellation and Release Agreement with Direct Capital Group, Inc. (“Direct”). Pursuant to the terms of the Cancellation and Release Agreement, Direct agreed to cancel the Convertible Promissory Note with the Company totaling $183,157. In consideration for the cancellation of the Convertible Promissory Note and pursuant to the terms of the Asset Purchase Agreement dated February 22, 2016, the Company agreed to transfer ownership of mining claims held in the Company’s name. It was also agreed by both the Company and Direct that Direct would release all future claims to subsequent conversions of the Notes and the Company would have no further obligation to Direct under those Convertible Notes and Direct would be forever barred from seeking further conversions or claiming obligations of the Company under the Convertible Notes. The Company recorded a gain on extinguishment of debt of $165,000 related to the agreement.

F-10

On August 1, 2019, the Company, Pursuant to “Chapter 104 - Uniform Commercial Code—Original Articles, NRS 104.3603 - Tender of payment. NV Rev Stat § 104.3603 (2013)” and other applicable law, issued a Notice of Tender to Istvan Elek by a registered letter. The Company tendered full payment for the then outstanding balance of the Note, in the amount of $12,424. Such tender of payment by the Company to Istvan Elek was in full discharge of the Company’s obligations under the Note #59. The registered letter was received by the counter party but the Company did not receive any responses from Istvan Elek until on August 6, 2020, when the Company received multiple telephone messages from Mr. Elek’s attorney.

On August 10, 2020, Mr. Istvan Elek’s attorney and the Company have reached an agreement regarding the final payment to settle the convertible notes owed to Mr. Elek. The Company agreed to pay Mr. Istvan Elek $13,242 in total, including $10,000 of principal and $3,242 of accrued interest. On August 17, 2020, the Company made the payment to the designated bank account and the convertible note was settled.

As of October 31, 2020, there was no outstanding balance on the note.

Loans from Shareholders

During the year ended July 31, 2016, the Company received a loan of $1,000 from Anthony Brian Goodman, the Company’s Chief Executive Officer, to open a new bank account. As of October 31, 2020, the balance of the loan was $1,000. The loan from the officer is due on demand, unsecured and bears no interest.

Settlement Payable – Related Party

On March 1, 2016, the Company entered into a convertible promissory note with Luxor Capital, LLC, which is wholly-owned by Anthony Brian Goodman, CEO of the Company (“Luxor”) in the amount of $2,374,712. The promissory note was unsecured, with an interest rate of 6% per annum, and matured on March 1, 2017.

On September 10, 2018, the Company entered into a Settlement Agreement with Luxor, whereby the parties agreed to release each other from any and all liabilities relating to the Convertible Promissory Note. Pursuant to the Settlement Agreement, the Company agreed to pay out the remaining balance of the note totaling $649,414 by converting $209,414 into common stock at a conversion price of $0.15 per share, by making a payment of $150,000 and by entering into an interest free loan for the balance of $290,000, such loan to be repaid in two equal instalments of $145,000 on September 10, 2019 and September 10, 2020. As a result, the principal balance of the convertible promissory note was reduced to $0 and a liability of $290,000 was transferred to the settlement payable due to this Settlement Agreement. On September 10, 2018, 1,396,094 shares of Common Stock were issued for the conversion of $209,414.

For the nine months ended October 31, 2020, the Company paid $223,197 to Luxor against the settlement payable. As of October 31, 2020, the balance of the settlement payable was $66,803, which was in default. Although Luxor did not charge interest on its loan to the Company, it was treated as an in-kind contribution, as a result, an imputed interest expense of 6% was recorded.

Promissory Note Payable – Related Party

On February 28, 2018, the Company entered into an Asset Purchase Agreement with Luxor. Pursuant to the agreement, the Company purchased certain Intellectual Property and Know-how (the “GM2 Asset”). In exchange for the GM2 Asset, the Company issued 4,166,667 shares of common stock valued at $187,500 based on the closing market price on the date of the agreement, as well as an earn-out payment which states that the Company, on or before April 30, 2019, would issue an earn-out note calculated at 50% of the revenues generated by the GM2 Asset system during the 12-month period of March 1, 2018 to February 28, 2019.

During the period ended July 31, 2018, the Company recorded a contingent liability of $1,055,312 relating to such obligation. By the end of February 28, 2019, a $90,873 fair value loss on contingent liability was recognized due to the adjustment on the estimate of the potential future payments of the earn-out note.

F-11

Related to the earn-out note, as of February 28, 2019, the Company recorded a contingent liability of $1,146,185 for the liability due to Luxor. On April 1, 2019, Luxor proposed a 10% discount on the payable amount, and the Company agreed to issue a Promissory Note of $1,031,567 relating to the Asset Purchase agreement, and $114,618 of additional paid in capital was recorded for gain on extinguishment – related party. The note bears a 6% annual rate.

Pursuant to the Promissory Note, 20% of the total value was required to be paid on signing the agreement, 40% of the total value was required to be paid on October 1, 2019, and 40% of the total value including any accrued interest was required to be paid on April 1, 2020. The late payment fee would be $500 per month.

For the nine months ended October 31, 2020, the Company paid $214,930 to Luxor against the Promissory Note Payable, including against the principal amount of $170,254, interest accrued of $40,676 and late fee payable of $4,000. As of October 31, 2020, there was no outstanding balance on this note.

NOTE 3 - CONTINGENT LIABILITY

On July 31, 2020, the Company received a penalty in a total amount of $29,988 from the Office of the Nevada State Treasurer. The reason for the penalty was that the Company failed to report, pay and deliver the $30,000 unclaimed convertible note to the Unclaimed Property Division within the time prescribed by Nevada Revised Statute 120A.730. The Company was required to pay interest at a rate of 18 percent per annum on the $30,000 accrued from October 15, 2015 to June 15, 2020. An additional civil penalty of $200 for each day the report, payment or delivery is withheld or the duty is not performed is also applied, up to a maximum of $5,000. The Company has applied for the extenuation of the penalty. Per the Office of State Treasurer’s requirement, in order to receive a waiver from accumulated penalties, the Company must apply for the Voluntary Disclosure Agreement Program. The Company has applied for the Program and is waiting for the response from the Office of State Treasurer.

NOTE 4 - CUSTOMER DEPOSITS

The Company has two sources of customer deposits.

One source of deposits is from the Company’s new customer participating in the Progressive Jackpot Games. The client will be required to provide the Company with a minimum deposit amount of $5,000, which will serve as a deposit for the Progressive Contribution Fee. During the tenure of the client’s operation, the deposit will not be used to deduct or offset any invoices, and when the client decides not to operate, the deposit will be fully refunded to the client. As of October 31, 2020, a total of $5,000 of customer deposits is from this source.

The other source of deposits is the payment from customers in advance of any usages of gaming content. As the gaming content is utilized by the customers, revenues are recognized. As of October 31, 2020, a total of $206,171 of customer deposits is from this source.

NOTE 5 - RELATED PARTY TRANSACTIONS

All related party transactions have been recorded at the exchange value which was the amount of consideration established and agreed to by the related parties.

Luxor Capital, LLC

On February 22, 2016, the Company entered into an Asset Purchase Agreement with Luxor, which is wholly-owned by Anthony Brian Goodman, CEO of the Company. The Company purchased certain Gaming IP, along with the “know how” of that Gaming IP from Luxor. Pursuant to the Asset Purchase Agreement, 74 shares of Common Stock have been issued to Luxor Capital, LLC and its designated party.

On March 1 2016, the Company issued a convertible promissory note to Luxor. The Company promised to pay to Luxor the principal amount of $2,874,712 together with any accrued interest at a rate of 6%.

F-12

On September 10, 2018, the Company entered into Settlement Agreement and Mutual General Release Agreement (the “Settlement Agreement”) with Luxor to release all liabilities relating to the Convertible Note issued on March 1, 2016 (the “Note”), the Company agreed to pay out the remaining balance totaling $649,414, by converting $209,414 into Common Stock at a conversion price of $0.15 per share, and a payment of $150,000, and by entering into an interest free loan for the remaining balance of $290,000.

As of October 31, 2020, the interest free loan consisted of the settlement payable of $66,803. Although Luxor did not charge interest on this loan, the imputed interest was still recorded.

On February 28, 2018, the Company entered into the Asset Purchase Agreement with Luxor to acquire the GM2 Asset and the related note, as discussed in greater detail above under “NOTE 2 - NOTES PAYABLES” - “Promissory Note Payable”.

Anthony Brian Goodman

On February 22, 2016, the Company entered into a Consulting Service Agreement with its Chief Executive Officer, Anthony Brian Goodman. Pursuant to the Agreement, the consulting fee could be settled in shares. On December 12, 2017, the Company issued 518,538 shares of common stock to settle an account payable of $30,000 owed to Mr. Goodman. On June 18, 2018, the Company issued 166,667 shares of common stock to settle an account payable of $30,000 owed to Mr. Goodman. As of October 31, 2020, the total consulting fee payable to Mr. Goodman was $139,350.

On October 26, 2020, the Company entered into an Employment Agreement with Anthony Brian Goodman. Pursuant to the agreement, Mr. Goodman is to receive an annual salary of $144,000, plus a superannuation of 9.5% of Mr. Goodman’s salary. As of October 31, 2020, total wage payable to Mr. Goodman was $2,769 and the superannuation payable was $263.

On January 3, 2018, the Company adopted a stock option plan: the 2018 Equity Incentive Plan. Pursuant to this plan, on January 3, 2018 and September 19, 2019, the Company granted options to purchase shares of common stock to Anthony Brian Goodman. More details of the options are covered in “Note 6 – Equity”.

Weiting Feng

On February 22, 2016, the Company entered into a Consulting Service Agreement with its Chief Financial Officer, Weiting Feng. Pursuant to the Agreement, the consulting fee could be settled in shares. On December 12, 2017, the Company issued 518,538 shares of common stock to settle an account payable of $30,000 to Ms. Feng. On June 18, 2018, the Company issued 166,667 shares of common stock to settle an account payable of $30,000 to Ms. Feng. As of October 31, 2020, the total consulting fee payable to Ms. Feng was $254,404.

On October 26, 2020, the Company entered into an Employment Agreement with Weiting Feng. Pursuant to the agreement, Ms. Feng is to receive an annual salary of $120,000, plus a superannuation of 9.5% of Ms. Feng’s salary. As of October 31, 2020, total wage payable to Ms. Feng was $2,308 and the superannuation payable was $219.

On January 3, 2018, the Company adopted a stock option plan: the 2018 Equity Incentive Plan. Pursuant to this plan, on January 3, 2018 and September 16, 2019, the Company granted options to purchase shares of common stock to Weiting Feng. More details of the options are covered in “Note 6 – Equity”.

Thomas E. McChesney

On April 24, 2020, the Board of Directors appointed Mr. Thomas E. McChesney as a member of the Board of Directors of the Company. Mr. McChesney’s appointment was effective on April 27, 2020. The Board of Directors agreed to compensate Mr. McChesney $2,000 per month payable in arears and to grant Mr. McChesney options to purchase 100,000 shares of common stock in connection with his appointment. As of October 31, 2020, the Company had $2,000 payable to Mr. McChesney. More details regarding the options are covered in “Note 6 – Equity”.

F-13

Murray G. Smith

On July 27, 2020, the Board of Directors appointed Mr. Murray G. Smith as a member of the Board of Directors of the Company. Mr. Smith’s appointment was effective on August 1, 2020. The Board of Directors agreed to compensate Mr. Smith $2,000 per month payable in arears and to grant Mr. Smith options to purchase 100,000 shares of common stock in connection with his appointment. As of October 31, 2020, the Company had $2,000 payable to Mr. Smith. More details regarding the options are covered in “Note 6 – Equity”.

Aaron Richard Johnston

On August 13, 2020, the Board of Directors agreed to appoint Mr. Aaron Richard Johnston as a member of the Board of Directors of the Company subject to his acceptance. On August 23, 2020, the Company received Mr. Johnston’s acceptance letter. The effective date of appointment was August 23, 2020. The Board of Directors agreed to compensate Mr. Johnston $2,000 per month payable in arears and to grant Mr. Johnston options to purchase 100,000 shares of common stock in connection with his appointment. As of October 31, 2020, the Company had $2,000 payable to Mr. Johnston. More details regarding the options are covered in “Note 6 – Equity”.

Brett Goodman

On May 1, 2020, the Company entered into a consultant agreement with Brett Goodman, the son of the Company’s Chief Executive Officer, where Mr. Brett Goodman will provide consulting services assisting the Company with building a Peer-to-Peer gaming system. The consultant will be paid $3,000 per month.

Marla Goodman

Marla Goodman is the wife of Anthony Brian Goodman, the Company’s Chief Executive Officer. Marla Goodman owns 50% of Articulate Pty Ltd. (discussed below).

Articulate Pty Ltd

On April 1, 2016, the Company entered into a Back Office/Service Provider Agreement with Articulate Pty Ltd (“Articulate”), which is wholly-owned by Anthony Brian Goodman, CEO of the Company and his wife Marla Goodman, for consulting services. Pursuant to the agreement, Articulate would receive $4,500 per month for services rendered and reimbursement of office expenses from the Company. On January 1, 2018, the Company amended the Back Office Agreement, in which Articulate discontinued providing services, however the term of the Back Office Agreement was to continue for an additional 12 months.

On December 1, 2018, the Company entered into an Amendment to Back Office Agreement with Articulate, pursuant to which the compensation payable thereunder increased from $2,300 per month to $5,500 per month.

On August 1, 2019, the Company entered into a Second Amendment to Back Office Agreement with Articulate. Based on the increased utilisation of office space, increased use of utilities, and accounting resources, the parties agreed to increase the contribution from $5,500 per month to $11,000 per month.

For the nine months ended October 31, 2020, general and administrative expense related to the Back Office Agreement was $99,000.

On October 31, 2020, the Company and Articulate Pty Ltd reached an agreement, and entered into a memorandum dated as of the same date, to offset accounts payable with accounts receivable. Before the offset, the Company had $410,045 accounts payable to Articulate and $1,456,326 of accounts receivable from Articulate. After the offset, the Company had no accounts payable to Articulate and $1,046,280 of accounts receivable from Articulate.

F-14

On March 1, 2018, the Company entered into a License Agreement with Articulate, in which Articulate received a license from the Company to use the GM2 Asset technology, and would pay the Company a usage fee calculated as a certain percentage of the monthly content and software usage within the GM2 Asset system.

Beginning on July 1, 2018, the Company provided system for usage in an additional currency, and a lower usage fee scale was agreed in an Addendum for the additional market.

During the nine months ended October 31, 2020, revenue from Articulate was $1,633,702. As of October 31, 2020, the Company the Company had a $1,046,280 receivable from Articulate after the offset described above.

NOTE 6 - EQUITY

Preferred Stock

The Company has 20,000,000 shares of $0.00001 par value preferred stock authorized.

On August 10, 2015, the Company’s Board of Directors authorized the creation of 1,000 shares of Series B Voting Preferred Stock.  The holder of the shares of the Series B Voting Preferred Stock has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series B Voting Preferred Stock is equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

On August 10, 2015, the Company filed a Certificate of Designation with the Nevada Secretary of State designating the 1,000 shares of Series B Voting Preferred Stock.

On August 14, 2015, the Company issued 1,000 shares of Series B Voting Preferred Stock to Santa Rosa Resources, representing 100% of the total issued and outstanding shares of the Company’s Series B Voting Preferred Stock.

On April 3, 2016, the 1,000 shares of Series B Voting Preferred Stock previously issued to Santa Rosa Resources were transferred to Luxor pursuant to the terms of a February 22, 2016 Asset Purchase Agreement between Luxor and the Company.

As of October 31, 2020, 19,999,000 Series A preferred shares and 1,000 Series B preferred shares of par value $0.00001 were designated, of which no Series A shares were issued and outstanding and 1,000 Series B shares were issued and outstanding.

Common Stock

On May 6, 2020, the Company issued 66,667 shares of Common Stock to James Caplan for services, in connection with an Addendum to Corporate Communication and Investor Relations Program entered into on March 20, 2020. The shares were recorded at their market value of $37,000.

On June 26, 2020, the Company completed a 1-for-150 reverse stock split with respect to the Company’s outstanding Common Stock. The reverse stock split had no effect on the par value of the common stock. The number of authorized shares of Common Stock was reduced to 40,000,000. All issued and outstanding shares of Common Stock were reduced at a ratio of 1 share for every 150 shares of Common Stock outstanding. All fractional shares were rounded up to the next whole number. As a result, 3,639 shares of Common Stock were issued due to the rounding up of fractional shares.

F-15

From August 14, 2020 to August 20, 2020, the Company offered for purchase to a limited number of accredited and offshore investors up to an aggregate of 900,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock for $3.40 per unit. The warrants have an exercise price of $4.10 per share (and no cashless exercise rights), and are exercisable until the earlier of (a) August 20, 2022, and (b) the 30th day after the Company provides the holder of the warrants notice that the closing sales price of the Company’s common stock has closed at or above $6.80 per share for a period of ten consecutive trading days (the “Ten-Day Period”). The warrants include a beneficial ownership limitation, which limits the exercise of the warrants held by any individual investor in the event that upon exercise such investor (and any related parties of such investor) would hold more than 4.999% of the Company’s outstanding shares of common stock (which percentage may be increased to 9.999% with at least 61 days prior written notice to the Company from the investor). On December 7, 2020, the Ten-Day Period was triggered and the holders of the warrants have until the end of the day on January 7, 2021, to exercise such warrants before they expire.

The Company sold 527,029 Units in total to 11 investors, raising cash of $1,791,863. The relative fair value of the shares was $1,034,438 and the relative fair value of the warrants was $757,425 based on the amount of cash the Company received from the investors. The shares included in the Units purchased have been issued.

During the three months ended October 31, 2020, four consultants exercised their options. As a result, 1,177,303 shares were issued due to exercise of options. More details regarding the options are covered below in “Stock Option Plan”.

As of October 31, 2020, 40,000,000 Common Shares of par value $0.00001 per share were authorized, of which 20,743,430 shares were issued and outstanding.

Stock Option Plan

On January 3, 2018, the Company adopted a stock option plan: the 2018 Equity Incentive Plan. The fair value of stock options was measured using the Black-Scholes option pricing model. The Black-Scholes valuation model takes into consideration the share price of the Company, the exercise price of the option, the amount of time before the option expires, and the volatility of share price. Compensation expense will be charged to operations through the vesting period. The amount of cost will be calculated based on the new accounting standard ASU 2018-07. All shares and prices per share have been adjusted for a 1 share-for-150 shares reverse stock split that took effect on June 26, 2020:

(a) External Consultants:

On January 3, 2018, the Company granted stock options to 9 external consultants, with each of them being granted options to purchase 200,000 shares of Common Stock of the Company with an exercise price of $0.06 per share, with a vesting period of three years, vesting 33% on each anniversary for three years. The expiration date is June 30, 2021. The fair value of each consultant’s option was $11,877 on the grant date based on the share price of $0.06 on the granting date, an exercise price of $0.06 per share, time to maturity of 3.5 years, and stock price volatility of 273%. During the financial year 2018, three of the consultants resigned, and their options were forfeited. During the financial year 2019, another two of the consultants resigned with one-third of their options vested and the remaining two-thirds of their options forfeited. Excepting the forfeited options, the fair value of the stock options above was $55,425 in total on the grant date. On August 4, 2020, one of the consultants exercised 133,334 options to purchase shares of common stock in a cashless exercise pursuant to which 1,952 shares were surrendered to pay for the aggregate exercise price of the options and 131,382 shares were issued. During the nine months ended October 31, 2020, the amortization expense was $11,931, which was recorded as cost of goods sold. As of October 31, 2020, 533,336 options were vested without being exercised, 266,664 options were not vested and the unamortized balance was $2,600.

F-16

On March 15, 2018, the Company granted stock options to an external consultant, James Young. The consultant was granted options to purchase 1,400,000 shares of Common Stock of the Company with an exercise price of $0.06 per share, with a vesting period of three years, vesting 33% on each anniversary for three years. The expiration date is June 30, 2021. The fair value of the option was $41,209 on the grant date based on the share price of $0.03 on the granting date, an exercise price $0.06 per share, time to maturity of 3.5 years, and stock volatility of 263%. On September 1, 2020, options to purchase 933,334 shares of common stock were exercised in a cashless exercise pursuant to which 9,257 shares were surrendered to pay for the aggregate exercise price of the options, and 924,077 shares were issued. During the nine months ended October 31, 2020, the amortization expense was $11,226, which was recorded as cost of goods sold. As of October 31, 2020, 933,334 options were vested and exercised, 466,666 options were not vested, and the unamortized balance was $2,255.

On August 3, 2018, the Company granted stock options to an external consultant, Hongfei Zhang. The consultant was granted options to purchase 200,000 shares of Common Stock of the Company with an exercise price of $0.12 with a vesting period of three years, vesting 33% on each anniversary for three years. The expiration date is June 30, 2021. The fair value of the stock options was $22,056 on the grant date based on the share price of $0.12 on the grant date, exercise price of $0.12, time to maturity of 3.5 years, and stock volatility of 345%. During the nine months ended October 31, 2020, the amortization expense was $5,547, which was recorded as cost of goods sold. As of October 31, 2020, 133,334 options were vested without being exercised, 66,666 options were not vested, and the unamortized balance was $5,491.

On November 28, 2018, the Company granted stock options to an external consultant, Su He. The consultant was granted options to purchase 200,000 shares of Common Stock of the Company with an exercise price of $0.165 with a vesting period of three years, vesting 33% on each anniversary for three years. The expiration date is May 29, 2022. The fair value of the stock options was $29,869 on the grant date based on the share price of $0.165 on the grant date, an exercise price of $0.165, time to maturity of 3.5 years, and stock volatility of 329%. During the nine months ended October 31, 2020, the amortization expense was $9,303, which was recorded as cost of goods sold. As of October 31, 2020, 66,667 options were vested without being exercised, 133,333 options were not vested, and the remaining unamortized balance was $7,437.

On April 9, 2019, the Company entered into a Consultant Agreement and granted stock options to an external consultant, Marc Mcalister. The consultant was granted options to purchase 100,000 shares of Common Stock of the Company at an exercise price of $0.33 per share with a vesting period of half a year, vesting 100% on October 9, 2019. The original expiration date was April 9, 2020. On March 26, 2020, the Company passed a Board Resolution to extend the expiration date by 3 months, and on July 1, 2020, the Company passed another Board Resolution to extend the expiration by 6 months. The expiration date was extended to January 9, 2021. The Company recorded a total of $40 of cost of goods expense due to the exercise period being extended. The fair value of the stock options was $16,820 on the grant date based on the share price of $0.33 on the grant date, exercise price of $0.33, time to maturity of 1 year, and stock volatility of 136%. During the nine months ended October 31, 2020, there was no amortization expense recorded as cost of goods sold. As of October 31, 2020, all the options were vested without being exercised, and there was no remaining unamortized balance.

On April 9, 2019, the Company entered into a Consultant Agreement and granted stock options to an external consultant, Michael Davies. The consultant was granted options to purchase 53,334 shares of Common Stock of the Company with an exercise price of $0.33 per share, with a vesting period of half a year, vesting 100% on October 9, 2019. The original expiration date was April 9, 2020. On March 26, 2020, the Company passed a Board Resolution to extend the expiration date by 3 months, and on July 1, 2020, the Company passed another Board Resolution to extend the expiration by 6 months. The expiration date was extended to January 9, 2021. The Company recorded a total of $21 of cost of goods expense due to the exercise period being extended. The fair value of the stock options was $8,971 on the grant date based on the share price of $0.33 on the grant date, exercise price of $0.33, time to maturity of 1 year, and stock volatility of 136%. During the nine months ended October 31, 2020, there was no amortization expense recorded as cost of goods sold. As of October 31, 2020, all the options were vested without being exercised, and there was no remaining unamortized balance.

F-17

On June 11, 2019, the Company granted stock options to two external consultants, Zhe Yan and Yukun Qiu. Each consultant was granted options to purchase 200,000 shares of Common Stock of the Company with an exercise price of $0.48 per share, and a vesting period of three years, vesting 33% on each anniversary of the grant, for three years. The expiration date is December 11, 2022. The fair value of the stock options for each consultant was $75,312 on the grant date based on the share price of $0.48 on the grant date, exercise price of $0.48 per share, time to maturity of 3.5 years, and stock volatility of 244%. On September 1, 2020, one of the consultants exercised options to purchase 66,667 shares of common stock in a cashless exercise pursuant to which 5,290 shares were surrendered to pay for the aggregate exercise price of the options and 61,377 shares were issued. During the nine months ended October 31, 2020, the amortization expense was $37,656 recorded as cost of goods sold. As of October 31, 2020, 66,667 options were vested without being exercised, 266,666 options were not vested, and the remaining unamortized balance was $80,810.

On March 16, 2020, the Company granted stock options to an external consultant, Jiayi Wu. The consultant was granted options to purchase 200,000 shares of Common Stock of the Company with an exercise price of $0.465 per share, with a vesting period of two years, vesting 33% for the first two half year periods and 33% for the remaining one year. The expiration date is September 15, 2022. The fair value of the stock options was $48,060 on the grant date based on the share price of $0.465 on the grant date, exercise price of $0.465 per share, time to maturity of 2.5 years, and stock volatility of 88.16%. On September 17, 2020, the consultant exercised options to purchase 66,667 shares of common stock in a cashless exercise pursuant to which 6,200 shares were surrendered to pay for the aggregate exercise price of the options and 60,467 shares were issued. On October 2, 2020, the consultant terminated the consulting agreement with the Company. As such, the unvested options were all forfeited. During the nine months ended October 31, 2020, the amortization expense was $16,020 recorded as cost of goods sold. As of October 31, 2020, all the vested options were exercised and there were no unvested options and no remaining unamortized balance.

On March 16, 2020, the Company granted stock options to two external consultants, James Young and Tamzin Cubells. Each consultant was granted options to purchase 100,000 shares of Common Stock of the Company with an exercise price of $0.465 per share, with a vesting period of two years, vesting 50% on each anniversary of the grant date. The expiration date is March 16, 2024. The fair value of the stock options was $29,073 for each consultant on the grant date based on the share price of $0.465 on the grant date, exercise price of $0.465 per share, time to maturity of 4 years, and stock volatility of 88.16%. During the nine months ended October 31, 2020, the amortization expense was $18,161 recorded as cost of goods sold. As of October 31, 2020, none of the options were vested, and the remaining unamortized balance was $39,986.

On June 18, 2020, the Company granted stock options to five external consultants. Each consultant was granted options to purchase 100,000 shares of Common Stock of the Company with an exercise price of $1.74 per share, with a vesting period of two and a half years, vesting 33% at the end of the first half year and 33% on each anniversary of the grant date, for the next two years. The expiration date is June 18, 2023. The fair value of each of the stock options was $74,752 on the grant date based on the share price of $1.74 on the grant date, exercise price of $1.74, time to maturity of 3 years, and stock volatility of 65.21%. During the nine months ended October 31, 2020, the amortization expense was $54,856 recorded as cost of goods sold. As of October 31, 2020, none of the options were vested, and the remaining unamortized balance was $318,904.

The cost of sales related to the options was $164,762 in total for the nine months ended October 31, 2020.

(b) Directors:

On January 3, 2018, the Company granted stock options to its Chief Financial Officer to purchase 1,400,000 shares of Common Stock of the Company with an exercise price of $0.06, vesting 33% each half year after the grant. The fair value of the stock options was $69,615 on August 1, 2018, based on the share price of $0.06, exercise price of $0.06, time to maturity of 1 year, and stock volatility of 273%. On September 16, 2019, the Company passed a Board Resolution to extend the expiration date of the options from December 30, 2019 to June 30, 2020. On January 20, 2020, the Company passed a Board Resolution to extend the expiration date by another 12 months, and the expiration date was extended to June 30, 2021. During the nine months ended October 31, 2020, there was no amortization expense recorded due to these options. As of October 31, 2020, the options were fully vested without being exercised, and there was no remaining unamortized balance.

F-18

On January 3, 2018, the Company granted stock options to its Chief Executive Officer to purchase 5,400,000 shares of Common Stock of the Company with an exercise price of $0.066, vesting 33% each half year after the grant date. The fair value of the stock options was $265,821 on August 1, 2018 based on the share price of $0.066, exercise price of $0.066, time to maturity of 1 year, and stock volatility of 273%. On September 16, 2019, the Company passed a Board Resolution to extend the expiration date from December 30, 2019 to June 30, 2020. On January 20, 2020, the Company passed a Board Resolution to extend the expiration date by another 12 months, and the expiration date was extended to June 30, 2021. During the nine months ended October 31, 2020, there was no amortization expense recorded due to these options. As of October 31, 2020, the options were fully vested without being exercised, and there was no remaining unamortized balance.

On September 19, 2019, the Company granted stock options to its Chief Financial Officer to purchase 700,000 shares of Common Stock of the Company with an exercise price of $0.825 per share, vesting 33% each half year after the grant. The fair value of the stock options was $332,446 on September 19, 2019 based on the share price of $0.825, exercise price of $0.825, time to maturity of 2 years, and stock volatility of 111%. During the nine months ended October 31, 2020, the amortization expense was $167,062, which was recorded as stock-based compensation. As of October 31, 2020, 466,667 options were vested without being exercised, 233,333 options were not vested, and the remaining unamortized balance was $83,795.

On September 19, 2019, the Company granted stock options to its Chief Executive Officer to purchase 2,700,000 shares of common stock of the Company with an exercise price of $0.9075 per share, vesting 33% each half year after the grant. The fair value of the stock options was $1,236,381 on September 19, 2019 based on the share price of $0.825, exercise price of $0.9075, time to maturity of 2 years, and stock volatility of 111%. During the nine months ended October 31, 2020, the amortization expense was $621,311, which was recorded as stock-based compensation. As of October 31, 2020, 1,800,000 options were vested without being exercised, 900,000 options were not vested, and the remaining unamortized balance was $311,636.

On April 27, 2020, the Company granted stock options to its Director, Thomas McChesney, to purchase 100,000 shares of common stock of the Company with an exercise price of $0.795 and a vesting period of nine months. The options vest in three installments as follows: 50% on July 27, 2020, 25% on October 27, 2020 and 25% on January 27, 2021. The fair value of the stock options was $88,171 on April 27, 2020, based on the share price of $1.26, exercise price of $0.795, time to maturity of 5 years, and stock volatility of 77.27%. During the nine months ended October 31, 2020, the amortization expense was $67,087, which was recorded as stock-based compensation. As of October 31, 2020, 75,000 options were vested without being exercised, 25,000 options were not vested, and the remaining unamortized balance was $21,084.

On August 1, 2020, the Company granted stock options to its Director, Murray Smith, to purchase 100,000 shares of common stock of the Company with an exercise price of $2.67 and a vesting period of nine months. The options vest in three installments as follows: 50% on November 1, 2020, 25% on February 1, 2020 and 25% on May 1, 2021. The fair value of the stock options was $206,520 on August 1, 2020, based on the share price of $3.48, exercise price of $2.67, time to maturity of 5 years, and stock volatility of 64.79%. During the nine months ended October 31, 2020, the amortization expense was $68,840, which was recorded as stock-based compensation. As of October 31, 2020, none of the options were vested, and the remaining unamortized balance was $137,680.

On August 20, 2020, the Company granted stock options to its Director, Aaron Johnston, to purchase 100,000 shares of common stock of the Company with an exercise price of $2.67 and a vesting period of nine months. The options vest in three installments as follows: 50% on November 1, 2020, 25% on February 1, 2020 and 25% on May 1, 2021. The fair value of the stock options was $381,688 on August 20, 2020, based on the share price of $5.54, exercise price of $2.67, time to maturity of 5 years, and stock volatility of 63.85%. During the nine months ended October 31, 2020, the amortization expense was $108,195, which was recorded as stock-based compensation. As of October 31, 2020, none of the options were vested, and the remaining unamortized balance was $273,493.

The stock-based compensation related to options was $1,032,495 in total for the nine months ended October 31, 2020.

F-19

NOTE 7 - CONCENTRATION

At the present time, we are dependent on a small number of direct customers for most of our business, revenues and results of operations.

For the nine months ended October 31, 2020, the aggregate amount of revenues was $3,271,653. Articulate, a related party, accounted for 50% of such revenues.

As of October 31, 2020, the net amount of accounts receivable was $1,801,833. Articulate accounted for 58% and Red Label Technology Pty Ltd. accounted for 42% of such accounts receivable.

For the nine months period ended October 31, 2020, the total cash received from Articulate was $1,236,250 which accounted for 44% of total cash received from customers.

The Company maintains strong relationships with existing customers and expects to engage with additional customers in the coming periods.

NOTE 8 – SUBSEQUENT EVENTS

From November 1, 2020 to November 30, 2020, five consultants exercised their options. One consultant made payment for the exercise price and the other four consultants used cashless exercise method. As of December 11, 2020, 589,206 shares have been issued.

On October 28, 2020, the Company entered into a Sportsbook Software Licence and Services Agreement (the “Licence Agreement”) with Amelco UK Limited, a company incorporated in the United Kingdom (“Amelco”), pursuant to which the Company acquired a licence to use Amelco’s Sportsbook and Licensed Application for the purpose of sub-licensing (reselling) the Sportsbook and Licensed Application to the Company’s existing or potential resellers and/or operators. Under the terms of the Licence Agreement, Amelco granted us a limited, non-exclusive, non-transferable and non-assignable (except as provided for in the agreement) licence to use the Sportsbook technology. The agreement contains various representations and warranties of the parties, confidentiality obligations, limitations on liability and limited warranties of Amelco.

On November 18, 2020, the Company entered into a Distribution Agreement (the “Agreement”) with Playtech Software Limited, a company incorporated in the United Kingdom (“Playtech”). The Agreement shall come into force on December 1, 2020 (“Commencement Date”).

Under the terms of the Distribution Agreement, Playtech will have an exclusive licence to GMGI Products and all Intellectual Property Rights, such that Playtech shall be the sole and exclusive distributor of all GMGI Products within the Playtech Distribution Territories (the “Playtech Exclusivity”). GMGI Products include GM-X system, Loyalty System, E-Sports Product and P2P Product. The term of the Playtech Exclusivity shall commence upon the Commencement Date, and continue for a period of 12 months following the date in which the first GMGI Product has been launched by a Sub-licensee of Playtech (the “Initial Playtech Exclusivity Term”). Following the Initial Playtech Exclusivity Term, the Playtech Exclusivity shall automatically renew for additional 12 months’ periods (each, an “Extended Playtech Exclusivity Term”), provided that if the total fees attributable to the GMGI Products distributed by Playtech (in aggregate) at the end of the Initial Playtech Exclusivity Term or any Extended Playtech Exclusivity Term, is less than USD300,000 (“Playtech Exclusivity Threshold”), then GMGI shall be entitled to revoke the Playtech Exclusivity for the subsequent 24 month period.

F-20

For the distribution of E-Sports and P2P Products, fees payable by Playtech to GMGI are the sum of (i) 6% of the licence fees base and (ii) 50% of the remaining licence fees base which Playtech determines for the fees it charges directly from the applicable Sub-licensee for the distribution of the P2P Product and the E-Sport Product.

For the Loyalty System, licence fee is waived from months 1 to 12 (including) commencing on the Commencement Date. From months 13 and onwards, licence fee is equivalent to 0.25% of the revenue actually collected by Playtech where such revenue is generated solely and exclusively from the games supported on the Loyalty System distributed by Playtech, with a minimum payment of €10,000 per month but up to a maximum amount of €100,000 per month. Playtech shall not be obligated to distribute the Loyalty System following the initial 12 months commencing on the Commencement Date, and Playtech’s decision not to distribute the Loyalty System shall in no event give rise to any liability to Playtech.

Pursuant to the Distribution Agreement, GMGI will have a non-exclusive licence to distribute the Playtech Games within GMGI Distribution Territories. Playtech Games include casino, poker, live-dealer and sports-betting games.

Fees payable by GMGI to Playtech from the distribution of the Playtech Games are the sum of (i) 8% of the licence fees base and (ii) 50% of the remaining licence fees base which Playtech determines for the fees charged directly from the applicable Sub-licensee for the distribution of the applicable Playtech Games.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Golden Matrix Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Golden Matrix Group, Inc. (the Company) as of January 31, 2020 and July 31, 2019, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the six-months ended January 31, 2020 and the years ended July 31, 2019 and 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2020 and July 31, 2019, and the results of its operations and its cash flows for the six-months ended January 31, 2020 and the years ended July 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continues as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered significant net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

M&K CPAS, PLLC.

We have served as the Company’s auditor since 2017.

Houston, TX

June 8, 2020

F-22

GOLDEN MATRIX GROUP, INC

Consolidated Balance Sheets

	January 31, 2020	July 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$1,856,505	$1,731,095
Accounts receivable, net	791,340	264,558
Accounts receivable – related parties, net	1,058,874	1,009,397
Total current assets	3,706,719	3,005,050
Total assets	$3,706,719	$3,005,050

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$25,621	$41,104
Accounts payable - related parties	660,682	526,541
Advances from shareholders	1,000	1,000
Accrued interest	41,964	24,510
Settlement payable - related party	290,000	145,000
Convertible notes payable, net of discounts	30,000	30,000
Convertible notes payable, net- in default	10,000	10,000
Promissory note - related party	174,254	1,033,567
Derivative liabilities – note conversion feature	-	15,000
Total current liabilities	1,233,521	1,826,722

Settlement payable - related party – long-term	-	145,000
Total non-current liabilities	-	145,000
Total liabilities	$1,233,521	$1,971,722

Shareholders’ equity:
Preferred stock, Series A: $0.00001 par value; 19,999,000 shares authorized, none outstanding	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares authorized,1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value 40,000,000 shares authorized, 18,968,792 and 18,968,792 shares issued and outstanding, respectively	190	190
Additional paid-in capital	27,944,652	27,471,556
Accumulated other comprehensive loss	(683)	(683)
Accumulated deficit	(25,470,961)	(26,437,735)
Total shareholders’ equity	2,473,198	1,033,328
Total liabilities and shareholders’ equity	$3,706,719	$3,005,050

See accompanying notes to consolidated financial statements.

F-23

GOLDEN MATRIX GROUP, INC.

Consolidated Statements of Operations

	Six Months Ended	Years Ended
	January 31, 2020	July 31, 2019	July 31, 2018

Revenues	$670,783	$452,771	$-
Revenues-related party	1,087,816	2,429,442	915,804
Cost of goods sold	(57,224)	(21,998)	(72,003)
Gross profit	1,701,375	2,860,215	843,801

Costs and expenses:
G&A expense	231,149	321,339	186,040
G&A expense- related party	66,000	199,648	209,100
Compensation expense - Acquisition cost – related party	-	90,873	1,242,812
Professional fees	26,944	60,631	67,687
Amortization expenses	392,101	206,842	129,109
Bad debt expense	10,839	168,557	-
Total operating expenses	727,033	1,047,890	1,834,748
Gain (loss) from operations	974,342	1,812,325	(990,947)

Other income (expense):
Interest expense	(26,227)	(45,350)	(162,041)
Interest earned	18,659	8,120	-
Gain (loss) on extinguishment of debt	-	(106)	129
Gain (loss) on derivative liability	-	(5,081)	(165,514)
Total other income (expense)	(7,568)	(42,417)	(327,426)
Net income (loss)	$966,774	$1,769,908	$(1,318,373)

Net earnings (loss) per common share – basic	$0.05	$0.09	$(0.17)
Net earnings (loss) per common share diluted	$0.03	$0.06	$(0.17)
Weighted average number of common shares outstanding – basic	18,968,792	18,764,007	7,729,719
Weighted average number of common shares outstanding –diluted	27,862,743	27,593,734	7,729,719

See accompanying notes to consolidated financial statements.

F-24

GOLDEN MATRIX GROUP, INC.

Consolidated Statement of Shareholders’ Equity (Deficit)

	Preferred Stock- Series B		Common Stock		Additional Paid-in	Stock	Accumulated Other Comprehensive	Accumulated	Total Shareholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Payable	Income Loss)	Deficit	(Deficit)
Balance at July 31, 2017	1,000	$-	940,647	$9	$25,352,197	$1,600	$(683)	$(26,889,270)	$(1,536,147)
Issuance of shares for convertible notes conversion	-	-	6,974,976	70	536,935	(1,600)	-	-	535,405
Issuance of shares for convertible notes conversion – related party	-	-	1,666,667	17	299,983	-	-	-	300,000
Issuance of shares for subscription agreement	-	-	2,000,000	20	119,980	-			120,000
Issuance of shares for services	-	-	4,533,333	45	236,655	-	-	-	236,700
Issuance of shares for settlement of accounts payable –related party	-	-	1,370,409	14	119,986	-	-	-	120,000
Fair value of options/warrants issued for services	-	-	-	-	201,112	-	-	-	201,112
Net income	-	-	-	-	-	-	-	(1,318,373)	(1,318,373)
Balance at July 31, 2018	1,000	$-	17,486,032	$175	$26,866,848	-	$(683)	$(28,207,643)	$(1,341,303)
Issuance of shares for services	-	-	86,667	1	30,099	-	-	-	30,100
Issuance of shares for settlement of convertible note-related party	-	-	1,396,093	14	209,400	-	-	-	209,414
Issuance of shares for settlement of conversion note	-	-	-	-	5,311	-	-	-	5,311
Fair value of options/warrants issued for services	-	-	-	-	228,840	-	-	-	228,840
Imputed interest	-	-	-	-	16,440	-	-	-	16,440
Gain on extinguishment of debt-related party	-	-	-	-	114,618	-	-	-	114,618
Net income	-	-	-	-	-	-	-	1,769,908	1,769,908
Balance at July 31, 2019	1,000	$-	18,968,792	$190	$27,471,556	-	$(683)	$(26,437,735)	$1,033,328
Fair value of options/warrants issued for services	-	-	-	-	449,325	-	-	-	449,325
Settlement of derivative liability	-	-	-	-	15,000	-	-	-	15,000
Imputed interest	-	-	-	-	8,771	-	-	-	8,771
Net income	-	-	-	-	-	-	-	966,774	966,774
Balance at January 31, 2020	1,000	$-	18,968,792	$190	$27,944,652	-	$(683)	$(25,470,961)	$2,473,198

See accompanying notes to consolidated financial statements.

F-25

GOLDEN MATRIX GROUP, INC.

Consolidated Statements of Cash Flow

	Six Months Ended	Years Ended July 31,
	January 31, 2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$966,774	$1,769,908	$(1,318,373)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Unrealized loss on derivative liabilities-note conversion feature	-	5,081	165,514
Fair value of stock option issued for services	57,224	21,998	49,200
Fair value of shares issued for services	-	30,100	201,112
Amortization expense	392,101	206,842	107,300
Loss (Gain) on extinguishment of debt	-	106	(129)
Imputed Interest	8,771	16,440	-
Compensation expense-Acquisition-related party	-	90,873	1,242,812
Penalty on convertible notes payable	2,000	8,600	11,800
Bad debt expense	10,839	168,557	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(526,782)	(423,110)	(10,005)
(Increase) decrease in accounts receivable – related party	(60,316)	(647,109)	(299,788)
(Increase) decrease in prepaid expense	-	1,000	(1,000)
(Decrease) increase in accounts payable and accrued liabilities	(15,483)	26,713	(11,698)
(Decrease) increase in accounts payable – related party	134,141	150,324	111,233
(Decrease) increase in accrued interest	17,454	25,611	54,738
Net cash provided by operating activities	$986,723	$1,451,934	$302,716

Cash flows from financing activities:
Proceeds from notes payable	-	-	38,000
Proceeds from subscription agreement	-	-	120,000
Repayments on settlement payable	-	(167,420)	(39,302)
Repayments on promissory note	(861,313)	-	-
Net cash provided by (used in) financing activities	$(861,313)	$(167,420)	$118,698

Net increase in cash and cash equivalents	125,410	1,284,514	421,414
Cash and cash equivalents at beginning of year	1,731,095	446,581	25,167
Cash and cash equivalents at end of year	1,856,505	$1,731,095	$446,581

Supplemental disclosure of cash flow information:

Settlement of derivative liability	$15,000	$5,311	$160,440
Common stock issued for conversion of debt	-	$-	$674,961
Common stock issued for conversion of debt – related party	-	$209,414	$-
Debt discount from derivative liability	-	$3,300	$49,800
Settlement payable	-	$448,012	$47,919
Shares issued for settlement of accounts payable - related party	-	$-	$120,000
Extinguishment of contingent liability – related party	-	$1,031,567	$-
Gain on extinguishment of contingent liability – related party	-	$114,618	$-

See accompanying notes to consolidated financial statements.

F-26

GOLDEN MATRIX GROUP, INC.

Notes To The Consolidated Financial Statements

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Golden Matrix Group, Inc. (“GMGI” or “Company”) was incorporated in the State of Nevada on June 4, 2008, under the name Ibex Resources Corp. The Company’s business at the time was mining and exploration of mineral properties. On August 31, 2009, the Company changed its name to Source Gold Corp. in order to reflect the focus of the Company. In April 2016, the Company changed its name to Golden Matrix Group, Inc., reflecting the changing direction of the Company business to software technology. GMGI has a global presence with offices in Las Vegas Nevada and Sydney Australia. GMGI’s sophisticated gaming software supports multiple languages including English and Chinese.

The accompanying consolidated financial statements of GMGI have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.

NOTE 2 – GOING CONCERN

The accompanying unaudited consolidated financial statements of GMGI have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered significant net losses from operations in prior periods and had an accumulated deficit of $25,470,961 as of January 31, 2020. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. During the six months, the Company has generated a net income of $966,774. Management plans to expand the customer base globally and to integrate additional operators, launch additional synergistic products and appoint more distributors to keep the growth of revenues. As such, the Company continues to adopt the going concern basis of accounting in preparing the consolidated financial statements.

NOTE 3 – SUMMARY OF ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Significant items subject to such estimates and assumptions include contingent liability, stock-based compensation, warrant valuation and collectability of accounts receivable. Actual results could differ from those estimates.

Allowance for doubtful accounts

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. As of January 31, 2020 and July 31, 2019, the allowance for doubtful accounts was $179,396 and $168,557, respectively. As of January 31, 2020, the Company had a gross accounts receivable from a related party, Globaltech Software Services LLC, in the amount of $10,839. This amount was due over one year and the Company has recorded an allowance for doubtful debt for the total account of $10,839. As of July 31 2019, the Company had a gross accounts receivable of $433,115 for Red Label Technology Pty Ltd. Whilst management is confident that Red Label Technology will settle the debt, the Company has recorded an allowance for doubtful debt in the amount of $168,557.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

F-27

Derivative Instruments

We review the terms of the note we issue to determine whether there are embedded derivative instruments, including embedded conversion options, which are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains embedded derivative instruments, including the conversion option, that is required to be bifurcated. The bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Bifurcated embedded derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. The fair value of the derivative liability was calculated using the Black-Sholes Model.

Contingent Liabilities

We record contingent liabilities when we believe that it is both probable that a loss has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. We review these provisions quarterly and adjust these provisions accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information.

Debt Discount

Debt discount is amortized over the term of the related debt using the effective interest rate method.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable, such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Our financial instruments include cash, accounts payable and accrued liabilities, notes payable, convertible notes payable, advances from shareholder, and derivative liabilities. The carrying values of these financial instruments approximate their fair value due to their short-term nature. The derivative liabilities are stated at their fair value as a level 3 measurement. The Company used a Black-Scholes model to determine the fair values of these derivative liabilities.

Share-Based Compensation

The Stock-based compensation expense is recorded as a result of stock options granted in return for services rendered. Previously, the share-based payment arrangements with employees were accounted for under ASC 718, while nonemployee share-based payments issued for goods and services are accounted for under ASC 505-50. ASC 505-50 differs significantly from ASC 718. On June 20, 2018, the FASB issued ASU 2018-07, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The Company has adopted the new standard and has made some adjustment with regard to the share-based compensation costs. Under the ASU 2018-07, the measurement of equity-classified nonemployee share-based payments is generally fixed on the grant date. And the options are no longer revalued on each reporting date. The expenses related to the share-based compensation are recognized on each reporting date. The amount is calculated as the difference between total expenses incurred and the total expenses already recognized.

F-28

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Earnings (Loss) Per Common Share

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The dilutive effect of outstanding stock options and warrants is reflected in diluted earnings per share by application of the treasury stock method. The dilutive effect of outstanding convertible securities is reflected in diluted earnings per share by application of the if-converted method.

The following is a reconciliation of basic and diluted earnings (loss) per common share for the six months ended January 31, 2020 and years ended 2019 and 2018:

	Six Months Ended January 31,	Years Ended July 31,
	2020	2019	2018

Basic earnings (loss) per common share
Numerator:
Net income (loss) available to common shareholders	$966,774	$1,769,908	$(1,318,373)
Denominator:
Weighted average common shares outstanding	18,968,792	18,764,007	7,729,719

Basic earnings (loss) per common share	$0.05	$0.09	$(0.17)

Diluted earnings (loss) per common share
Numerator:
Net income (loss) available to common shareholders	$966,774	$1,769,908	$(1,318,373)
Denominator:
Weighted average common shares outstanding	18,968,792	18,764,007	7,729,719
Preferred shares	1,000	1,000	-
Warrants/Options	8,838,440	8,774,216	-
Convertible Debt	54,511	54,511	-
Adjusted weighted average common shares outstanding	27,862,743	27,593,734	7,729,719

Diluted earnings (loss) per common share	$0.03	$0.06	$(0.17)

For the year ended July 31, 2018, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

F-29

Revenues Recognition

Effective August 1, 2018, the Company adopted ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenue from licensing agreements by applying the following steps:

1. Step 1: Identify the contract with a customer.

2. Step 2: Identify the separate performance obligations in the contract.

3. Step 3: Determine the transaction price.

4. Step 4: Allocate the transaction price to the separate performance obligations in the contract.

5. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 – Revenue Recognition. Under ASC 605, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable.

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the six months ended January 31, 2020.

Subsequent Events

GMGI evaluated subsequent events through the date these financial statements were issued for disclosure purposes.

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize all leases (with the exception of short-term leases) on the balance sheet as a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. The new standard is to be applied using a modified retrospective approach. The Company is effectively now evaluating the impact of the new pronouncement on its financial statements.

F-30

On June 20, 2018, the FASB issued ASU 2018-07, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees.

For public business entities (PBEs), the amendments in ASU 2018-07 are effective for fiscal years beginning after December 15, 2018, including interim periods therein. Early adoption is permitted if financial statements have not yet been issued (for PBEs), but no earlier than an entity’s adoption date of ASC 606. If early adoption is elected, all amendments in the ASU that apply must be adopted in the same period. In addition, if early adoption is elected in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

The Company has adopted the ASU 2018-07 and has adjusted the share-based compensation costs. The management believes the new standard can best represent the Company’s operating results.

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

NOTE 4- ACCOUNTS RECEIVABLE –RELATED PARTY

Accounts receivable-related party are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company has accounts receivable from two related parties: Articulate Pty Ltd and Globaltech Software Services LLC. As of January 31, 2020, the Company has $1,058,874 gross receivable from Articulate and $10,839 gross receivable from Globaltech. The accounts receivable from Globaltech Software Services LLC was due over one year, so the Company recorded an allowance for the total amount of $10,839. In total, the Company has account receivable net of allowance from related parties of $1,058,874 and $1,009,397 as of January 31, 2020 and July 31, 2019, respectively.

NOTE 5 –NOTES PAYABLE

Convertible notes payable

Convertible notes payable at January 31, 2020 and July 31, 2019 consisted of the following:

	January 31,	July 31,
	2020	2019
Convertible Note #2	30,000	30,000
Convertible Note #59	10,000	10,000
Notes payable, principal	$40,000	$40,000
Total notes payable, net of discount	$30,000	$30,000
Total notes payable, net of discount - in default	$10,000	$10,000

Convertible Note #2

On March 19, 2012, the Company received $30,000 cash from the issuance of a convertible promissory note in the amount of $30,000. The promissory note is unsecured, interest free and repayable upon demand.

The note may be converted at the option of the holder into Common stock of the Company. The fixed conversion price is $0.01 per share. Accordingly the note may be converted into 3,000,000 common shares of the Company.

F-31

The Company determined that this Promissory note should be accounted for in accordance with FASB ASC 470-20 which addresses “Accounting for Convertible Securities with Beneficial Conversion Features”. The beneficial conversion feature is calculated at its intrinsic value (that is, the difference between the conversion price $0.01 and the fair value of the common stock into which the debt is convertible at the commitment date (per share being $0.08), multiplied by the number of shares into which the debt is convertible. The valuation of the beneficial conversion feature recorded cannot be greater than the face value of the note issued. As of January 31, 2020, debt discount balance $0 was recorded.

On August 1, 2019, the Company, Pursuant to Chapter 104 - Uniform Commercial Code—Original Articles, NRS 104.3603 - Tender of payment. NV Rev Stat § 104.3603 (2013) and other applicable law, issued a Notice of Tender to Greenshoe by a registered letter. The Company is tendering payment in full of the currently outstanding balance of the Note, in the amount of $30,000. Such tender of payment by the Company to Greenshoe is in full discharge of the Company’s obligations under the Note #2. The registered letter has been returned to us as the registered address they provided is not available. The Company is now seeking legal opinions to address the liability.

As of January 31, 2020, principal of this note was $30,000 with no interests accrued.

Convertible Note #59

On July 31, 2015, the Company entered into a Convertible Promissory Note with Direct Capital Group, Inc. in the sum of $240,000. The promissory note is unsecured, bears interest at 8% per annum, and matures on January 31, 2016. Any principal amount not paid by the maturity date bears interest at 22% per annum.

On April 26, 2016, $50,000 was reassigned to Blackbridge Capital, LLC (“Blackbridge”). Blackbridge failed to meet terms of the Assignment and Assumption and were therefore in default of their obligations. The Company took legal advice regarding the breach of Blackbridge Capital LLC’s obligations. On the June 2, 2016, the Company’s legal counsel, wrote to Blackbridge Capital advising them of the breach and also that the Company had cancelled the remaining balance on the note. The Company recorded a gain on extinguishment of debt of $47,151.

On July 21, 2016, $25,000 was reassigned to Istvan Elek. At any time the note may be converted at the option of the holder into Common stock of the Company. The conversion price is 50% of the market price, where market price is defined as “the lowest closing price on any day with a fifteen day look back”.

On September 22, 2016, the Company entered into a Cancellation and Release Agreement with Direct Capital Group, Inc. (“Direct”). In terms of the Cancellation and Release Agreement, Direct agreed to cancel the convertible promissory note with the Company totaling $183,157. In consideration for the cancellation of the convertible promissory notes and in terms of the Asset Purchase Agreement dated February 22, 2016, the Company has agreed to transfer ownership of mining claims held in the Company’s name. It was also agreed by both the Company and Direct that Direct shall release all future claims to subsequent conversions of the Notes and the Company will have no further obligation to Direct under those Convertible Notes and Direct shall be forever barred from seeking further conversions or claiming obligations of the Company under the Convertible Notes. The Company recorded a gain on extinguishment of debt of $165,000 related to the agreement.

On August 1, 2019, the Company, Pursuant to Chapter 104 - Uniform Commercial Code—Original Articles, NRS 104.3603 - Tender of payment. NV Rev Stat § 104.3603 (2013) and other applicable law, issued a Notice of Tender to Istvan Elek by a registered letter. The Company is tendering payment in full of the currently outstanding balance of the Note, in the amount of $12,424. Such tender of payment by the Company to Istvan Elek is in full discharge of the Company’s obligations under the Note #59. The registered letter has been received by the counter party but the Company has not received any responses from Istvan Elek. The Company is now seeking legal opinions to address the liability.

As of January 31, 2020, the principal balance of this note was $10,000, and the interest accrued was $2,828.

F-32

Loans from Shareholders

During the year ended July 31, 2016 and, the Company received a loan of $1,000 from its officer to open a new bank account. As of January 31, 2020, the balance of the loan was $1,000. The loan from the officer is due on demand, unsecured with no interest.

Settlement Payable – Related Party

On March 1, 2016, the Company entered into a convertible promissory note with Luxor Capital, LLC in the amount of $2,374,712. The promissory note is unsecured, bears interest at 6% per annum, and matures on March 1, 2017.

Upon the holder’s option to convert becoming active, the Company recorded a debt discount and derivative liability of $1,662,243 being the fair value of the conversion feature which was determined using the Black-Scholes valuation model based on the stock price of $0.2985, exercise price of $0.4264, time to maturity of 1 year and expected volatility of 1557%. The debt discount is accreted to the statement of operations using the effective interest rate method over the term of the note or to the date of conversion, and the derivative liability is revalued at each reporting date to fair value. Any change in fair value is credited or charged to the statement of operations in the period.

On September 10, 2018, the Company entered into Settlement Agreement with Luxor Capital LLC (“Luxor”) whereby the parties agreed to release each other from any, and all liabilities relating to the Convertible Promissory Note. Pursuant to the Settlement Agreement, the Company agreed to pay out the remaining balance of the note totaling $649,414 by converting $209,414 into common stock at a conversion price of $0.15 per share, by making a payment of $150,000 and by entering into an interest free loan for the balance of $290,000, such loan to be repaid in two equal instalments of $145,000 on the September 10, 2019 and September 10, 2020. No discount was recorded for the settlement amount. On September 10, 2018, 1,396,094 shares of common stock were issued for the conversion of $209,414.

As of January 31, 2020, the principal balance of this note was $0. The principal amount of $290,000 was transferred to settlement payable due to this Settlement Agreement. The $145,000 settlement payable due on September 10, 2019 was in default. Although Luxor did not charge interest on its loan to the Company, it was treated as an in-kind contribution, as a result, an imputed interest expense of 6% was recorded.

Promissory Note Payable

On February 28, 2018, the Company entered into an Asset Purchase Agreement with Luxor Capital, LLC. Pursuant to the agreement the Company purchased certain Intellectual Property and Knowhow (the “GM2 Asset”). In exchange for the GM2 asset, the Company issued 4,166,667 shares of common stock valued at $187,500 based on a closing market price on the date of the agreement as well as an Earn Out Payment which states that the Company, on or before April 30, 2019, will issue a convertible note calculated at 50% of the revenues generated by the GM2 Asset system during the 12-month period of March 1, 2018 to February 28, 2019.

During the period ended July 31, 2018, the Company recorded a contingent liability of $1,055,312. By the end of February 28, 2019, a $90,873 fair value loss on contingent liability was recognized due to the adjustment on the estimate of the potential future Earn Out Payment.

Related to the Earn Out Payment, as of February 28, 2019, the Company recorded a contingent liability of $1,146,185 for the liability due to Luxor. On April 1, 2019, Luxor proposed a 10% discount on the payable amount, the Company agreed to issue a Promissory Note of $1,031,567 regarding the Asset Purchase Agreement, $114,618 of additional paid in capital was recorded for gain on extinguishment – related party. The note bears a 6% interest rate.

F-33

Pursuant to the Promissory Note, 20% of the total value shall be paid on signing the agreement, 40% of the total value shall be paid on October 1, 2019, and 40% of the total value including any accrued interest shall be paid on April 1, 2020. The late payment fee would be $500 per month.

For the six month period ended January 31, 2020, the Company paid $861,313 to Luxor, LLC. As of January 31, 2020, the balance of the principal of Promissory Note was $170,254; interest accrued was $39,013, and a late fee payable was $4,000. The total amount was $213,267.

NOTE 6 – DERIVATIVE LIABILITIES – NOTE CONVERSION FEATURE

Due to the conversion features contained in the convertible notes issued, the actual number of shares of common stock that would be required if a conversion of the notes as further described in Note 5 was made through the issuance of the Company’s common stock cannot be predicted, and the Company could be required to issue an amount of shares that may cause it to exceed its authorized share amount. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the notes and “marked to market” each reporting period through the income statement. The fair value of the conversion feature of the notes was recognized as a derivative liability instrument and will be measured at fair value at each reporting period.

For the six months ended January 31, 2020, there were no initial recognition of derivative liabilities. During the year ended July 31, 2019, the Company recorded derivative liabilities for embedded conversion features related to convertible notes payable of $3,300.

For the six months ended January 31, 2020, there were no unrealized gains or losses due to the re-measurement of derivative securities. The Company re-measured the fair value of the instruments as of July 31, 2019, and recorded an unrealized loss of $5,081.

For the six months ended January 31, 2020, the Company settled the derivative liability related to Istvan Elek’s convertible note, and there were no gains or losses on settlement of derivative liabilities. The Company recorded a gain on settlement of derivative liability of $5,311 as of July 31, 2019.

As of January 31, 2020 and July 31, 2019, the derivative liabilities associated with the note conversion features were $0 and $15,000, respectively.

These derivative liabilities have been measured in accordance with fair value measurements, as defined by ASC 820. The valuation assumptions are classified within Level 1 and Level 2 inputs. The following table represents the Company’s derivative liability activity for the embedded conversion features discussed above:

	January 31, 2020	July 31, 2019
Balance, beginning of period	$15,000	$11,930
Initial recognition of derivative liability	-	3,300
Market-to-Market adjustment to fair value	-	5,081
Gain on settlement agreement	-	(5,311)
Settlement of derivative liability	(15,000)	-
Balance, end of period	$-	$15,000

NOTE 7 – RELATED PARTY TRANSACTIONS

All related party transactions have been recorded at the exchange value which was the amount of consideration established and agreed to by the related parties.

F-34

Luxor Capital, LLC

On February 22, 2016, the Company entered into an Asset Purchase Agreement with Luxor Capital, LLC, which is wholly-owned by Anthony Brian Goodman, CEO of the Company. The Company purchased a Certain Gaming IP, along with the “know how” of that Gaming IP from Luxor. Pursuant to the Asset Purchase Agreement, 11,112 shares of common stock have been issued to Luxor Capital, LLC and its designed party.

On March 1 2016, the Company issued a convertible promissory note to Luxor. The Company promised to pay to Luxor the principal amount of $2,874,712 together with any accrued interest at a rate of 6%.

On September 10, 2018, the Company entered into a Settlement Agreement and Mutual General Release Agreement (the “Settlement Agreement”) with Luxor to release all liabilities relating to the Convertible Note issued on March 1, 2016 (the “Note”), the Company agreed to pay out the remaining balance totalling $649,414 by converting $209,414 into common stock at a conversion price $0.15, and a payment of $150,000, and by entering into an interest free loan for the remaining balance of $290,000.

As of January 31, 2020, the interest free loan consisted of the settlement payable of $290,000. Although Luxor did not charge interest on this loan, the imputed interest was still recorded.

On February 28, 2018, the Company entered into an Asset Purchase Agreement with Luxor to acquire certain Intellectual Property and Know-how ( the “GM2Asset), the aggregate purchase price was 4,166,667 shares of common stock valued at $187,500 on the date of issuance and an Earn Out Payment calculated at 50% of the revenues generated by GM2 during the 12-month period from March 1, 2018 to February 28, 2019. On April 1, 2019, $1,146,185 contingent liability related to the Earn Out Payment was recognized. The GM2 Asset is expected to lead to new clients and incremental revenues by allowing the Company to offer unique IP to Gaming Clientele.

On April 1, 2019, the Company issued a Promissory Note in terms of the Asset Purchase Agreement with Luxor entered on February 28, 2018. Luxor has proposed a 10% discount to the amount of the Promissory Note. The note bears 6% interest rate.

As of January 31, 2020, the balance of the principal of Promissory Note was $170,254; interest accrued was $39,013, and a late fee payable was $4,000. The total amount was $213,267.

Anthony Brian Goodman

On February 22, 2016, the Company entered into a Consulting Service Agreement with its Chief Executive Officer, Anthony Brian Goodman. Pursuant to the Agreement, the consulting fee could be settled in shares. On December 12, 2017, the Company issued 518,538 shares of common stock to settle account payable of $30,000 to Mr. Goodman. On June 18, 2018, the Company issued 166,667 shares of common stock to settle account payable of $30,000 to Mr. Goodman. As of January 31, 2020, the Company has a $160,889 payable to Mr. Goodman.

On January 3, 2018, the Company approved a stock option plan: the 2018 Equity Incentive Plan. In terms of this plan, on January 3, 2018 and September 19, 2019, the Company issued share options to Brian Goodman. More details of the options are covered in Note 8 Equity.

Weiting Feng

On February 22, 2016, the Company entered into a Consulting Service Agreement with its Chief Financial Officer, Weiting Feng. Pursuant to the Agreement, the consulting fee could be settled in shares. On December 12, 2017, the Company issued 518,538 shares of common stock to settle an account payable of $30,000 to Ms, Feng. On June 18, 2018, the Company issued 166,667 shares of common stock to settle an account payable of $30,000 to Ms. Feng. As of January 31, 2020, the Company has a $186,510 payable to Ms. Feng.

F-35

On January 3, 2018, the Company approved a stock option plan: the 2018 Equity Incentive Plan. In terms of this plan, on January 3, 2018 and September 16, 2019, the Company issued share options to Weiting Feng. More details of the options are covered in Note 8 Equity

Articulate Pty Ltd

On April 1, 2016, the Company entered into a Services Agreement with Articulate Pty Ltd, which is wholly-owned by Anthony Brian Goodman, CEO of the Company, for consulting services. Pursuant to the agreement Articulate would receive $4,500 per month for services rendered and reimbursement of office expenses from the Company. On January 1, 2018, the Company amended the Back Office Agreement, in which Articulate discontinued providing services, however the term of the Back Office Agreement will continue for a further 12 months with regard to further co-operation.

On December 1, 2018, the Company entered into an Amendment to Back Office Agreement with Articulate Pty Ltd. The Company shall increase the contribution from $2,300 per month to $5,500 per month.

On August 1, 2019, the Company entered into a Second Amendment to Back Office Agreement with Articulate Pty Ltd. The Parties have conducted discussions with regard to GMGI’s contribution. Based on the increased utilisation of office space, increased use of utilities, and accounting resources, the Parties have agreed to increase the contribution from $5,500 per month to $11,000 per month.

For the six months ended January 31, 2020, general and administrative expense related to the back office service was $66,000. As of January 31, 2020, the Company has $313,283 payable to Articulate Pty Ltd.

On March 1, 2018, the Company entered into a License Agreement with Articulate, in which Articulate received a license from the Company to use GM2 Asset technology, and would pay the Company a usage fee calculated as a certain percentage of the monthly content and software usage within the GM2 Assent system.

From July 1, 2018, the Company provided system for usage in additional currency, a lower usage fee scale was agreed in an Addendum for the additional market.

During the six months ended January 31, 2020, revenue form Articulate was $1,087,816. As of January 31, 2020, the Company had $1,058,874 accounts receivable from Articulate.

Globaltech Software Services LLC

On June 1, 2016, the Company entered a distribution usage rights agreement with Globaltech Software Services LLC. (“Globaltech”), a company in which Anthony Brian Goodman, the Chief Executive Officer, has an interest. The Company agreed to provide certain proprietary technology in the form of a Credit Management system, Gaming system and other Marketing and Gaming Technology. This agreement not only brings operating revenue to the Company, but also solidifies the Company’s expertise in the gaming market.

On December 1, 2018, the Company entered into a Cancellation of Distribution Usage Rights Agreement with Globaltech. The parties have agreed to suspend minimum monthly charge from December 1, 2018 and work together to enter into a Co-operation agreement in coming months.

During the six months ended January 31, 2020, revenue from Globaltech was $0. As of January 31, 2020, the Company recorded an allowance for the accounts receivable from Globaltech in total of $10,839. The net accounts receivable from Globaltech was $0.

The Company authorized the creation of 20,000,000 shares of it $0.00001 par value preferred stock.

F-36

On August 10, 2015, the Company’s Board of Directors authorized the creation of 1,000 shares of Series B Voting Preferred Stock. The holder of the shares of the Series B Voting Preferred Stock has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series B Voting Preferred Stock is equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

On August 10, 2015, the Company filed a Certificate of Designation with the Nevada Secretary of State creating the 1,000 shares of Series B Voting Preferred Stock.

On August 14, 2015, the Company issued 1,000 shares of Series B Voting Preferred Stock to Santa Rosa Resources, representing 100% of the total issued and outstanding shares of the Company’s Series B Voting Preferred Stock.

On April 3, 2016, the Company cancelled 1,000 shares of Series B Voting Preferred Stock to Santa Rosa Resources and a new certificate issued in the name of Luxor Capital LLC in the amount of 1,000 Series B shares.

As of January 31, 2020, 19,999,000 Series A preferred shares and 1,000 Series B preferred shares of par value $0.00001 were authorized, of which 0 Series A shares were issued and outstanding, 1,000 Series B shares were issued and outstanding.

Common Stock

The Company authorized the creation of 40,000,000 shares of its $0.00001 par value common stock.

During the six months ended January 31, 2020, there was no issuance of shares.

During the year ended July 31, 2019, the following shares were issued:

(a) On September 10, 2018, the Company issued 1,396,094 shares of common stock for the conversion of notes payable held by Luxor of $209,414. No gain or loss was recorded on the conversion due to the conversion being made within the terms of the original note agreement.

(b) On October 1, 2018, the Company issued 20,000 shares of common stock to Joshua Ramsdell for services, in regarding to the Consulting Services Agreement entered on June 7, 2018. The shares have been recorded at their market value of $2,100. Total number of shares issued to Joshua Ramsdell per agreement was 40,000. 20,000 shares have been issued during last year and have been recorded at the market value of $3,000.

(c) On April 1, 2019, the Company issued 66,667 shares of common stock to James Caplan for services, in regarding to the 2nd Amendment to Corporate Communications and Investor Relations Program entered on April 1, 2019. The shares have been recorded at their market value of $28,000.

As of January 31, 2020, 40,000,000 common shares of par value $0.00001 were authorized, of which 18,968,792 shares were issued and outstanding.

As of July 31, 2019, 40,000,000 common shares of par value $0.00001 were authorized, of which 18,968,792 shares were issued and outstanding.

Stock Option Plan

On January 3, 2018, the Company approved a stock option plan: the 2018 Equity Incentive Plan. The fair value of stock option was measured using the Black-Scholes option pricing model. The Black-Scholes valuation model takes into consideration the share price of the Company, the exercise price of the option, the amount of time before the option expires, and the volatility of share price. The compensation expense will be charged to operations through the vesting period. The amount of cost will be calculated based on the new accounting standard ASU 2018-07.

F-37

(a) External Consultants:

On January 3, 2018, the Company granted stock options to 9 external consultants, each of them was granted to purchase 200,000 shares of common stock of the Company at an exercise price of $0.06 with a vesting period of three years, vesting 33% each anniversary for three years. The expiration date will be June 30, 2021. The fair value of each consultant’s option was $11,877 on the grant date based on the share price of $0.06 on the granting date, exercise price of $0.06, time to maturity of 3.5 years, and stock price volatility of 273%. During the financial year 2018, two of the consultants have resigned, and their options were forfeited. During the financial year 2019, another two of the consultants have resigned, but one third of their options were vested. As of January 31, 2020, 666,667 options above were vested. Except for the forfeited options, the fair value of the stock options above was $71,260 in total on the grant date.

On March 15, 2018, the Company granted stock options to an external consultant, James Young. The consultant was granted to purchase 1,400,000 shares of common stock of the Company at an exercise price of $0.06 with a vesting period of three years, vesting 33% each anniversary for three years. The expiration date will be June 30, 2021. The fair value of the option was $41,209 on the grant date based on the share price of $0.03 on the granting date, exercise price of $0.06, time to maturity of 3.5 years, and stock volatility of 263%. As of January 31, 2020, 933,334 options were vested.

On May 8, 2018, the Company granted stock options to an external consultant, Siu Kei Ho. The consultant was granted to purchase 500,000 shares of common stock of the Company at an exercise price of $0.06 per share with a vesting period of three years. The expiration date will be June 30, 2021. Since the consultant did not perform services as anticipated and specified in the consulting agreement, on May 8, 2019, the Company terminated the consulting agreement and all compensation specified in the agreement with Siu Kei Ho.

On August 3, 2018, the Company granted stock options to an external consultant, Hongfei Zhang. The consultant was granted options to purchase 200,000 shares of common stock of the Company at exercise price of $0.12 with vesting period of three years, vesting 33% each anniversary for three years. The expiration date will be June 30, 2021. The fair value of the stock options was $22,056 on the grant date based on the share price of $0.12 on the grant date, exercise price of $0.12, time to maturity of 3.5 years, and stock volatility of 345%. As of January 31, 2020, 66,667 options were vested.

On November 28, 2018, the Company granted stock options to an external consultant, Su He. The consultant was granted options to purchase 200,000 shares of common stock of the Company at exercise price of $0.165 with vesting period of three years, vesting 33% each anniversary for three years. The expiration date will be May 29, 2022. The fair value of the stock options was $29,869 on the grant date based on the share price of $0.165 on the grant date, exercise price of $0.165, time to maturity of 3.5 years, and stock volatility of 329%. As of January 31, 2020, 66,667 options were vested.

On April 9, 2019, the Company entered into a Consultant Agreement and granted stock options to an external consultant, Marc Mcalister. The consultant was granted options to purchase 100,000 shares of common stock of the Company at an exercise price of $0.33 with vesting period of half year, vesting 100% on October 9, 2019. The expiration date will be April 9, 2020. The fair value of the stock options was $16,820 on the grant date based on the share price of $0.33 on the grant date, exercise price of $0.33, time to maturity of 1 year, and stock volatility of 136%. As of January 31, 2020, 100,000 options were vested.

On April 9, 2019, the Company entered a Consultant Agreement and granted stock options to an external consultant, Michael Davies. The consultant was granted options to purchase 53,334 shares of common stock of the Company at an exercise price of $0.33 with a vesting period of half year, vesting 100% on October 9, 2019. The expiration date will be April 9, 2020. The fair value of the stock options was $8,971 on the grant date based on the share price of $0.33 on the grant date, exercise price of $0.33, time to maturity of 1 year, and stock volatility of 136%. As of January 31, 2020, 53,334 options were vested.

On June 11, 2019, the Company granted stock options to an external consultant, Zhe Yan. The consultant was granted options to purchase 200,000 shares of common stock of the Company at exercise price of $0.48 with vesting period of three years, vesting 33% each anniversary for three years. The expiration date will be December 11, 2022. The fair value of the stock options was $75,312 on the grant date based on the share price of $0.48 on the grant date, exercise price of $0.48, time to maturity of 3.5 years, and stock volatility of 244%. As of January 31, 2020, none of the options were vested.

F-38

On June 11, 2019, the Company granted stock options to an external consultant, Yukun Qiu. The consultant was granted options to purchase 200,000 shares of common stock of the Company at exercise price of $0.48 with vesting period of three years, vesting 33% each anniversary for three years. The expiration date will be December 11, 2022. The fair value of the stock options was $75,312 on the grant date based on the share price of $0.48 on the grant date, exercise price of $0.48, time to maturity of 3.5 years, and stock volatility of 244%. As of January 31, 2020, none of the options were vested.

The cost of sales related to the options were $57,224 in total for the six months ended January 31, 2020 and $21,998 in total for the year ended July 31, 2019.

(b) Directors:

The Company granted stock options to its Chief Financial Officer to purchase 1,400,000 shares of common stock of the Company at an exercise price of $0.06 with a vesting period of one and a half years, vesting 33% each half year. The fair value of the stock option was $69,615 on August 1, 2018 based on the share price of $0.06, exercise price of $0.06, time to maturity of 1 year, and stock volatility of 273%. As of January 31, 2020, the options were fully vested. On September 16, 2019, the Company passed a board resolution to extend the expiration date from December 30, 2019 to June 30, 2020. On January 20, 2020, the Company passed a board resolution to extend the expiration date by another 12 months, and the expiration date was extended to June 30, 2021. The Company recorded an additional $1,337 amortization expense due to the exercise period being extended.

The Company granted stock options to its Chief Executive Officer to purchase 5,400,000 shares of common stock of the Company at an exercise price of $0.066 with a vesting period of one and a half years, vesting 33% each half year for one and a half years. The fair value of the stock option was $265,821 on August 1, 2018 based on the share price of $0.06, exercise price of $0.066, time to maturity of 1 year, and stock volatility of 273%. As of January 31, 2020, the options were fully vested. On September 16, 2019, the Company passed a board resolution to extend the expiration date from December 30, 2019 to June 30, 2020. On January 20, 2020, the Company passed a board resolution to extend the expiration date by another 12 months, and the expiration date was extended to June 30, 2021. The Company recorded an additional $5,740 amortization expense due to the exercise period being extended.

On September 19, 2019, the Company granted stock options to its Chief Financial Officer to purchase 700,000 shares of common stock of the Company at an exercise price of $0.825 with a vesting period of one and a half years, vesting 33% each half year. The fair value of the stock option was $332,446 on September 19, 2019 based on the share price of $0.825, exercise price of $0.825, time to maturity of 2 years, and stock volatility of 111%. As of January 31, 2020, none of the options were vested.

On September 19, 2019, the Company granted stock options to its Chief Executive Officer to purchase 2,700,000 shares of common stock of the Company at an exercise price of $0.9075 with a vesting period of one and a half years, vesting 33% each half year. The fair value of the stock option was $1,236,381 on September 19, 2019 based on the share price of $0.9075, exercise price of $0.9075, time to maturity of 2 years, and stock volatility of 111%. As of January 31, 2020, none of the options were vested.

As of January 31, 2020, 6,800,000 stock options granted to directors were vested; $392,101 amortization expense was recorded related to the director’s options for the six months ended January 31, 2020 and $206,842 amortization expense was recorded for the year ended July 31, 2019.

F-39

NOTE 9 – INCOME TAXES

The U.S. corporate income tax rate was reduced to 21% as a result of the Tax Cuts and Jobs Act (TCJA). A reconciliation of income tax expense to the amount computed at the statutory rates is as follows:

	January 31, 2020	July 31, 2019	July 31, 2018
Operating loss (profit) for the periods ended	$(966,774)	$(1,769,908)	$1,318,373
Average statutory tax rate	21%	21%	34%
Deferred tax asset (liability) attributable to net operating loss carry-forwards	$(203,023)	$(371,681)	$448,247

Significant components of the Company’s deferred tax assets and liabilities as of January 31, 2020, July 31, 2019 and 2018 after applying enacted corporate income tax rates, are as follows:

	January 31, 2020	July 31, 2019	July 31, 2018
Deferred tax asset (liability) attributable to net operating loss carry-forwards	$(203,023)	$(371,681)	$448,247
Less: valuation allowance	$(1,628,262)	$(1,999,943)	$(2,789,756)
Tax benefit	$1,425,240	$1,628,262	$3,238,003
Valuation allowance	$(1,425,240)	$(1,628,262)	$(3,238,003)
Net deferred income tax assets	$-	$-	$-

The Company has net operating losses carried forward of approximately $6,786,856 for tax purposes which may be recognized in future periods, not to exceed 20 years.

NOTE 10 – CONCENTRATIONS

At the present time, we are dependent on a small number of direct customers for most of our business, revenue and results of operations. The Company’s major revenues for the six months ended January 31, 2020 were from two customers, Articulate Pty Ltd and Red Label Technology Pty Ltd.

For the six months ended January 31, 2020, the aggregate amount of revenues from the two customers were $1,758,599. Articulate Pty Ltd accounted for 62% and Red Label Technology Pty Ltd. accounted for 38%.

As of January 31, 2020, the net amount of accounts receivable from the two customers were $1,850,214. Articulate Pty Ltd accounted for 57% and Red Label Technology Pty Ltd. accounted for 43%.

For the six months period ended January 31, 2020, the total cash received from Articulate Pty Ltd was $1,017,500 and accounted for 88% of total cash received from customers.

The Company maintains strong relationships with these two customers and expects to engage with additional customers in the coming period.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

None.

NOTE 12 – SUBSEQUENT EVENTS

On March 20, 2020, the Company entered into an Addendum to Corporate Communication and Investor Relations Program (the “Addendum to Agreement”) with James Caplan, d/b/a Marker Maker. Pursuant to the Agreement, the Company shall issue 66,667 shares of common stock in lieu of services rendered by James Caplan. The shares were valued at $37,000. On May 6, 2020, the shares were issued.

F-40

On May 12, 2020, the Board of Directors approved a change in the Company’s fiscal year from July 31 to January 31, effectively immediately. As a result of this change, the Company would file a Transition Report on Form 10-KT for the six months period ended January 31, 2020.

Note 13 – COMPARABLE YEAR INFORMATION (UNAUDITED)

The Company’s statement of operations was as follows for the six months ended January 31, 2019:

January 31, 2019

Revenues	$2,752
Revenues-related party	1,349,485
Cost of goods sold	(138,502)
Gross profit	1,213,735

Costs and expenses:
G&A expense	133,376
G&A expense- related party	88,240
Compensation expense - Acquisition cost – related party	84,082
Professional fees	30,068
Amortization expenses	114,180
Bad debt expense	-
Total operating expenses	449,946
Gain from operations	763,789

Other income (expense):
Interest expense	(7,994)
Interest earned	-
Gain (loss) on extinguishment of debt	(106)
Gain (loss) on derivative liability	(1,899)
Total other income (expense)	(9,999)
Net income	$753,790

Net earnings per common share – basic	$0.04
Net earnings per common share diluted	$0.04
Weighted average number of common shares outstanding – basic	18,584,300
Weighted average number of common shares outstanding –diluted	18,670,994

F-41

Golden Matrix Group, Inc.

SHARES OF COMMON STOCK

__________________________________

PROSPECTUS

__________________________________

KINGSWOOD CAPITAL MARKETS

division of Benchmark Investments, Inc.

                         , 2021

Through and including                             , 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance And Distribution.

The following table sets forth an estimate of the registrant’s expenses, other than any sales commissions or discounts, in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$1,091
FINRA Filing Fee	5,000	*
Accounting fees and expenses	7,000	*
Printing and engraving expenses	12,000	*
Legal fees and expenses	85,000	*
NASDAQ listing and filing fees	75,000	*
Transfer agent and registrar fees	10,000	*
Miscellaneous	5,000	*
Total	$200,091

*	Indicates expenses that have been estimated for filing purposes only.

Item 14. Indemnification of Directors and Officers.

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws (“Bylaws”), provide that we shall indemnify our directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes; and, provided, further, that we are not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Nevada Revised Statutes or (iv) such indemnification is required to be made the terms of the Bylaws. We also have power to indemnify our employees and other agents as set forth in the Nevada Revised Statutes.

Our Bylaws also provide that we are required to advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws or otherwise.

99

Neither our Bylaws nor our Articles of Incorporation, as amended, include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

On February 28, 2018, the Company sold, 4,166,667 shares of the Company’s common stock, and issued a convertible promissory note to Luxor in consideration for the GM2 Asset.

During the year ended July 31, 2018, the Company issued 685,205 shares of common stock to settle accounts payable of $60,000 with Mr. Brian Goodman.

During the year ended July 31, 2018, the Company issued 685,205 shares of common stock to settle accounts payable of $60,000 with Ms. Weiting ‘Cathy’ Feng.

During the year ended July 31, 2018, the Company issued 2,000,000 shares of common stock for subscription agreements.

During the year ended July 31, 2018, the Company issued 4,533,333 shares of common stock for services.

During the year ended July 31, 2018, the Company issued 208,386 shares of common stock for settlement agreement with convertible note holder.

 During the year ended July 31, 2018, the Company issued 8,433,257 common shares of common stock for the conversion of notes.

On September 10, 2018, the Company entered into a Settlement Agreement with Luxor Capital, LLC whereby the parties agreed to release each other from any, and all liabilities relating to the Convertible Promissory Note issued by the Company in favor of Luxor which was dated March 1, 2016 (the “Note”) and in the original principal amount of $2,874,712. Pursuant to the Settlement Agreement 1,396,094 shares were issued for conversion of $209,414 on September 10, 2018.

During the year ended July 31, 2019, the Company issued 86,667 shares of common stock for services.

During the year ended July 31, 2019, the Company issued 1,396,093 shares of common stock for the settlement of convertible notes.

On August 4, 2020, a consultant exercised 133,334 options to purchase shares of common stock in a cashless exercise pursuant to which 1,952 shares were surrendered to the Company to pay for the aggregate exercise price of the options and 131,382 shares were issued.

On September 1, 2020, options to purchase 933,334 shares of common stock were exercised in a cashless exercise by a consultant pursuant to which 9,257 shares were surrendered to the Company to pay for the aggregate exercise price of the options, and 924,077 shares were issued.

100

 On September 1, 2020, a consultant exercised options to purchase 66,667 shares of common stock in a cashless exercise pursuant to which 5,290 shares were surrendered to the Company to pay for the aggregate exercise price of the options and 61,377 shares were issued.

 On September 17, 2020, a consultant exercised options to purchase 66,667 shares of common stock in a cashless exercise pursuant to which 6,200 shares were surrendered to the Company to pay for the aggregate exercise price of the options and 60,467 shares were issued.

 On November 4, 2020, a consultant exercised options to purchase 133,334 shares of common stock for cash, pursuant to which $8,000 aggregate exercise price of the options was paid to the Company and 133,334 shares were issued.

On November 9, 2020, a consultant exercised options to purchase 133,334 shares of common stock in a cashless exercise pursuant to which 1,318 shares were surrendered to the Company to pay for the aggregate exercise price of the options and 132,016 shares were issued.

On November 16, 2020, a consultant exercised options to purchase 133,334 shares of common stock in a cashless exercise pursuant to which 1,276 shares were surrendered to the Company to pay for the aggregate exercise price of the options and 132,058 shares were issued.

On November 16, 2020, a consultant exercised options to purchase 66,667 shares of common stock in a cashless exercise pursuant to which 5,104 shares were surrendered to the Company to pay for the aggregated exercise price of the options and 61,563 shares were issued.

On November 29, 2020, a consultant exercised options to purchase 133,334 shares of common stock in a cashless exercise pursuant to which 3,099 shares were surrendered to the Company to pay for the aggregated exercise price of the options and 130,235 shares were issued.

On August 20, 2020, the Company sold, to eleven accredited investors, an aggregate of 527,029 units, with each unit consisting of one share of restricted common stock and one warrant to purchase one share of common stock, at a price of $3.40 per unit. The units were sold pursuant to the Company’s entry into subscription agreements with each investor. The subscription agreements provide the investors customary piggyback registration rights (for both the shares and the shares of common stock underlying the warrants) which remain in place for the lesser of one year following the closing of the offering and the date that the applicable investor is eligible to sell the applicable securities under Rule 144 of the Securities Act. Such piggyback registration rights agreements also provided that the Company is not required to register securities in a registration statement relating solely to an offering by the Company of securities for its own account if the managing underwriter or placement agent have advised the Company in writing that the inclusion of such securities would have a material adverse effect upon the ability of the Company to sell securities for its own account, and the underwriter of this offering has advised the Company in writing as to the preceeding in connection with this offering. As such, the Company is under no obligation to register such shares in the prospectus which forms a part of this registration statement.

The warrants had an exercise price of $4.10 per share (and no cashless exercise rights), and were exercisable until the earlier of (a) August 20, 2022, and (b) the 30th day after the Company provided the holder of the warrants notice that the closing sales price of the Company’s common stock has closed at or above $6.80 per share for a period of ten consecutive trading days.

From November 23, 2020, to December 7, 2020 (ten consecutive trading days), the closing sales price of the Company’s common stock closed at or above $6.80 per share, and on December 8, 2020, the Company provided notice to the holders of the warrants that they had until January 7, 2021 to exercise such warrants, or such warrants would expire pursuant to their terms. From December 9, 2020, to January 7, 2021, ten holders of warrants to purchase an aggregate of 409,029 shares of the Company’s common stock exercised such warrants and paid an aggregate exercise price of $1,676,992 to the Company. In connection with such exercises the Company issued such warrant holders an aggregate of 409,029 shares of restricted common stock.

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Separately, effective on January 7, 2021, the Board of Directors of the Company agreed to extend the expiration date of warrants to purchase 118,000 shares of common stock, which would have otherwise extended on January 7, 2021, pursuant to the terms of the warrants, to February 8, 2021, which warrants expired unexercised.

On January 20, 2021, the Company sold an aggregate of 1,000,000 units to one investor, with each unit consisting of one share of restricted common stock and one warrant to purchase one share of common stock (the “Warrants” and the agreements evidencing such Warrants, the “Warrant Agreements”), at a price of $5.00 per unit. In total the Company raised $5,000,000 pursuant to the private offering of the units. The units were sold pursuant to the entry into a subscription agreement with the investor (the “Subscription Agreement”). The Subscription Agreement provided the investor customary piggyback registration rights (for both the shares and the shares of common stock underlying the Warrants) which remain in place for the lesser of one year following the closing of the offering and the date that the investor is eligible to sell the applicable securities under Rule 144 of the Securities Act. Such piggyback registration rights agreements also provided that the Company is not required to register securities in a registration statement relating solely to an offering by the Company of securities for its own account if the managing underwriter or placement agent have advised the Company in writing that the inclusion of such securities would have a material adverse effect upon the ability of the Company to sell securities for its own account, and the underwriter of this offering has advised the Company in writing as to the preceeding in connection with this offering. As such, the Company is under no obligation to register such shares in the prospectus which forms a part of this registration statement.

The Warrants have an exercise price of $6.00 per share (and no cashless exercise rights), and are exercisable until the earlier of (a) January 14, 2023, and (b) the 30th day after the Company provides the holder of the Warrants notice that the closing sales price of the Company’s common stock has closed at or above $10.00 per share for a period of ten consecutive trading days. The Warrants include a beneficial ownership limitation, which limits the exercise of the Warrants held by the investor in the event that upon exercise such investor (and any related parties of such investor) would hold more than 4.999% of the Company’s outstanding shares of common stock (which percentage may be increased to 9.999% with at least 61 days prior written notice to the Company from the investor). If the Warrants which were granted in connection with the offering were exercised in full, a maximum of 1,000,000 shares of common stock would be issuable upon exercise thereof.

* * * * * * *

The use of proceeds associated with the above listed sales of unregistered securities was for general working capital purposes.

The issuances and grants described above, except as otherwise disclosed, were exempt from registration pursuant to Section 4(a)(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; (c) were non U.S. persons; and/or (d) were officers or directors of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The conversion of notes described above and cashless exercises of warrants were exempt pursuant to Section 3(a)(9) of the Securities Act, as no commission or other remuneration was paid or given directly or indirectly for soliciting the exchanges and the Company did not receive any compensation for the issuance of the shares of common stock in connection with such conversions/exercises.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statements or, as indicated, incorporated herein by reference.

			Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed/ Furnished Herewith	Form	Exhibit	Filing Date/Period End Date	File Number
1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation Since Formation		10-KT/A	3.1	10/28/2020	000-54840
3.2	Certificate of Designation of Series B Voting Preferred Stock filed with the Nevada Secretary of State on August 10, 2015		10-KT/A	3.2	10/28/2020	000-54840
3.3	Certificate of Correction (correcting Certificate of Change filed with the Secretary of State of Nevada on April 27, 2020) filed with the Secretary of State of Nevada on October 26, 2020		8-K	3.2	10/28/2020	000-54840
3.4	Bylaws of the Company		S-1	3.2	10/7/2008	333-153881
4.1	Description of Securities of the Registrant		10-KT/A	4.1	10/28/2020	000-54840
5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered
10.1	Asset Purchase Agreement, by and between Golden Matrix Group, Inc. and Luxor Capital LLC, dated February 28, 2018		8-K	10.1	3/2/2018	000-54840
10.2	License Agreement, by and between Golden Matrix Group, Inc. and Articulate Pty. Ltd., dated March 1, 2018		8-K	10.2	3/2/2018	000-54840
10.3	Promissory Note between Golden Matrix Group, Inc. and Luxor Capital, LLC, dated April 1 ,2019		10-KT/A	10.3	10/28/2020	000-54840
10.4	License Agreement between Golden Matrix Group, Inc. and Red Label Technology Pte Ltd. dated July 1, 2018		10-KT/A	10.4	10/28/2020	000-54840
10.5	Cancellation of Distribution Usage Rights Agreement between Golden Matrix Group, Inc. and Globaltech Software Services, Inc. dated June 1, 2016		10-KT/A	10.5	10/28/2020	000-54840
10.6	April 1, 2016, Back Office/Service Provider Agreement between Golden Matrix Group, Inc. and Articulate Pty Ltd		10-KT/A	10.6	10/28/2020	000-54840
10.7	January 1, 2018 Addendum to April 1, 2016, Back Office/Service Provider Agreement between Golden Matrix Group, Inc. and Articulate Pty Ltd		10-KT/A	10.7	10/28/2020	000-54840
10.8	December 1, 2018 Amendment to April 1, 2016, Back Office/Service Provider Agreement between Golden Matrix Group, Inc. and Articulate Pty Ltd		10-KT/A	10.8	10/28/2020	000-54840
10.9	August 1, 2019 Second Amendment to April 1, 2016, Back Office/Service Provider Agreement between Golden Matrix Group, Inc. and Articulate Pty Ltd		10-KT/A	10.9	10/28/2020	000-54840
10.10	November 1, 2019 Second Addendum to April 1, 2016, Back Office/Service Provider Agreement between Golden Matrix Group, Inc. and Articulate Pty Ltd		10-KT/A	10.10	10/28/2020	000-54840

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10.11***	Consulting Services Agreement dated February 22, 2016, between the Company and Brian Anthony Goodman		10-KT/A	10.11	10/28/2020	000-54840
10.12***	Consulting Services Agreement dated February 22, 2016, between the Company and Weiting Feng		10-KT/A	10.12	10/28/2020	000-54840
10.13***	Golden Matrix Group, Inc. 2018 Equity Incentive Plan		10.1	S-8	10/15/2019	333-234192
10.14	Form of Subscription Agreement (August 2020 Private Offering)		8-K	10.1	8/27/2020	000-54840
10.15	Form of Common Stock Purchase Warrant (August 2020 Private Offering)		8-K	10.2	8/27/2020	000-54840
10.16***	Employment Agreement between Golden Matrix Group, Inc. and Anthony Brian Goodman dated October 26, 2020		8-K	10.1	10/28/2020	000-54840
10.17***	Employment Agreement between Golden Matrix Group, Inc. and Weiting Feng dated October 26, 2020		8-K	10.2	10/28/2020	000-54840
10.18#	Sportsbook Software Licence and Services Agreement dated October 21, 2020 (and effective October 28, 2020), by and between Golden Matrix Group, Inc. and Amelco UK Limited		8-K	10.1	11/2/2020	000-54840
10.19	Distribution Agreement effective November 18, 2020, by and between Golden Matrix Group, Inc. and Playtech Software Limited		8-K	10.1	11/23/2020	000-54840
10.20	October 31, 2020, Memorandum between Golden Matrix Group, Inc. and Articulate Pty Ltd		10-Q	10.21	12/11/2020	000-54840
10.21	Share Purchase Agreement effective December 22, 2020, by and between Golden Matrix Group, Inc. and Global Technology Group Pty Ltd		8-K	10.1	12/28/2020	000-54840
10.22	Form of Subscription Agreement (January 2021 Private Offering)		8-K	10.1	1/26/2021	000-54840
10.23	Form of Common Stock Purchase Warrant (January 2021 Private Offering)		8-K	10.2	1/26/2021	000-54840
10.24	Asset Purchase Agreement effective March 1, 2021, by and between Golden Matrix Group, Inc. and Gamefish Global Pty Ltd		8-K	10.1	3/8/2021	000-54840
14.1	Code of Business Conduct and Ethics		8-K	14.1	10/28/2020	000-54840
23.1**	Consent of M&K CPAS, PLLC	X
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Audit Committee Charter		8-K	99.1	8/27/2020	000-54840
99.2	Compensation Committee Charter		8-K	99.2	8/27/2020	000-54840
99.3	Nominating and Corporate Governance Committee Charter		8-K	99.3	8/27/2020	000-54840

* To be filed by amendment.

** Filed herewith.

*** Indicates management contract or compensatory plan or arrangement.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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(b) Financial Statement Schedule.

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 19th day of March, 2021.

GOLDEN MATRIX GROUP, INC.

By:	/s/ Anthony Brian Goodman
Name:	Anthony Brian Goodman
Title:	President and Chief Executive Officer

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Anthony Brian Goodman, with full power of substitution, as his or her, true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Anthony Brian Goodman	President, Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors	March 19, 2021
Anthony Brian Goodman	(Principal Executive Officer, and Principal Financial and Accounting Officer)

/s/ Weiting ‘Cathy’ Feng	Chief Financial Officer and Director	March 19, 2021
Weiting ‘Cathy’ Feng

/s/ Thomas E. McChesney	Director	March 19, 2021
Thomas E. McChesney
/s/ Murray G. Smith	Director	March 19, 2021
Murray G. Smith

/s/ Aaron Richard Johnston	Director	March 19, 2021
Aaron Richard Johnston

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